Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

)
In re	)	Chapter 11 Case
)
MIRANT CORPORATION, et al.,	)	Case No. 03-46590 (DML)
	)	Jointly Administered
Debtors.	)
)

ORDER CONFIRMING THE AMENDED AND RESTATED SECOND
AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION
FOR MIRANT CORPORATION AND ITS AFFILIATED DEBTORS

Based on the Findings of Fact and Conclusions of Law in Support of the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and Its Affiliated Debtors by the Bankruptcy Court (the “Findings and Conclusions”) issued contemporaneously herewith, the Bankruptcy Court hereby orders, determines, and decrees as follows:

JURISDICTION

1.                                       The Bankruptcy Court has subject matter jurisdiction to confirm the Plan(1) pursuant to 28 U.S.C. §§ 157 and 1334.

2.                                       Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

3.                                       Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(A), (L), and (O).

(1)                                  Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, the Disclosure Statement, or the Findings and Conclusions, as applicable.

CONFIRMATION OF THE PLAN

4.                                       Pursuant to section 1127 of the Bankruptcy Code, the Modifications are approved, and pursuant to section 1129 of the Bankruptcy Code, the Plan(2) is hereby CONFIRMED. Each of the objections to the Plan not otherwise withdrawn, resolved or otherwise disposed of, is OVERRULED and denied.   All withdrawn objections are deemed withdrawn with prejudice.

5.                                       The following are hereby incorporated by reference into, and are an integral part of, the Confirmation Order: (a) the Findings and Conclusions, (b) the Plan, (c) the exhibits to the Plan, (d) the Plan Documents and (e) the Bankruptcy Court’s legal reasoning set forth in (i) the “Memorandum Opinion” dated May 24, 2005 [Docket No. 9880] relating to the motions of the (i) MAG Committee regarding the proposed classification and treatment of MAG Long-term Note Claims under the First Amended Plan of Reorganization and (ii) MAG Ad Hoc Committee regarding impairment of their respective claims, (ii) the “Memorandum Opinion” dated October 27, 2005 issued in Adversary Nos. 05-04219 [Docket No. 11] and 05-04221 [Docket No. 32] commenced against The Wilson Law Firm, P.C., and other defendants named therein, (iii) the Bankruptcy Court’s letter ruling dated June 30, 2005 [Docket No. 10393], as amended by the Bankruptcy Court’s letter dated July 26, 2005 [Docket No. 10723], (iv) the “Order Suspending Valuation Process” dated September 9, 2005 [Docket No. 11338] and (v) the Memorandum Opinion respecting valuation of even date herewith. The failure to reference any particular Plan Document, or any provision of a Plan Document or the Plan in the Confirmation Order will have no effect on the Bankruptcy Court’s approval and authorization of, or the validity, binding effect or enforceability of, the Plan and the Plan Documents in their entirety.

(2)                                  A true and correct copy of the Plan, incorporating the Modifications, is attached hereto as Exhibit “1” and, by this reference, incorporated herein for all purposes and titled, “Amended And Restated Second Amended Joint Chapter 11 Plan Of Reorganization For Mirant Corporation And Its Affiliated Debtors.”

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6.                                       The stay contemplated by Bankruptcy Rule 3020(e) shall terminate at 4:00 p.m. Central Standard Time on December 9, 2005.  Notwithstanding any otherwise applicable law, immediately upon the termination of such stay, but subject to the occurrence of the Effective Date, the terms of the Plan (including the exhibits thereto, the Plan Documents and all documents and agreements executed pursuant to the Plan) and the Confirmation Order shall be binding upon the Debtors, New Mirant and its Affiliates and all holders of Claims against and Equity Interests in the Debtors, whether or not impaired under the Plan, each Person acquiring property under the Plan, any other party in interest, any Person or Entity making an appearance in these Chapter 11 Cases and each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, managers, members, partners, agents, representatives, attorneys, beneficiaries or guardians.  To the extent that any provisions of the Confirmation Order may be inconsistent with the terms of the Plan or any Plan Documents, the terms of the Confirmation Order shall be binding and conclusive.  To the extent that any provision of any Plan Document may be in conflict with or inconsistent with any provision of the Plan, the terms of the Plan shall govern and be binding and conclusive.

RESOLUTION OF CERTAIN INTER-DEBTOR ISSUES

7.                                       The global settlement of Intercompany Claims and related matters set forth in the Plan, including, without limitation, Article II of the Plan, is approved in all respects.

8.                                       The treatment of guaranty claims provided in Section 2.2 of the Plan is fair and equitable and approved in its entirety.

9.                                       The treatment of Intercompany Claims and Equity Interests provided in Section 2.3 of the Plan is approved in its entirety.

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CLASSIFICATION AND TREATMENT

10.                                 All Claims and Equity Interests shall be, and hereby are, classified and treated as set forth in the Plan on a Debtor-by-Debtor basis.  The Plan’s classification scheme, including, without limitation, the separate classification of the MAG Long-term Note Claims in MAG Debtor Class 6 shall be, and hereby is, approved.

11.                                 The treatment of all Claims and Equity Interests as provided in the Plan and the Plan Documents, including, without limitation, the treatment of the MAG Long-term Note Claims (which does not impair the MAG Long-term Note Claims pursuant to section 1124 of the Bankruptcy Code or other applicable law) shall be, and hereby is, approved.  The MAG Long-term Note Claims are, as of the Effective Date, reinstated and not in default.  The New MAG Debt Covenants shall be, and hereby are, approved in all respects and the Debtors and the MAG Indenture Trustee are hereby authorized (without soliciting or obtaining the consent of the holders of the MAG Long-term Notes) to enter into a supplemental indenture to give effect to the New MAG Debt Covenants, whereupon they shall be enforceable by the MAG Indenture Trustee for the benefit of the holders of MAG Long-term Notes.  The New MAG Debt Covenants shall apply equally with all of the other rights and privileges under the MAG Indenture with respect to the MAG Long-term Notes, and the Indenture Trustee under the MAG Indenture, as of the Effective Date, shall have the full power to enforce the New MAG Debt Covenants with the same force and effect as all other provisions in the MAG Indenture.

12.                                 The global settlement described in Sections 17.24 and 8.19 of the Plan is hereby approved pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, and the Debtors are hereby authorized and directed to implement such global settlement.  In addition, the Debtors shall use commercially reasonable efforts to obtain a Standard & Poor’s

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rating and a Moody’s rating for each series of MAG Long-term Notes and the New MAG Holdco Notes (if issued).

ADMINISTRATIVE CLAIMS

13.                                 A holder of an Administrative Claim, other than (a) the DIP Claims, (b) a Fee Claim, (c) a liability incurred and payable in the ordinary course of business by a Debtor (and not disputed), or (d) an Administrative Claim that has been Allowed on or before the Effective Date or as part of the California Settlement, must file with the Bankruptcy Court and serve on the Debtors, any official committee appointed in the Chapter 11 Cases and the Office of the United States Trustee, notice of such Administrative Claim within forty (40) days after service of Notice of Confirmation. Such notice must include at a minimum (i) the name of the Debtor(s) which are purported to be liable for the Claim, (ii) the name of the holder of the Claim, (iii) the amount of the Claim, and (iv) the basis of the Claim. Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.  An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 6.2(a) of the Plan shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (A) the Effective Date, or (B) the date of service of the applicable notice of Administrative Claim complying with the requirements of the Confirmation Order and the Plan, or such later date as may be approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing. If an objection is filed within such 30-day period (or any extension thereof), such Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order.  The Debtors are authorized and directed to pay all reasonable fees and expenses owed to the Old Indenture Trustees under the Old Indentures and to the Facility Agent under the MAG Revolvers in Cash on the Effective Date.

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14.                                 Each Professional Person or Person entitled to assert such a claim who holds or asserts a Fee Claim shall be, and hereby is, required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date. The failure to timely file and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.  Parties who fail to file an application for approval of fees on a timely basis may not seek Bankruptcy Court approval of any fees or expenses recovered for the benefit of the Estate.  A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 6.2(b) of the Plan shall become an Allowed Administrative Claim only to the extent allowed by Final Order.

ENFORCEABILITY OF PLAN AND PLAN DOCUMENTS

15.                                 Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code and the provisions of the Confirmation Order, the Plan and all Plan-related documents (including, but not limited to, the Plan Documents) shall be, and hereby are, valid, binding and enforceable notwithstanding any otherwise applicable nonbankruptcy law.  Each of the Plan Documents is hereby approved.  Subject to Section 17.23 of the Plan, the Debtors and New Mirant may modify, amend or enter into the Plan Documents, without further order of the Bankruptcy Court.

INTERCOMPANY TRANSACTIONS

16.                                 The intercompany transactions implementing the Plan as set forth in Sections 8.2 and 8.3 of the Plan, including, without limitation, the transactions described in Exhibit B to the Findings and Conclusions and the Plan Documents, are hereby authorized without further order of the Bankruptcy Court and shall be carried out in accordance with the provisions of the Plan and the Plan Documents, without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders, officers, board of directors, partners, members and managers of the Debtors or New Mirant.

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17.                                 To the extent the successions to Assets of the Debtors by other Debtors, New Mirant, or their Affiliates or the Plan Trust are deemed to constitute “transfers” of property, such transfers of property (a) are legal, valid and effective transfers of property, (b) vest or shall vest in such other Debtor, New Mirant or Affiliate thereof or the Plan Trust, as applicable, with good title to such property, free and clear of all liens, charges, Claims, encumbrances and interests, including, without limitation, the liens set forth in Exhibit “2” to the Confirmation Order, except as expressly provided in the Plan or the Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject the entity to whom such property was transferred to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws directly of indirectly affecting successor or transferee liability of any kind or nature whatsoever.

AUTHORIZATION TO IMPLEMENT PLAN

18.                                 Upon the entry of the Confirmation Order, the Debtors, New Mirant and their Affiliates are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including, without limitation, the Plan Documents (as they may be amended or modified as contemplated or permitted by the Plan), prior to, on and after the Effective Date.  All such actions taken or caused to be taken shall be, and hereby are, authorized and approved by the Bankruptcy Court such that no further approval, act or action need to be taken under any applicable law, order, rule or regulation, including without limitation, any action otherwise required by the stockholders or directors of New Mirant, the Debtors and their Affiliates.

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19.                                 The approvals and authorizations specifically set forth in the Confirmation Order are not intended to limit the authority of any Debtor, New Mirant or their Affiliates or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or the Confirmation Order.

20.                                 The initial board of directors of New Mirant is authorized to serve, is duly qualified and shall be empowered to act as permitted by applicable non-bankruptcy law on the Effective Date without further reference to the Bankruptcy Court.

CANCELLATION OF INSTRUMENTS AND SECURITIES

21.                                 Upon the occurrence of the Effective Date, the Mirant Notes, the Mirant “C” Facility, the Mirant 364-Day Revolver, the Mirant 4-Year Revolver, the MAG Revolvers, the Subordinated Notes and the MAG Short-term Notes shall be cancelled and annulled. Immediately upon the completion of all Plan Distributions to the holders of the Mirant Notes, the Subordinated Notes and the MAG Short-term Notes, the Old Indenture Trustees shall be authorized and directed (without further approval, act or other determination under applicable law, regulation, order or rule) to take such action as shall be necessary or appropriate to terminate and extinguish (a) all of the Debtors’ obligations under the Mirant Indentures and (b) all of the Debtors’ obligations with respect to the MAG Short-term Notes under the MAG Indenture, following which, each of the Mirant Indentures and the MAG Indenture (to the extent it relates to the MAG Short-term Notes) shall terminate.

22.                                 On the Effective Date, all Equity Interests in Mirant shall be cancelled and annulled, and all rights thereunder shall be settled and compromised in full in exchange for the Plan Distributions to be made to the holders of all such Allowed Equity Interests.

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SEPARATE EXISTENCE/REVESTING OF ASSETS

23.                                 Except as otherwise provided in Article VIII of the Plan, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the New Mirant Constituent Documents, which shall become effective upon the occurrence of the Effective Date. On or after the Effective Date, the Debtors may, within their sole and exclusive discretion take such action as permitted by applicable non-bankruptcy law as they determine is reasonable and appropriate.

24.                                 Although Mirant will convert into a limited liability company, it shall continue to exist as a separate legal entity on and after the Effective Date, having all rights and powers under applicable law.

25.                                 Upon the occurrence of the Effective Date, except as otherwise provided in the Plan, title to all of the Assets shall vest in the Debtors free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court, including, without limitation, the liens set forth in Exhibit “2” to the Confirmation Order. On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, the Debtors and New Mirant may operate their business and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code.

RETENTION OF CAUSES OF ACTION

26.                                 Except as otherwise provided in the Plan, all Causes of Action, including Avoidance Actions (including, without limitation, the Southern Company Causes of Action and the Pepco Causes of Action) shall, upon the occurrence of the Effective Date, be transferred to, and be vested in, New Mirant for the benefit of the Debtors and their Estates. Except as otherwise provided in the Plan, New Mirant’s rights to commence, prosecute or settle such

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Causes of Action shall be, and hereby are, preserved notwithstanding the occurrence of the Effective Date.

27.                                 No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against it as any indication that New Mirant, the Debtors, Litigation Sub (as hereinafter defined) or the Plan Trustees will not pursue any and all available Causes of Action against it. The Debtors (for the benefit of themselves and the benefit of the Litigation Sub, as applicable), the Estates, New Mirant, the Plan Trustees and the Plan Trust, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise provided in the Plan.  Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, New Mirant, the Debtors (for their own benefit and the benefit of the Litigation Sub, as applicable) and the Plan Trust expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan by reason of entry of the Confirmation Order.

DISBURSING AGENT/DISTRIBUTIONS

28.                                 New Mirant is approved as the Disbursing Agent and shall have all powers, rights, duties and protections afforded the Disbursing Agent under the Plan or any Plan Document.  Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall make the required Plan Distributions specified under the Plan or any Plan Document on the relevant Distribution Date therefor.  In addition, the Old Indenture Trustees and the Facility Agents shall be subject to, have the benefit of and comply in all respects with all of the provisions of Section 10.9

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of the Plan applicable to the Old Indenture Trustees and the Facility Agents (as the case may be).

29.                                 Except as otherwise ordered by the Bankruptcy Court or as provided in the Plan or the Confirmation Order, the amount of any reasonable fees and expenses incurred (or to be incurred) by the Disbursing Agent and the Old Indenture Trustees (including any paying or transfer agents for such Old Indenture Trustees) on or after the Effective Date (including, but not limited to, taxes) shall be paid when due.

30.                                 Professional fees and expenses incurred by the Disbursing Agent and the Old Indenture Trustees (including any paying or transfer agents for such Old Indenture Trustees) from and after the Effective Date in connection with the effectuation of the Plan shall be paid in the ordinary course of business. Any dispute regarding compensation shall be resolved by agreement of the parties or if the parties are unable to agree, as determined by the Bankruptcy Court.

31.                                 For the purpose of making Plan Distributions, the transfer ledgers and related registers in respect of the Allowed Equity Interests in Mirant, Mirant Note Claims and MAG Short-term Note Claims shall be closed as of the close of business on the Effective Date, and the Disbursing Agent, the Plan Trustees and their respective agents shall be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledgers and related registers maintained by the applicable transfer agents (or the Old Indenture Trustees or Depository Trust Company, as applicable) as of the close of business on the Effective Date.  The Debtors shall provide notification to the transfer agents, the Old Indenture Trustees and Depository Trust Company of the need to close the transfer records and maintain accurate and complete records of ownership as of the Effective Date to facilitate Plan Distributions.  The

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Debtors may seek further relief from the Bankruptcy Court in aid of confirmation to facilitate the making of Plan Distributions.

32.                                 If CERS (as such term is defined in Section 1.1.35 of the California Settlement Agreement) is the holder of any portion of the California Party Unsecured Claims on the Distribution Date, then any distributions to CERS on account of its allocable share of those claims, excluding cash distributions which shall be distributed directly to CERS, shall be made by the Disbursing Agent (a) to the trustee of the liquidating trust required to be created by Section 3.7 of the California Settlement Agreement (respectively, the “Liquidating Trustee” and the “Liquidating Trust”) or (b) if a stock transfer agent has been identified in writing to the Mirant Parties (as defined in the California Settlement Agreement) by CERS in accordance with the notice provisions of the California Settlement Agreement at least ten (10) Business Days prior to the Distribution Date, then to such stock transfer agent for sale thereafter until further written notice by CERS to the Mirant Parties. The Liquidating Trustee shall, if no stock transfer agent has been identified in writing to the Mirant Parties by CERS as provided above, thereafter administer such distributions in accordance with the terms of the written agreement establishing and governing the Liquidating Trust (the “California Liquidating Trust Agreement”).

33.                                 If, pursuant to Section 5.1.4 of the California Settlement Agreement, any of the California Parties timely elects to have its respective allocable share of the California Party Unsecured Claims distributed to the Liquidating Trust, then any distributions to such California Parties on account of their respective allocable share of those claims, except to the extent expressly provided for in their Section 5.1.4 of the California Settlement Agreement election notices to Mirant, shall be made by the Disbursing Agent to the Liquidating Trustee and

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thereafter administered by the Liquidating Trustee in accordance with the terms of the California Liquidating Trust Agreement.

34.                                 The California Liquidating Trust Agreement was filed as a Plan Document and is hereby approved in all respects.  The Debtors are authorized, in the reasonable exercise of their discretion, to modify the Liquidating Trust Agreement to incorporate such changes thereto as may reasonably be requested by the California Parties and/or the Liquidating Trustee, to execute, enter into, and deliver the California Liquidating Trust Agreement, as so modified, and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to the transactions contemplated therein.

35.                                 Interest upon Allowed Claims shall be, and hereby is, payable only as set forth in the Plan or any Final Order.

36.                                 Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action other than those in Litigation Sub (as defined below), without further review or approval of the Bankruptcy Court, other than (a) the settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Debtors’ Schedules and the amount of the Claim proposed to be Allowed under the settlement is in excess of $1,000,000, or (b) any settlement or compromise of a Claim or Cause of Action that involves an Insider.

37.                                 The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to

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estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim, such estimated amount will constitute the Allowed amount of such Claim for all purposes under the Plan. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Notwithstanding anything to the contrary in the Plan or the Bankruptcy Code, neither the Disbursing Agent nor any holder of a Letter of Credit Claim may seek to estimate a Letter of Credit Claim.

NEW MIRANT EMPLOYEE STOCK PROGRAMS

38.                                 The holders of Equity Interests in Mirant and/or holders of New Mirant Common Stock, having in total overwhelmingly accepted the Plan, are deemed to have approved the New Mirant Employee Stock Programs for purposes of the shareholder approval requirements under the Internal Revenue Code, and for purposes of any requirements for shareholder approval under the laws of Delaware.  The Debtors are authorized and directed to reserve, as required by the Plan, New Mirant Common Stock to be issued under the Plan for issuance under the New Mirant Employee Stock Programs.

PLAN TRUST

39.                                 The Plan Trust Declaration is approved in all respects.  The Plan Trust shall be administered by trustee(s) approved by the Bankruptcy Court, who shall have the powers and duties set forth in Section 9.3 of the Plan.  The Debtors shall reimburse the Plan Trustees for any actual and necessary out-of-pocket expenses incurred by them from the Confirmation Date to the Effective Date in preparing to assume their responsibilities under the Plan Trust Declaration in an aggregate amount not to exceed $50,000. On the Effective Date, New Mirant shall advance

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$500,000 to the Plan Trust to pay the reasonable costs and expenses associated with the administration of the Plan Trust. On the Effective Date, New Mirant shall have the obligation to advance funds to pay the reasonable costs and expenses associated with the administration of the Plan Trust up to an aggregate unreimbursed amount of $1,000,000, inclusive of New Mirant’s initial advance of $500,000 on the Effective Date.

DESIGNATED NET LITIGATION DISTRIBUTIONS

40.                                 As an essential bargained-for component of the global settlement between and among the Debtors, the Committees and Phoenix with regard to the Plan as set forth in Section 17.24 of the Plan, Designated Net Litigation Distributions shall be made as set forth in Section 10.13 of the Plan.  The mechanics and implementation of Section 10.13 of the Plan, as modified herein, are approved.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

41.                                 Except as otherwise provided for in the Plan and agreements governed by paragraphs 49 and 62 through 63, on the Effective Date, all executory contracts and unexpired leases of the Debtors shall be, and hereby are, assumed or rejected in accordance with Section 14.1 of the Plan.

42.                                 Each executory contract and unexpired lease to be assumed or assumed and assigned by the Debtors shall include all modifications, amendments, supplements, restatements or other similar agreements made directly or indirectly by any agreement, instrument or other document to which the Debtors’ counterparties have assented that affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Disclosure Statement Schedule 12 (as amended) or the Assumption Schedule.

43.                                 Inclusion of a contract, lease or other agreement on Disclosure Statement Schedule 11 (as amended) shall constitute adequate and sufficient notice that (a) any Claims

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arising thereunder or related thereto shall be treated as Unsecured Claims under the Plan, and (b) neither the Debtors nor New Mirant are bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder. The inclusion of a contract, lease or other agreement in Section 14.1(a) of the Plan or on Disclosure Statement Schedule 11 or 12 (as amended) or the Assumption Schedule shall not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against the Debtors. The Debtors reserve all rights with respect to the characterization of any such agreements.

44.                                 The assumption and assignment of each of the executory contracts and unexpired leases that is designated to be assumed and assigned as set forth in Schedule 12 (as amended) or the Assumption Schedule or as otherwise designated as being assumed or assumed and assigned in Section 14.1(a) of the Plan and for which no timely objection was filed as required by Section 14.1(d) of the Plan is approved pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code and any objections to such assumption and assignment are hereby deemed waived in all respects.  Pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall have no liability for any breach of such assumed and assigned executory contract or lease occurring after such assignment, except as is specifically provided in the Plan.

45.                                 At the election of the Debtors, with respect to any monetary defaults under any executory contract or unexpired lease to be assumed under the Plan, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as

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soon thereafter as practicable; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assumed and assigned; or (iii) any other matter pertaining to assumption or assumption and assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption or assumption and assignment, as applicable, except with respect to agreements subject to Section 14.1(a)(xi)-(xv) of the Plan for which the cure amounts are zero.

46.                                 Any non-Debtor counterparty to an agreement listed on the Disclosure Statement Schedule 12 (as amended) or the Assumption Schedule who disputes the scheduled cure obligation contained therein was required to file with the Bankruptcy Court, and serve upon the Debtors and the Committees, a written objection to the cure obligation, setting forth the basis for the dispute, the alleged correct cure obligation, and any other objection related to the assumption or assumption and assignment of the relevant agreement by no later than ten (10) Business Days prior to the Confirmation Hearing or such further date as set by the Bankruptcy Court pursuant to the Order on Motion to Set Deadline of November 29, 2005, By Which Certain Objections Must Be Filed to Amended Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases (Schedule 12) Relating to the Second Amended Disclosure Statement Relating to the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, dated November 22, 2005 [Docket No. 12286]; provided, however, nothing in this paragraph shall limit the Bankruptcy Court from reconsidering any cure amount so established in order to carry out the Bankruptcy Code or in the interest of equity.

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47.                                 The cure obligation set forth on Schedule 12 to the Disclosure Statement (as amended), the Assumption Schedule and the Notice of Cure Amount in Respect of the MIRMA Leases is binding upon each non-Debtor counterparty that failed to file and serve an objection satisfying the requirements of this paragraph and each such non-Debtor counterparty is deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Debtors; provided, however, nothing in this paragraph  shall limit the Bankruptcy Court from reconsidering any cure amount so established in order to carry out the Bankruptcy Code or in the interest of equity.

48.                                 Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with any applicable orders of the Bankruptcy Court, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to Section 14.1 of the Plan or by separate motion to reject post-confirmation, no later than thirty (30) days after the Confirmation Date (or in the case of a separate motion granted after the date hereof, thirty (30) days after the final order granting the motion is entered on the Bankruptcy Court’s Docket).  Any such Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, New Mirant, their respective Estates, Affiliates, or the Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Disbursing Agent.

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49.                                 Except with respect to any executory contract or unexpired lease that is specifically listed on Disclosure Statement Schedule 11 or 12 (as amended) or the Assumption Schedule, or has already been assumed or rejected prior to the Confirmation Date, the deadline for the Debtors to assume or reject executory contracts and unexpired leases that relate to the New York Debtors, Hudson Valley Gas Corporation (“Hudson Valley”) and Mirant NY-Gen or to which they are a party shall be, and hereby is, extended to the first Business Day that is at least thirty (30) days after the confirmation of a chapter 11 plan as to the New York Debtors, Hudson Valley or Mirant NY-Gen, as applicable.  Section 365 of the Bankruptcy Code shall apply to any motion to reject, assume, or assume and assign any executory contracts that are subject to Section 15.3(c) of the Plan.

SPECIAL PROVISIONS REGARDING THE BEWAG CONTRACT

50.                                 The BEWAG Contract shall be, and hereby is, treated as an executory contract that is not being assumed or rejected pursuant to section 365 of the Bankruptcy Code and shall instead “ride through” the chapter 11 process.  From and after the Effective Date, the BEWAG Contract shall constitute an asset and obligation of Mirant with the same force and effect and to the extent that the BEWAG Contract was an asset and obligation of Mirant prior to the Petition Date.  From and after the Effective Date, the counterparties under the BEWAG Contract shall be entitled to exercise all rights and remedies available, if any, to enforce the BEWAG Contract against Mirant.  All obligations arising under the BEWAG Contract shall remain the sole and exclusive obligation of Mirant from and after the issuance of the member interests in Mirant to the Plan Trust.  In no event shall the obligations arising under the BEWAG Contract constitute obligations of, or be enforceable against, New Mirant, its direct and indirect subsidiaries or their assets.

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CERTAIN PROVISIONS REGARDING PEPCO AND ITS
SUBSIDIARIES, THE FCC AGREEMENT, AND THE SITE LEASE

51.                                 Section 14.5 of the Plan, which provides for the treatment of all executory contracts with Pepco, shall be, and hereby is, approved in all respects.  Nothing in the Plan, Findings and Conclusions, or Confirmation Order regarding the Debtors’ exercise of reasonable business judgment or otherwise having satisfied the requirements of section 365 of the Bankruptcy Code or any applicable rejection standards shall be binding on Pepco, or otherwise affect in any way the treatment of executory contracts and unexpired leases under Section 14.5 of the Plan or the litigation referred to therein.

52.                                 Section 14.8 of the Plan, which provides for treatment of the FCC Agreement and the Site Lease, shall be, and hereby is, approved in all respects.  Nothing in the Plan, Findings and Conclusions, or Confirmation Order regarding the Debtors’ exercise of reasonable business judgment or otherwise having satisfied the requirements of section 365 of the Bankruptcy Code or any applicable rejection standards shall be binding on SMECO, or otherwise affect in any way the treatment of executory contracts and unexpired leases under Section 14.8 of the Plan or the litigation referred to therein.

53.                                 Confirmation of the Plan does not terminate the Debtors’ or New Mirant’s right to continue to pursue the assumption or rejection, pursuant to section 365 of the Bankruptcy Code, of (a) any agreement with Pepco or its subsidiaries as to which any of the Debtors have commenced an action seeking to reject, recharacterize or avoid such Debtor’s obligations thereunder, but as to which such actions have not been determined by Final Order, (b) the FCC Agreement, or (c) the Site Lease.

CERTAIN PROVISIONS REGARDING MIRMA

54.                                 The MIRMA Leases shall be, and hereby are, treated as unexpired leases under

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section 365 of the Bankruptcy Code.  Notwithstanding anything herein to the contrary, on or before the Effective Date, MIRMA shall assume and cure defaults in respect of each of the MIRMA Leases, including all Operative Documents (as defined in the MIRMA Leases), consistent with Sections 8.2(e)(i) and 14.6 of the Plan and in accordance with the terms and conditions set forth in Exhibit ”3” attached hereto (the “MIRMA Treatment”), which MIRMA Treatment is hereby approved, binding on all parties and shall replace and supersede Section 14.6 of the Plan, as filed on September 30, 2005, in its entirety in all respects, except for Sections 14.6(a)(i) and 14.6(b)(i) and (ii), which shall remain.  Upon assumption of the MIRMA Leases in accordance with the MIRMA Treatment, all defaults shall be deemed cured or otherwise excused and no longer continuing, provided that the defaults set forth in Exhibit “3” shall be cured as provided therein.

55.                                 The Debtors are authorized to enter into each of the agreements set forth in the MIRMA Treatment (including the payment upon assumption of the MIRMA Leases of (i) $6.5 million collectively to the MIRMA Owner/Lessors and (ii) $6.5 million to the MIRMA Indenture Trustee for the collective benefit of the holders of those certain pass through trust certificates issued in connection with the MIRMA Leases) and the making or delivery of any instrument of transfer in connection therewith shall be deemed to be made or delivered under the Plan for the purposes of section 1146(c) of the Bankruptcy Code.

56.                                 Upon assumption of the MIRMA Leases, each of the amendments in favor of the non-Debtor parties as set forth in the MIRMA Treatment shall be deemed effective without any further action; provided that the parties shall work cooperatively to separately document each such amendment and the MIRMA Indenture Trustee and the Pass Through Trustee, as applicable, are authorized and directed to enter into such amendments.

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57.                                 Each of the interpretations set forth on Exhibit One to the MIRMA Treatment is hereby approved, and all parties shall comply with the Operative Documents in accordance therewith.

58.                                 Conforming clarification to Exhibit GG to the Participation Agreements (as defined in the MIRMA Leases) and elsewhere as appropriate shall be, and hereby is, made to give effect to the MIRMA Treatment.

59.                                 Each of the MIRMA Owner/Lessors, the Owner Participants (as defined in the Participation Agreements), the MIRMA Indenture Trustee and Pass Through Trustee shall be, and hereby are, deemed to be “Protected Persons” for the purposes of Section 17.4 of the Plan.

60.                                 Any right or obligation of any party to any Operative Document, arising under any Operative Document, relating to or arising on account of the commencement of any of the Debtors’ chapter 11 cases is hereby deemed unenforceable.

61.                                 All parties, including the holders of those certain pass through trust certificates issued in respect of the MIRMA Leases, shall be, and hereby are, permanently enjoined from taking any action or exercising any remedy against any party to the Operative Documents on account of such party’s compliance with the terms and conditions of the MIRMA Treatment; provided, however, that nothing herein shall prohibit any party from asserting that a party has failed to comply with the terms and conditions of the MIRMA Treatment or from taking any action or exercising any remedy in connection therewith.

CERTAIN PROVISIONS REGARDING MINT FARM

62.                                 Notwithstanding anything in Article XIV of the Plan to the contrary, but except with respect to any executory contract or unexpired lease that is specifically listed on Disclosure Statement Schedule 11 or 12 (as amended) or the Assumption Schedule or has already been assumed or rejected prior to the Confirmation Date, and as set forth below in the final sentence

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of this paragraph, the deadline for the Debtors to assume executory contracts and unexpired leases that relate to the Mint Farm generating facilities is extended, as permitted by law, to the earlier to occur of the following: (a) the date upon which the sale of the Mint Farm generating facility (and related assets) closes; and (b) one year after the Effective Date, or such later date extended by the Bankruptcy Court after notice and a hearing.  Section 365 of the Bankruptcy Code shall apply to any motion to reject, assume, or assume and assign any executory contracts that are subject to this section. Any rejection damages Claim with respect to an executory contract or unexpired lease relating to Mint Farm shall be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the rejection has become effective. The Debtors shall be entitled to object to such claims.  Notwithstanding the foregoing, the deadline for Mint Farm to assume or reject that certain Agreement for Natural Gas Service in the State of Washington dated February 28, 2001 with Cascade Natural Gas Corporation shall be, and hereby is, governed by Order of the Bankruptcy Court entered November 22, 2005 [Docket No. 12270].

63.                                 Under Section 8.8 of the Plan and pursuant to the Order entered by the Bankruptcy Court on October 19, 2005 [Docket No. 11839] approving the sale of the Mint Farm facility and related assets (the “Mint Farm Sale Order”), the transfer of the Purchased Assets (as defined in the Mint Farm Sale Order) to Mint Farm Energy Center LLC in connection with such sale is deemed to be a transfer under the Plan and accordingly, shall constitute a transfer pursuant to section 1146(c) of the Bankruptcy Code, even if the sale closes after confirmation of the Plan, and shall not be taxed under any law imposing a stamp tax or other similar tax (but not including Washington State sales tax on personal property).  Subject to the terms and provisions of Section 14.7 of the Plan, in the event a sale of the generating facility owned by Mint Farm does not close

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within one year after the Effective Date, the Debtors are hereby authorized to liquidate the Assets of Mint Farm.

CERTAIN PROVISIONS REGARDING THE EXIT FINANCING

64.                                 The Exit Financing Documents (as defined in the Findings and Conclusions) shall constitute legal, valid, binding and authorized obligations of the Debtors, New MAG Holdco and the Subsidiary Guarantors (as defined in the Findings and Conclusions), as applicable, enforceable in accordance with their terms.  The obligations of the Debtors, New MAG Holdco and the Subsidiary Guarantors arising pursuant to the Exit Financing and the Exit Financing Documents are in exchange for fair and reasonably equivalent value and do not constitute a fraudulent conveyance or transfer and are not otherwise avoidable under any provision of the Bankruptcy Code or applicable non-bankruptcy law.  On the Effective Date, all of the liens and security interests to be granted in accordance with the Senior Secured Facilities (as defined in the Findings and Conclusions) shall be deemed approved and shall be legal, valid, binding and enforceable first priority liens on the collateral granted thereunder, except to the extent senior liens are permitted therein.  In furtherance of the foregoing, the Debtors, New MAG Holdco and the Subsidiary Guarantors, as applicable, and any other person granting such liens and security interests, are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of any state, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

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THE CALIFORNIA SETTLEMENT

65.                                 The California Settlement is incorporated into the Plan by this reference.  To the extent there is any conflict between the California Settlement Agreement or any documents related thereto and the Plan, the California Settlement Agreement shall govern.  Mirant Delta and Special Procurement were authorized to enter into, deliver and perform the CC8 Transfer Agreement by the California Settlement Order.  Such authorization is hereby ratified and confirmed in all respects.  The Plan is hereby clarified to provide that the Administrative Claim of the California Power Exchange Corporation, which was allowed pursuant to the California Settlement, shall be paid as an Allowed Administrative Claim under the Plan.

INTERCOMPANY AGREEMENTS

66.                                 Nothing in the Plan, in the Findings and Conclusion or in the Confirmation Order is intended to limit, impair or otherwise affect the Debtors’ rights to enter into and perform any intercompany agreements, including any intercompany agreements between the Debtors and MET for the procurement of fuel, sale of energy, marketing, plant dispatch, risk management and asset optimization activities.

CERTAIN ADDITIONAL SETTLEMENTS

67.                                 The settlement of certain existing employee obligations (both with active and inactive employees) in Section 15.2 of the Plan is hereby approved pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, and the Debtors are hereby authorized to implement such settlement.

68.                                 The settlement by the Debtors and the holders of Mirant Debt Claims with respect to the contractual subordination provisions against all holders of Subordinated Note Claims, as set forth in Section 15.4 of the Plan, is approved pursuant to sections 1123(b)(3) and (6) of the

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Bankruptcy Code and Bankruptcy Rule 9019 and the Debtors are hereby authorized to implement such settlement.

69.                                 All of the other settlements and compromises contained in the Plan or the Plan Documents meet the applicable standards under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation and are hereby approved.

DEBTORS AS TO WHICH CONFIRMATION IS ADJOURNED

70.                                 In accordance with Section 15.3 of the Plan, the Plan is deemed to exclude the New York Debtors from the MAG Debtors and the Confirmation Hearing with respect to such Debtors is adjourned until further notice or order of the Bankruptcy Court.

71.                                 In accordance with Section 17.16 of the Plan, the Plan is deemed to exclude Hudson Valley from the MAG Debtors and the Confirmation Hearing with respect to Hudson Valley is adjourned until further notice or order of the Bankruptcy Court.

72.                                 In accordance with Section 17.26 of the Plan, the Plan is deemed to exclude Mirant NY-Gen from the MAG Debtors and the Confirmation Hearing with respect to Mirant NY-Gen is adjourned until further notice or order of the Bankruptcy Court.

73.                                 Confirmation of the Plan does not disturb the Bankruptcy Court’s existing Order Further Extending the Period In Which to Solicit Acceptances of a Plan of Reorganization, dated March 30, 2005 [Docket No. 9005], as to the New York Debtors, Hudson Valley and Mirant NY-Gen except that the exclusive periods with respect to such Debtors may be shortened or terminated for cause shown.

74.                                 The New York Debtors, Hudson Valley and Mirant NY-Gen are hereinafter referred to collectively as the “Excluded Debtors.”  Notwithstanding any other provision in the Plan, (a) both the Mirant Debtors and the MAG Debtors have the right to assert claims against the Excluded Debtors arising from and after July 15, 2003 (the date the Excluded Debtors filed

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their respective petitions for relief under chapter 11); (b) the Excluded Debtors shall have the right to assert claims against the Mirant Debtors and MAG Debtors arising from and after July 15, 2003; and (c) Intercompany Claims held by or against the Excluded Debtors are reserved and the treatment of such Intercompany Claims shall be subject to the Plan (to the extent applicable) if any of the Excluded Debtors’ adjourned Confirmation Hearing is recommenced resulting in the inclusion of an Excluded Debtor in the Plan.  Nothing contained herein shall be deemed to be a waiver or withdrawal of the New York Taxing Authorities’ objections (at any subsequently recommenced Confirmation Hearing) to the settlement, release or discharge of Intercompany Claims and/or Administrative Claims held by the New York Debtors.

75.                                 The Plan and Confirmation Order shall provide no relief with respect to any Claim against or any obligation of the New York Debtors unless and until the Plan shall have been confirmed, and the Effective Date shall have occurred, as to the New York Debtors.

MAG COMMITTEE / MAG AD HOC COMMITTEE

76.                                 To the extent the Debtors are unable to make a $1,231,110,000 cash payment to the holders of Allowed MAG Debtor Class 5 – Unsecured Claims, pursuant to Section 5.2(e)(i) of the Plan, the Debtors, the MAG Committee and the MAG Ad Hoc Committee shall engage in good faith negotiations regarding the terms and conditions of the New MAG Holdco Notes, which shall have market terms and conditions as agreed to by the Debtors, the MAG Committee and the MAG Ad Hoc Committee or as ordered by the Bankruptcy Court.  To the extent the Debtors elect to issue the New MAG Holdco Notes, it is an express condition precedent to the Effective Date that either (a) the New MAG Holdco Notes contain terms and conditions reasonably satisfactory to the MAG Committee and the MAG Ad Hoc Committee, or (b) the Bankruptcy Court, at the request of any party, shall have entered an order that is not then stayed determining that the MAG Debtor Class 5 – Unsecured Claims have been satisfied in full.

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RELEASES AND EXCULPATIONS

77.                                 The releases set forth in Section 8.16 of the Plan shall be, and hereby are, approved, and shall be effective without further action upon the occurrence of the Effective Date.  Former members of each Committee shall be entitled to Protected Person status only for acts or omissions through the date of their respective resignation and/or termination as a member of such Committee, as noted on the “Schedule of Protected Persons Pursuant to Section 8.16 of the Second Amended Joint Chapter 11 Plan of Reorganization, dated September 30, 2005,” as amended.

78.                                 Except as otherwise provided in Section 13.3 of the Plan, the Disbursing Agent, including the Old Indenture Trustees (and each of their respective paying agents, as applicable), as disbursing agent for the holders of the MAG Short-term Note Claims, MAG Long-term Note Claims, Mirant Debt Claims and Subordinated Note Claims, and the Facility Agents, as disbursing agent for the holders of the MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims, together with their officers, directors, employees, agents, and representatives, as applicable, are exculpated pursuant to the Plan, by all Persons, holders of Claims and Equity Interests, and all other parties in interest, from any and all Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent, including the Old Indenture Trustees (and each of their respective paying agents) and the Facility Agents, by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent and/or such Old Indenture Trustees’ and Facility Agents’ willful misconduct or gross negligence. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Cause of Action (a) against the Disbursing Agent, such Old Indenture Trustees or such Facility Agents, or their respective

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officers, directors, employees, agents, and representatives for making Plan Distributions in accordance with the Plan, or (b) against any holder of a Claim for receiving or retaining Plan Distributions as provided for by the Plan. Nothing contained in Section 13.3 of the Plan shall preclude or impair any holder of an Allowed Claim or Allowed Equity Interest from bringing an action in the Bankruptcy Court against any Debtor, the Disbursing Agent or any Person obligated to make distributions under the Plan to compel the making of Plan Distributions contemplated by the Plan on account of such Claim or Equity Interest.  The Bankruptcy Court retains jurisdiction to resolve any such disputes.

79.                                 Except as otherwise provided in Section 9.3 of the Plan, the Plan Trustees, together with their officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, arising out of the discharge of the powers and duties conferred upon the Plan Trustees by the Plan Trust Declaration, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Plan Trustees’ gross negligence or willful misconduct.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Claim or Cause of Action against the Plan Trustees or their officers, directors, employees, agents, and representatives for making payments in accordance with the Plan Trust Declaration, or for liquidating assets to make payments under the Plan Trust Declaration.

RETENTION OF JURISDICTION

80.                                 Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and except as expressly limited by the California Settlement Agreement and related agreements, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter: (a) arising under the Bankruptcy Code; (b) arising in or related to the Chapter 11 Cases or the Plan (except

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in the case of the Exit Financing Documents, which shall be subject to the jurisdictional provisions set forth therein); or (c) that relates to the matters set forth in Article XVI of the Plan.

EFFECT OF CONFIRMATION

81.                                 The rights afforded in the Plan or in any Plan Documents and the treatment of all Claims and Equity Interests therein shall be, and hereby are, in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including, where applicable, any accrued interest, as calculated under Section 10.14 of the Plan, against the Debtors and the Debtors-in-Possession, or any of their Estates, Assets, properties, or interests in property.  Except as otherwise provided in the Plan, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors-in-Possession shall be satisfied, discharged, and released in full. Neither New Mirant, its Affiliates nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors-in-Possession, except those expressly assumed by New Mirant, its Affiliates or any such Debtor, as applicable.  Except as otherwise provided in the Plan, all Persons and Entities shall be precluded and forever barred from asserting against New Mirant and its Affiliates, the Debtors, their respective successors or assigns, or their Estates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date; provided, however, that nothing herein shall affect the rights of any entity to pursue a claim (as defined in section 101(5) of the Bankruptcy Code) that arises after entry of the Confirmation Order against any entity liable to such entity on account of such

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claim, and nothing herein shall affect any rights of any entity to assert a claim if the Bankruptcy Court determines such entity was not afforded due process.

82.                                 None of the Debtors, the Old Indenture Trustees or any Protected Persons shall be liable for any Cause of Action arising in connection with or out of the administration of the Chapter 11 Cases, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by Final Order of the Bankruptcy Court.

83.                                 Except as otherwise provided herein (including in Paragraph 81) or in the Plan, on the Effective Date, without further notice or order, all Claims of any nature whatsoever shall be automatically discharged forever. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, their Estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), (h), or (i) of the Bankruptcy Code, whether or not: (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. The Confirmation Order constitutes a judicial determination of discharge of all liabilities of the Debtors, their Estates, and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, their Estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against New Mirant and its Affiliates or property of the Debtors or their Estates to the extent it relates to a discharged Claim.

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84.                                 Except as otherwise provided in the Plan or the Confirmation Order (including Paragraph 81) or upon the occurrence of the Effective Date, the Debtors shall be discharged from all Claims and Causes of Action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and all holders of Claims and Equity Interests shall be precluded from asserting against New Mirant and its Affiliates, the Debtors, the Assets, or any property dealt with under the Plan, any further or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

85.                                 After the consummation of the intercompany transfers contemplated in Sections 8.2 and 8.3 of the Plan, including the Fresh Structure Transactions, New Mirant and MET shall not have, and shall not be construed to have or maintain, any liability, claim, or obligation that is based in whole or in part on any act, omission, transaction, event, other occurrence or thing occurring or in existence on or prior to the Effective Date of the Plan (including, without limitation, any liability or claims arising under applicable non-bankruptcy law as a successor to Mirant or the Trading Debtors) and no such liabilities, claims, or obligations for any acts shall attach to New Mirant or MET under any theory at law or in equity, including without limitation, as a successor to Mirant or the Trading Debtors, respectively; provided, however, solely with respect to the Indenture dated as of February 9, 2001 by and among non-Debtor subsidiary Mirant Trinidad Investments, Inc., Bankers Trust Company, as trustee and Deutsche Bank Luxembourg S.A., as paying agent and transfer agent, New Mirant shall be, and hereby is, the successor to Mirant.  All Persons shall be precluded and forever barred from asserting against New Mirant or MET and their respective Affiliates any event, occurrence, thing, or other further Claims or Causes of Action based upon any act or omission, transaction, or other activity of any

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kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.  Adequate notice of the foregoing proposed treatment of New Mirant and MET has been provided and, accordingly, subject only to any entity that can establish that notice was not adequate as to due process or that such entity is the holder of a Claim that has arisen after the Effective Date, this paragraph shall be binding on all entities.

86.                                 Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, the Exit Facility), shall not be subject to any stamp tax, or other similar tax.

87.                                 The provisions of section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of any securities issued under the Plan or any Plan Document, including, without limitation, New Mirant Common Stock, New Mirant Series A Warrants, New Mirant Series B Warrants, MAI Series A Preferred Shares, MAI Series B Preferred Shares, New MAG Holdco Notes and the Plan Secured Notes.  Therefore, to the extent that an “offer or sale” is deemed to have occurred, any such securities are exempt from the requirements of Section 5 of the Securities Act and any state or local law requiring registration.

INJUNCTIONS

88.                                 On the Effective Date and except as otherwise provided herein, all Persons and Entities who have been, are, or may be holders of Claims against or Equity Interests in the Debtors (other than holders of Allowed MAG Long-term Note Claims with respect to their legal, equitable and contractual rights, and personal Causes of Action against MAG, MAG’s Assets

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and any of MAG’s current or former managers, officers, employees, agents and professionals) shall be permanently enjoined from taking any of the following actions against or affecting New Mirant and its Affiliates, the Debtors, Protected Persons, the Estates, the Assets, the Plan Trust or the Disbursing Agent, or any of their respective current or former members, directors, managers, officers, employees, agents, members, shareholders, professionals, successors and assigns or their respective assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan, the Plan Documents or the Confirmation Order):

(a)                                  commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(b)                                 enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)                                  creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(d)                                 asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which the Debtors may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 17.17 of the Plan, except that Pepco’s TPA Claims are not subject to any such defenses, offsets or counterclaim objections.

89.                                 The prosecution of any Cause of Action indemnified by the Debtors, New Mirant or MET pursuant to Section 8.4 of the Plan shall be, and hereby is, permanently enjoined and prohibited, except solely for the purpose of obtaining a recovery from the issuer of any applicable insurance policy proceeds; provided, however, any entity without actual or constructive notice of the Plan and The Southern Company (“Southern”) shall not be stayed by this paragraph unless such entity or Southern agrees to be enjoined pursuant to this paragraph, provided, further, that the Bankruptcy Court shall marshal insurance policy proceeds

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referred to in this paragraph to ensure that entities enjoined by this paragraph are satisfied as to their claims before use of such proceeds to satisfy any entity (including Southern) which is not so enjoined.

90.                                 Holders of Allowed Tax Claims are bound by the terms of the Plan and the Confirmation Order from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors that otherwise would be liable to such holders for payment of such Tax Claims so long as the Debtors are in compliance with Section 6.3 of the Plan.

91.                                 The BEWAG Counterparties are permanently enjoined from taking any action to enforce the BEWAG Contract and the obligations arising thereunder against New Mirant, its subsidiaries and their assets.

92.                                 All holders of Claims and Equity Interests are permanently enjoined from asserting or prosecuting any Claim or Cause of Action against any Protected Person as to which such Protected Person has been exculpated from liability pursuant to the Plan and the Confirmation Order.

SPECIAL PROVISIONS REGARDING RESOLUTION OF OBJECTIONS

93.                                 The following provisions reflect the consensual resolution of certain of the Objections to the Plan.

a.                                       Equity Committee

94.                                 Designated Net Litigation Distributions shall not be triggered by or made in respect of any recoveries (including, without limitation, Cash) realized by New Mirant, MET or the Debtors in respect of the Pepco Causes of Action, and any such recoveries shall be the property of New Mirant, MET or the Debtors, as applicable.

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95.                                 Within ten (10) days of the date the Confirmation Order is entered, the Debtors shall file with the Bankruptcy Court in the MADCI avoidance action styled In re: Mirant v. Salomon Smith Barney, et al., Adv. No. 05-04140 (DML), a notice of withdrawal with prejudice with respect to the complaint therein and all Causes of Action asserted therein, whereupon such action shall be dismissed with prejudice without the need for any further action.

96.                                 The amount of any Designated Net Litigation Distribution that would otherwise be made under Section 10.13 of the Plan as a consequence of a recovery in respect of a Designated Avoidance Action shall be reduced on a dollar-for-dollar basis by the amount of any Allowed Claim that arises against any Debtor as a result of such recovery.

97.                                 On the Effective Date, the Debtors shall transfer and assign all of the Debtors’ rights under and interests in the Designated Avoidance Actions to a newly-formed special purpose subsidiary of New Mirant (“Litigation Sub”), which shall have sole power and control over the manner in which the Designated Avoidance Actions are prosecuted, settled or otherwise liquidated, including, without limitation, the selection of professionals and the terms on which such professionals may be retained (which may include contingent fee arrangements).  Litigation Sub’s board of directors shall be comprised of three (3) persons, the initial members of which shall be selected as follows: the Corp Committee shall select one director; the Equity Committee shall select one director; and the foregoing directors shall jointly select the third director.  Any vacancies on the board shall be filled by the remaining directors.  Each director shall receive an annual fee of $25,000 plus a reasonable meeting fee to be determined by the board.  Litigation Sub’s initial charter and by-laws shall be subject to the review and approval of the Equity Committee and the Corp Committee, which approval shall not be unreasonably withheld.  New Mirant shall have (a) no right to elect directors of Litigation Sub or to amend its charter or by-laws,

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and (b) no duty or liability to any person or entity for the acts or omissions of Litigation Sub, or its directors, officers or professionals or the outcome of any Designated Avoidance Action.  New Mirant’s sole duties to Litigation Sub shall be to (a) fund the payment of professional fees incurred in connection with the Designated Avoidance Actions in an aggregate amount up to $20,000,000, plus reasonable (i) related costs, including, without limitation, expert fees and (ii) overhead, including, without limitation, D&O insurance, and (b) reasonably cooperate with prosecution of the Designated Avoidance Actions including, without limitation, providing Litigation Sub counsel and representatives reasonable access to (i) the master document depository maintained by New Mirant, (ii) New Mirant employees, and (iii) Mirant records and documents.  New Mirant and Litigation Sub will have a common interest in the prosecution of the Designated Avoidance Actions.  New Mirant and Litigation Sub, as they will be engaged pursuant to this paragraph in a common endeavor, may enter into such agreements, as are appropriate, to preserve as to third parties as to any applicable privilege.  All amounts advanced by New Mirant to Litigation Sub shall be reimbursed from the first dollars received by Litigation Sub in respect of any Designated Avoidance Actions.  Except as set forth in the Plan, Litigation Sub shall bear all tax consequences arising from any recoveries in respect of Designated Avoidance Actions.  The obligation to make Designated Net Litigation Distributions shall be evidenced by non-certificated, non-transferable (except by ordinary successorship upon death or dissolution) contractual obligations that shall be owed to each record holder on the Effective Date of (I) an Allowed Mirant Debtor Class 3 – Unsecured Claim, (II) a Contested Mirant Debtor Class 3 – Unsecured Claim that subsequently becomes Allowed, or (III) an Allowed Mirant Debtor Class 5 – Equity Interest.

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98.                                 The Series A Warrants and Series B Warrants shall each be issued in a number so that, upon the full exercise of all Series A Warrants and Series B Warrants, the holders shall have 10% and 5%, respectively, of the aggregate number of shares of New Mirant Common Stock (a) then issued and outstanding in respect of Allowed Claims, (b) reserved for issuance in respect of Contested Claims, and (c) issued in respect of the Series A and B Warrants.

99.                                 In making the determinations required to calculate the denominator in the formulation of the Pro Rata Share for the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims, the Disbursing Agent shall not be required to reserve shares of New Mirant Common Stock in respect of any particular Contested Claims; provided, that if additional shares are later issued in respect of Allowed Claims that were Contested Claims as of the Effective Date in order to satisfy the requirements of Section 11.4 of the Plan with respect to such Claims, then the Disbursing Agent shall issue pursuant to the Plan a sufficient numbers of additional shares to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims that arise under the Subordinated Notes and the holders of Allowed Mirant Debtor Class 5 – Equity Interests so that the percentage of shares issued in respect of such Claims and Interests shall continue to be 3.0% and 3.75%, respectively, of the total number of shares issued in respect of Mirant Debtor Class 3 – Unsecured Claims and Mirant Debtor Class 5 – Equity Interests.

100.                           Within ten (10) days of the entry of the Confirmation Order, the Equity Committee shall file in the Bankruptcy Court in the action styled Official Committee of Equity Security Holders v. Correll, et al., Adv. No. 05-4241 a notice of withdrawal with prejudice of the complaint and the Causes of Action asserted therein, and thereupon such action shall be dismissed with prejudice with no further action.

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101.                           On the basis of the foregoing, the Equity Committee’s objections to the confirmation of the Plan will be and are deemed by the Bankruptcy Court to be withdrawn.

b.                                       Pension Benefit Guaranty Corporation

102.                           Notwithstanding any provision of the Disclosure Statement, Plan or the Confirmation Order, any obligations with respect to the Mirant Services Pension Plan and the Mirant Services Pension Plan for Bargaining Unit Employees will not be affected in any way by this reorganization proceeding.

c.                                       The United States of America, Bonneville Power Administration and the Western Area Power Administration

103.                           Notwithstanding any provision in the Plan or the Confirmation Order, the confirmation of the Plan does not affect any setoff or recoupment rights of the United States and such rights, and any defenses Debtors may have thereto, are expressly preserved.

d.                                       Federal, State and Local Environmental Agencies

104.                           Nothing in the Plan or the Confirmation Order shall release, discharge, enjoin or preclude any liability of any Debtor that arises anew under any federal, state, or local police or regulatory law as a consequence of such Debtor being the owner or operator of property or a facility after the Effective Date.  Nothing in the Plan or the Confirmation Order shall release, discharge, enjoin or preclude any liability of a Debtor to a governmental unit under its police or regulatory laws, except to the extent such liability constitutes a claim or debt (in each case, as defined in section 101 of the Bankruptcy Code) that is subject to discharge under section 1141 of the Bankruptcy Code.  By way of example, without limitation: (a) liabilities arising from the pre-Effective Date off-site disposal of waste, (b) liabilities arising from the pre-Effective Date ownership or operation of property that is not owned or operated after the Effective Date, and (c) liabilities for penalties for pre-Effective Date acts or omissions, are discharged to the extent such

39

liabilities constitute a claim or debt (in each case, as defined in section 101 of the Bankruptcy Code) that is subject to discharge under section 1141 of the Bankruptcy Code.

105.                           Any relief provided under the Plan or the Confirmation Order to non-debtors shall not release, discharge, enjoin or preclude any liability of such non-debtors to a governmental unit under any federal, state, or local environmental laws.

106.                           Notwithstanding anything to the contrary in the Plan or the Confirmation Order, with respect to a governmental unit’s exercise of its police or regulatory powers, the jurisdiction of the Bankruptcy Court and any other tribunal shall not be enlarged, reduced, or impaired from that as set forth in any applicable, valid statutory grant of jurisdiction.

107.                           Nothing in the Plan or the Confirmation Order shall adversely affect in any way the rights and remedies of the United States, Commonwealth of Virginia, or the State of Maryland under the actions styled as United States, et al. v. Mirant Potomac River, LLC and Mirant Mid-Atlantic LLC, #1:04-CV-1136, Eastern District of Virginia, including without limitation, the Consent Decree therein and any amendment thereto (“E.D. Va. Actions”).  Nor shall anything in the Plan or the Confirmation Order divest or limit the jurisdiction of the United States District Court for the Eastern District of Virginia over the E.D. Va. Actions.  Upon the Effective Date of the Plan, the E.D. Va. Actions shall survive the bankruptcy case and may be adjudicated and enforced in the United States District Court for the Eastern District of Virginia, provided, however, that Bankruptcy Court approval must be obtained for any allowance of an administrative expense.

108.                           Except to the extent the rights and remedies of the City of Alexandria, Virginia give rise to a dischargeable claim under section 1141 of the Bankruptcy Code, nothing in the Plan or the Confirmation Order shall adversely affect in any way such rights and remedies in any

40

pending judicial or administrative actions involving the City of Alexandria, Virginia with respect to the exercise of its police or regulatory powers (if any, to the extent applicable) including but not limited to the actions styled as United States, et al. v. Mirant Potomac River, LLC and Mirant Mid-Atlantic, LLC,  #1:04-CV-1136, Eastern District of Virginia; Mirant Potomac River, LLC and Mirant Mid-Atlantic, LLC v. Alexandria City Council and City of Alexandria, Virginia, Chancery #CH-05-001092, Circuit Court for the City of Alexandria; and City of Alexandria, Virginia v. Mirant Potomac River, LLC and Mirant Mid-Atlantic, LLC, Chancery #CH-05-002882, Circuit Court for the City of Alexandria .  These are referred to as the “Alexandria Actions.”  Notwithstanding anything to the contrary in the Plan or the Confirmation Order with respect to the City of Alexandria’s exercise of its police or regulatory powers (if any, to the extent applicable) the jurisdiction of the Circuit Court for the City of Alexandria, the Bankruptcy Court and any other tribunal shall not be enlarged, reduced or impaired from that as set forth in any applicable, valid statutory grant of jurisdiction in regards to the Alexandria Actions.  The City of Alexandria’s right to object to the jurisdiction of the Bankruptcy Court in regards to the Alexandria Actions or any other action with respect to the City of Alexandria’s exercise of its police and regulatory powers  (if any, to the extent applicable) is expressly reserved.

109.                           The “Stipulations Regarding Proofs of Claim filed by California Department of Toxic Substances Control (Claim Nos. 7522-7525 & 7630-7631) and Debtors’ Pending Omnibus Objection Thereto” and the “Stipulation Regarding Proofs of Claim filed by San Francisco Bay Regional Water Quality Control Board (Claim Nos. 7586, 7587 & 7588) and Debtors’ Pending Omnibus Objection Thereto” are incorporated and made a part of the Confirmation Order.  Furthermore, nothing in the Plan shall impair the terms of these Stipulations.

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110.                           The “Stipulation Regarding Proofs of Claim filed by Massachusetts Dept. of Environmental Protection (Claim Nos. 7583, 7584 & 7585) and Debtors’ Pending Omnibus Objection Thereto” are incorporated and made a part of the Confirmation Order. Furthermore, nothing in the Plan shall impair the terms of this Stipulation.

111.                           Nothing in the Plan or the Confirmation Order shall adversely affect in any way the rights and remedies of the State of New York in any pending judicial or administrative actions by the State of New York under environmental laws, including but not limited to New York v. Mirant New York and Mirant Lovett, No. 03 CV 4326  (S.D.N.Y.), and the Consent Decree therein and any amendment thereto (the “New York Actions”).  Nor shall anything in the Plan or Confirmation Order divest or limit the jurisdiction of the tribunals in New York with jurisdiction over the New York Actions.  Upon the Effective Date of the Plan as to the New York Debtors, the New York Actions shall survive the bankruptcy case and may be adjudicated and enforced in the tribunals in New York with jurisdiction over the New York Actions.  Notwithstanding the above, however, nothing in this paragraph shall allow the State of New York to pursue prepetition monetary claims as defined in section 101(5) of the Bankruptcy Code in the New York Actions and Bankruptcy Court approval must be obtained for any allowance of an administrative expense.

e.                                       Chesapeake Bay Foundation, et al.

112.                           The rights of the Chesapeake Bay Foundation, the Environmental Integrity Project, and the Chesapeake Climate Action Network, if any, to commence an action as a private attorney general under any federal, state, or local environmental law or regulation regarding the postpetition acts or omissions of the Debtors are not affected or impaired by the Plan or the Confirmation Order except to the extent that any such action gives rise to a Claim or debt subject

42

to discharge under section 1141 of the Bankruptcy Code.  With respect to any such action, the jurisdiction of the Bankruptcy Court and any other tribunal shall not be enlarged, reduced, or impaired from that as set forth in any applicable, valid, statutory grant of jurisdiction.

f.                                         Certain State and Local Taxing Authorities.

113.                           The (a) “Stipulation by and between the Debtors and Various Taxing Authorities Resolving Objections to the Debtors’ Plan of Reorganization”; (b) “Stipulation by and between the Debtors and Clark County, Nevada Resolving the Objection to the Debtors’ Plan of Reorganization”; and (c) “Stipulation by and between the Debtors and Nevada Department of Taxation Resolving the Objection to the Debtors’ Plan of Reorganization” are incorporated and made a part of the Confirmation Order.

114.                           Pursuant to the Plan, The Texas Comptroller of Public Accounts will receive, on the Distribution Date, in full satisfaction of its Allowed Priority Claim, a single Cash payment equal to (a) the Allowed Priority Claim, and (b) accrued post-confirmation interest on account of such Allowed Priority Claim at an interest rate agreed to by the parties or, if no agreement can be reached, an interest rate to be determined by the Bankruptcy Court after notice and a hearing.

g.                                      New York Taxing Authorities

115.                           On the Record and as further evidenced by the stipulation between the New York Debtors and the Town of Haverstraw, the Town of Stony Point, the Haverstraw-Stony Point Central School District and the County of Rockland (the “Stipulation”), which is being filed contemporaneously herewith, the objections of the New York Taxing Authorities are resolved.  Except as provided in paragraphs 49 and 70 through 75, nothing contained herein shall supersede the Stipulation.

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h.                                      The City of Vernon

116.                           Notwithstanding any provision in the Plan or the Confirmation Order, the confirmation of the Plan does not affect any prepetition setoff or recoupment rights of the City of Vernon and such rights, and any defenses the Debtors may have thereto, are expressly preserved.

i.                                         The Southern Company

117.                           Nothing in the Plan or the Confirmation Order shall impair or otherwise affect the rights, claims or defenses of Southern in the Southern Company Causes of Action including the pending motions to withdraw the reference and transfer venue.

118.                           Notwithstanding any provision in the Plan or the Confirmation Order, the confirmation of the Plan does not affect any prepetition setoff or recoupment rights of Southern and such rights, and any defenses the Debtors may have thereto, are expressly preserved.

j.                                         Pepco

119.                           Nothing in the Plan, Findings and Conclusions, or Confirmation Order expands or reduces the jurisdiction of the Bankruptcy Court or any other tribunal with respect to the matters to be adjudicated pursuant to Section 14.5 of the Plan, including without limitation, the entitlement of the Debtors or Pepco to an award of attorneys’ fees.

120.                           Notwithstanding any provision of the Plan, Findings and Conclusions, or Confirmation Order to the contrary, the Claims of Pepco under the Assumption/Assignment Agreement shall be in such amount(s) and against such Debtor(s) as the parties may agree or as determined by Final Order.  Upon allowance, such Claims shall receive the treatment specified in the Plan the same as if they were Allowed Claims on the Effective Date; provided, that nothing herein shall entitle Pepco to more than one recovery on its Allowed Claims.

121.                           Based on Pepco’s stipulation that it will not use the unliquidated status of its Claims to in any way impede or delay the administration of the Chapter 11 Cases, including without limitation, the confirmation of the Plan and occurrence of the Effective Date, the Debtors

44

waive the right to seek to estimate Pepco’s Claims under section 502(c) of the Bankruptcy Code after the Effective Date.

122.                           Nothing in the Plan, Findings and Conclusions, or Confirmation Order shall restrict or prohibit Pepco’s right to assert any claim, cause of action, counterclaim, crossclaim, third-party claim, defense, affirmative defense, or rights of setoff or recoupment of Pepco or its affiliates in connection with any pending litigation; provided, that Pepco’s recovery therefor shall be as set forth in the Plan.

123.                           Nothing in the Plan, Findings and Conclusions, or the Confirmation Order shall impair, limit or preclude the right of Pepco to liquidate its Claims arising from the rejection of any executory contract or lease of non-residential real property; provided, that any recovery thereon shall be as set forth in the Plan.  In connection with the assumption or assignment pursuant to Section 14.5(c) of the Plan of any executory contract or lease of non-residential real property, the rights of the Debtors and Pepco shall be, and hereby are, as set forth in the Bankruptcy Code, including without limitation, section 365.  With respect to Pepco’s Claims, (a) the TPA Claims against Mirant and MAEM in the amount of $105 million are Allowed for distribution purposes, with interest to accrue as provided in Section 10.14 of the Plan from the date of the TPA Order, (b) the $472,500 Claim for indemnification against Mirant is Allowed for distribution purposes, with interest to accrue as provided in Section 10.14 of the Plan from the Petition Date, (c) all of Pepco’s other Claims shall accrue interest as provided in Section 10.14 of the Plan from the date the Debtors stop performing under the applicable contract or lease.

k.                                     Claims Arising From Recovery Of Avoided Property

124.                           Notwithstanding anything set forth in the Plan or in an order of the Bankruptcy Court, any Claim assertable by Southern, Siemens Westinghouse Power Corporation, Pepco, or

45

all of the defendants named in the suit styled Mirant v. Commerzbank, AG, Adv. No. 05-04142 (DML), and asserted under section 502(h) of the Bankruptcy Code from the recovery of property under sections 522, 550 or 553 of the Bankruptcy Code must be filed with the Bankruptcy Court and served upon the Debtors no later than thirty (30) days after full compliance with any Final Order providing for the recovery of the property giving rise to such Claim. Any such Claim for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, New Mirant, their respective Estates, Affiliates, or the Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Disbursing Agent.  The Disbursing Agent shall have sixty (60) days from the filing of a Claim under this paragraph to object to such Claim on any legal grounds including, without limitation, on the grounds that the recovery of the applicable property by the Debtors did not give rise to a Claim under section 502(h) of the Bankruptcy Code.

l.                                         Securities Fraud Plaintiffs

125.                           Nothing in the Plan or Confirmation Order, including the injunction set out in Section 17.20 of the Plan and paragraph 85 above, shall in any way enjoin, preclude, prohibit, restrict or otherwise limit plaintiffs in the consolidated securities class action styled In re Mirant Corporation Securities Litigation, No. 1:02 Civ. 1467-RWS (N.D. Ga.), from fully prosecuting any and all claims or causes of action arising thereunder, or from enforcing any judgment entered therein, against any non-debtor; provided, that any recovery against any present or former officers or directors of the Debtors shall be limited to the proceeds of any applicable insurance policy.

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m.                                   William and Patricia Croissant, Old Mongaup Incorporated, and Swinging Bridge, Inc.

126.                           William and Patricia Croissant, Old Mongaup Incorporated, and Swinging Bridge, Inc. (the “Claimants”) shall be able to file an administrative claim under Section 6.2 of the Plan within forty (40) days after service of Notice of Confirmation.  The Claimants reserve the right to assert related to postpetition personal injury claims.  The Plan does not bar the Claimants from pursuing any available relief against insurance that may be available with respect to these claims.

n.                                      Vernon J. Gregory and Sandra Gregory and MWH Americas, Inc.

127.                           Nothing contained in the Plan shall prohibit Vernon J. Gregory and Sandra Gregory or MWH Americas, Inc. from seeking and obtaining recovery for the amount of any judgment obtained against the Debtors or settlement reached with the Debtors from the proceeds of (i) any applicable insurance policies owned by the Debtors or New Mirant or (ii) any applicable third-party insurance policies in which the Debtors are named as additional insureds.

o.                                       ACE American Insurance Company, ESIS, Inc. and Their Affiliates

128.                           Notwithstanding anything in the Plan or this Conformation Order to the contrary, the claims of ACE American Insurance Company, ESIS, Inc. and their affiliates (“ACE Companies”) related to postpetition workers compensation insurance policies issued to Mirant Services, LLC (“Services”) and related agreements (“ACE Claims”): (i) are Administrative Claims for a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), as described in Section 6.2(a)(iii) of the Plan, (ii) are hereby expressly assumed by Services and shall not be discharged, (iii) shall be Allowed Administrative Claims, and (iv) shall be paid in the ordinary course of business of Services; provided, that, Services reserves the right to raise good faith disputes, if any, to the ACE Claims (and the ACE Companies reserve their

47

right to contest or defend any such disputes) in accordance with the insurance policies and related agreements.

p.                                       James Brown and Greg Waller

129.                           Nothing in the Plan, including the discharge and injunction provisions set forth in Sections 17.5, 17.6, and 17.20 of the Plan, shall in any way alter the rights of the parties to the Stipulation of Settlement of Claims Brought by James Brown and Greg Waller approved pursuant to the Order Granting Debtors’ Motion Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure Approving Settlement with James Brown and Greg Waller, Individually and as Representatives and on Behalf of All Others Similarly Situated dated April 6, 2005.

MISCELLANEOUS PROVISIONS

130.                           The stay in effect in the Chapter 11 Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunctions set forth in the Confirmation Order, Section 17.20 of the Plan and/or sections 524 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or by the Confirmation Order prior to the Effective Date.

131.                           The Confirmation Order hereby incorporates, without modification, each provision of the Implementation Order, entered concurrently with the Confirmation Order.

132.                           During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as Debtors-in-Possession, subject to

48

the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.

133.                           New Mirant and MET are hereby deemed appointed, with full power of substitution, as true and lawful agents and attorneys-in-fact with full irrevocable power and authority on behalf of and in the place and stead of Mirant or the Trading Debtors, to take any and all actions deemed necessary or appropriate by New Mirant or MET to carry out the asset transfers contemplated under Sections 8.2, 8.3 and 8.4 of the Plan, including, without limitation, the preparation, execution and delivery of any and all documents, the making of any and all filings or registrations and the payment of any and all fees and expenses relating to the foregoing, as New Mirant or MET shall deem necessary or appropriate to give effect to the asset transfers contemplated under Sections 8.2 and 8.3 of the Plan. Each of New Mirant and MET shall have full and unqualified authority to delegate any or all of the foregoing powers to any of its respective officers or agents. These powers shall survive the winding up and dissolution of Mirant and/or the Trading Debtors.

134.                           Nothing in the Plan or the Confirmation Order is intended to affect or modify the rights of any party under section 502(j) of the Bankruptcy Code.

135.                           Except with respect to the treatment of any Claim, nothing in the Plan or the Conformation Order shall be construed to modify, discharge, alter, amend, or impair the terms of, or rights under or reserved in, any stipulation or agreement (including any reservations of rights contained therein) between a Debtor and any party in interest that has been approved by a Final Order (“Settlement Agreement”).  Nothing in the Plan or the Conformation Order creates jurisdiction in the Bankruptcy Court that the Bankruptcy Court otherwise would not have over any such rights under or reserved in any Settlement Agreement.

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136.                           If the reasonable consent of any counterparty to an executory contract of the Trading Debtors is required in connection with the transfer of such contract to MET under the Plan, (i) the refusal to grant such consent is per se unreasonable and (ii) such consent is hereby deemed to have been given pursuant to the Confirmation Order, unless upon a motion of a counterparty for good cause, including excusable neglect, the Bankruptcy Court orders otherwise.

137.                           The Implementation Order is ratified and confirmed in all respects.  The Debtors, New Mirant and its subsidiaries are authorized to take all corporate actions necessary or appropriate to implement all provisions thereof.

138.                           Pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

139.                           Notwithstanding anything contained herein or in the Plan, the Plan Documents or any other document filed with the Bankruptcy Court in connection with the Chapter 11 Cases, the Committees shall remain in existence and shall have and retain all the rights, powers, duties and responsibilities conferred upon them under the Bankruptcy Code and by any order of the Bankruptcy Court until the Effective Date. Notwithstanding the foregoing, the Committees shall remain in existence for the purpose of, and pending, the resolution of the issues contemplated by Section 6.2 of the Plan.

140.                           Upon entry of the Confirmation Order, the employment of the Equity Committee’s financial advisors, Peter J. Solomon Company (“PJSC”) shall be terminated (without any waiver or impairment of PJSC’s right to file an application for final compensation and reimbursement of expenses).

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141.                           In accordance with Section 17.13 of the Plan, the Debtors will serve and publish notice of the entry of the Confirmation Order which will include, among other things, notice of relevant deadlines and dates.

142.                           Notwithstanding anything to the contrary in the Confirmation Order, the Plan or any Plan Document, nothing in the Confirmation Order, the Plan or any Plan Document shall, without the agreement of any affected entity, (a) serve to discharge, release or otherwise affect any obligation now existing or hereafter coming into existence which was not, as of the date of the Confirmation Order, a claim within the meaning of section 101(5) of the Bankruptcy Code or (b) abrogate or limit the right of any entity to due process.

143.                           Specific reference to an entity in the Confirmation Order does not constitute a determination by the Bankruptcy Court that another unnamed entity that is similarly situated is not entitled to identical treatment.

144.                           The Bankruptcy Court specifically retains jurisdiction to determine whether or not any claim or right has been affected by the Plan or the Confirmation Order.

Dated:	December , 2005
Fort Worth, Texas

HONORABLE D. MICHAEL LYNN
UNITED STATES BANKRUPTCY JUDGE

51

Submitted By:

Robin E. Phelan

State Bar No. 15903000

Ian T. Peck

State Bar No. 24013306

HAYNES AND BOONE, LLP

901 Main Street

Suite 3100

Dallas, TX 75202

(214) 651-5000

-and-

Thomas E Lauria

State Bar No. 11998025

Craig H. Averch

State Bar No. 01451020

WHITE & CASE LLP

Wachovia Financial Center

200 South Biscayne Blvd.

Miami, Florida 33131

(305) 371-2700

52

Exhibit “1”

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

)
In re	)	Chapter 11 Case
)
MIRANT CORPORATION, et al.,	)	Case No. 03-46590(DML)
	)	Jointly Administered
Debtors.	)
)

AMENDED AND RESTATED SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR MIRANT CORPORATION AND ITS AFFILIATED DEBTORS

Dated: December 9, 2005	WHITE & CASE LLP
Thomas E Lauria
Craig H. Averch
Gerard Uzzi
Wachovia Financial Center
200 South Biscayne Blvd., Suite 4900
Miami, FL 33131
(305) 371-2700

HAYNES AND BOONE, LLP
Robin Phelan
Ian T. Peck
901 Main Street, Suite 3100
Dallas, TX 75202
(214) 651-5000

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

i

ARTICLE VII. ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS		14

7.1.	Classes Entitled to Vote	14
7.2.	Class Acceptance Requirement	14
7.3.	Tabulation of Votes on a Non-Consolidated Basis	14
7.4.	Cramdown	15
7.5.	Confirmation of All Cases	15

ARTICLE VIII. MEANS FOR IMPLEMENTATION OF THE PLAN		15

8.1.	Operations between the Confirmation Date and the Effective Date	15
8.2.	Certain Intercompany Transactions On or Prior to the Effective Date	15
8.3.	Certain Intercompany Transfers On the MAEM/MET Effective Date	17
8.4.	Corporate Action	18
8.5.	Termination of Certain Debt Obligations	19
8.6.	Continued Corporate Existence of the Debtors	19
8.7.	Re-vesting of Assets	20
8.8.	Sale Provisions Relating to Mint Farm	20
8.9.	Management	20
8.10.	Initial Boards of Directors	20
8.11.	Officers	21
8.12.	Causes of Action	21
8.13.	Appointment of the Disbursing Agent	22
8.14.	Sources of Cash for Plan Distributions	22
8.15.	Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent	22
8.16.	Releases by the Debtors	22
8.17.	New Mirant Employee Stock Programs	23
8.18.	Appointment of New Mirant and MET as Attorneys-In-Fact	23
8.19.	Special Provisions Regarding the MAG Long-term Notes	23

ARTICLE IX. THE PLAN TRUST		24

9.1.	Creation of Plan Trust and Appointment of Plan Trustees	24
9.2.	Property of the Plan Trust	24
9.3.	Powers and Duties of the Plan Trustees	24

ARTICLE X. DISTRIBUTION PROVISIONS		25

10.1.	Plan Distributions	25
10.2.	Timing of Plan Distributions	25
10.3.	Address for Delivery of Plan Distributions/Unclaimed Distributions	25
10.4.	De Minimis Distributions	26
10.5.	Time Bar to Cash Payments	26
10.6.	Manner of Payment under the Plan	26
10.7.	Expenses Incurred on or after the Effective Date and Claims of the Disbursing Agent	26

10.8.	Fractional Plan Distributions	27
10.9.	Special Distribution Provisions for MAG Short-term Debt Claims, MAG Long-term Note Claims and Mirant Debt Claims	27
10.10.	Special Distribution Provisions for Equity Interests	30
10.11.	Special Distribution for California Parties	30
10.12.	Surrender and Cancellation of Instruments	31
10.13.	Designated Net Litigation Distributions	31
10.14.	Accrual of Interest for Purposes of Calculating Plan Distributions	32
10.15.	Supplemental Distributions to Holders of Allowed Mirant Debtor Class 3 – Unsecured Claims	33

ARTICLE XI. PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS		34

11.1.	Objection Deadline	34
11.2.	Prosecution of Contested Claims	34
11.3.	Claims Settlement	34
11.4.	Entitlement to Plan Distributions Upon Allowance	34
11.5.	Estimation of Claims	34

ARTICLE XII. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE		35

12.1.	Conditions Precedent to Confirmation	35
12.2.	Conditions Precedent to the Occurrence of the Effective Date	37
12.3.	Waiver of Conditions	37
12.4.	Effect of Non-Occurrence of the Effective Date	37

ARTICLE XIII. THE DISBURSING AGENT		38

13.1.	Powers and Duties	38
13.2.	Plan Distributions	38
13.3.	Exculpation	38

ARTICLE XIV. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		39

14.1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	39
14.2.	Cure	41
14.3.	Claims Arising from Rejection, Expiration or Termination	41
14.4.	Special Provisions Relating to the BEWAG Contract	42
14.5.	Special Provisions Relating to Agreements with Pepco and its Subsidiaries	42
14.6.	Special Provisions Related to the MIRMA Leases	43
14.7.	Special Provisions Relating to Mint Farm	44
14.8.	Special Provisions Relating to the FCC Agreement	44

ARTICLE XV. SETTLEMENTS AND COMPROMISES		45

15.1.	California Settlement	45
15.2.	Settlement of Prepetition Employee Agreements	45

15.3.	Proposed New York Tax Settlement	46
15.4.	Settlement of Certain Subordination Rights	47

ARTICLE XVI. RETENTION OF JURISDICTION		48

ARTICLE XVII. MISCELLANEOUS PROVISIONS		50

17.1.	Payment of Statutory Fees	50
17.2.	Satisfaction of Claims	50
17.3.	Third Party Agreements; Subordination	50
17.4.	Exculpation	51
17.5.	Discharge of Liabilities	51
17.6.	Discharge of Debtors	51
17.7.	Notices	52
17.8.	Headings	53
17.9.	Governing Law	53
17.10.	Expedited Determination	53
17.11.	Exemption from Transfer Taxes	53
17.12.	Retiree Benefits	54
17.13.	Notice of Entry of Confirmation Order and Relevant Dates	54
17.14.	Interest and Attorneys’ Fees	54
17.15.	Modification of the Plan	54
17.16.	Revocation of Plan	55
17.17.	Setoff Rights	55
17.18.	Compliance with Tax Requirements	55
17.19.	Rates	56
17.20.	Injunctions	56
17.21.	Binding Effect	56
17.22.	Severability	57
17.23.	Committees’ Consultation and Agreement	57
17.24.	Global Settlement Of Certain Recoveries	57
17.25.	No Admissions	58
17.26.	Potential Exclusion of Mirant NY-Gen from Plan	58

EXHIBITS
Glossary of Defined Terms	Exhibit A
MAG Debtors	Exhibit B
Mirant Debtors	Exhibit C
MAI Series A & B Preferred Shares	Exhibit D
New Mirant Warrant Terms	Exhibit E
MIRMA Lease Plan Treatment	Exhibit F

Mirant Corporation and its affiliated debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 cases hereby collectively and jointly propose the following joint chapter 11 plan of reorganization:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1.                            Definitions.

The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit “A.”

1.2.                            Interpretation.

Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time.  Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender.  The Disclosure Statement may be referred to for purposes of interpretation to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous.

1.3.                            Application of Definitions and Rules of Construction Contained in the Bankruptcy Code.

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Glossary of Defined Terms.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.                            Other Terms.

The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

1.5.                            Appendices and Plan Documents.

All appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.  Subject to Section 17.23, all Plan Documents shall be filed with the Clerk of the Bankruptcy Court not less than ten (10) days prior to the commencement of the Confirmation Hearing.  Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, by a written request sent to the following address:

White & Case LLP

Wachovia Financial Center

200 South Biscayne Boulevard

Suite 4900

Miami, Florida 33131

Attention:  Mark B. Fuhr

Telephone: (305) 371-2700

Facsimile: (305) 358-5744

ARTICLE II.

RESOLUTION OF CERTAIN INTER-DEBTOR ISSUES

2.1.                            Formation of Debtor Groups for Certain Purposes.

In settlement and compromise of certain existing and potential disputes regarding Intercompany Claims and related matters, pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan (a) treats the Mirant Debtors as comprising a single Estate solely for purposes of voting on the Plan (except as set forth in Section 7.3), confirmation of the Plan and making Plan Distributions in respect of Claims against and Equity Interests in the Mirant Debtors under the Plan, and (b) treats the MAG Debtors as comprising a single Estate solely for purposes of voting on the Plan (except as set forth in Section 7.3), confirmation of the Plan and making Plan Distributions in respect of Claims against and Equity Interests in the MAG Debtors under the Plan.  Such settlement and compromise shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, nor cause the transfer of any assets; and, except as otherwise provided by or permitted in the Plan, all Debtors shall continue to exist as separate legal entities.  This settlement and compromise (and the treatment derived therefrom) serves only as a mechanism to effect a fair distribution of value to the Debtors’ constituencies.

2.2.                            Treatment of Guaranty Claims Against a Debtor in a Debtor Group.

Any holder of a Claim against a Debtor and a Claim based on a guaranty of such base Claim given by a Debtor within the same Debtor Group, including, without limitation, (a) Claims arising under the Commodity Prepay Facility and the Commodity Prepay Guaranty, and (b) Claims arising under the Equipment Warehouse Facility and the Equipment Warehouse Guaranty, shall receive only a single recovery in respect of such Claims.

2.3.                            Intercompany Claims and Equity Interests.

Intercompany Claims and Administrative Claims between and among a Debtor in a Debtor Group and another Debtor in the same Debtor Group shall, solely for purposes of receiving Plan Distributions, be deemed resolved as a result of the settlement and compromise described in Section 2.1 and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan.  In addition, all Intercompany Claims between the Mirant Debtors and the MAG Debtors shall, solely for purposes of receiving Plan Distributions, be deemed resolved as part of the global settlement of Intercompany Claims and related matters under the Plan and therefore not entitled to any Plan Distribution and shall not be entitled to vote on the Plan.  Administrative Claims between the Mirant Debtors and the MAG Debtors shall be settled in the ordinary course.  Except with respect to Allowed Mirant Debtor Class 5 – Equity Interests and Allowed MAG Debtor Class 8 – Equity Interests, no Plan Distributions shall be made on account of any Equity Interests in any Debtor regardless of whether such Equity Interests are held by a Person which is not a Debtor; provided, that any Debtor that owns Equity Interests in another Debtor shall retain such Equity Interests, except as otherwise provided in the Plan.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

For the purposes of organization, voting and all confirmation matters, except as otherwise provided herein, all Claims (except as provided in Section 3.1) and all Equity Interests in the Mirant Debtors and the MAG Debtors shall be classified as set forth in this Article III.

3.1.                            Administrative Claims and Tax Claims.

As provided by section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims shall not be classified under the Plan, and shall instead be treated separately as unclassified Claims on the terms set forth in Article VI.

3.2.                            Mirant Debtor Claims and Equity Interests.

The classes of Claims against the Mirant Debtors and the Equity Interests in Mirant shall be treated under the Plan as follows:

(a)                                  Mirant Debtor Class 1 – Priority Claims

Mirant Debtor Class 1 shall consist of all Priority Claims against any of the Mirant Debtors.

(b)                                 Mirant Debtor Class 2 – Secured Claims

Mirant Debtor Class 2 shall consist of all Secured Claims against any of the Mirant Debtors.

(c)                                  Mirant Debtor Class 3 – Unsecured Claims

Mirant Debtor Class 3 shall consist of all Unsecured Claims (including the Mirant Debt Claims, the Subordinated Note Claims and the California Party Unsecured Claims, but excluding Convenience Claims, Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims and Mirant Debtor Class 7 – Mirant Peaker Unsecured Claims) against any of the Mirant Debtors.

(d)                                 Mirant Debtor Class 4 – Convenience Claims

Mirant Debtor Class 4 shall consist of all Convenience Claims (other than any Convenience Claims in Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims) against any of the Mirant Debtors.

(e)                                  Mirant Debtor Class 5 – Equity Interests

Mirant Debtor Class 5 shall consist of all Equity Interests in Mirant.

(f)                                    Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims

Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims shall consist of the following Claims: (i) the Unsecured Claims against each of (A) Mirant Americas Energy Marketing Investments, Inc., (B) Mirant Las Vegas, (C) Mirant Wichita, (D) Shady Hills Power Company, LLC and (E) West Georgia and (ii) Convenience Claims against each of (A) MADI, (B) Mirant Americas Energy Capital, LP, (C) Mirant Americas Energy Marketing Investments, Inc. (D) Mirant Americas Procurement, Inc., (E) MAREM, (F) Mirant Capital Management, LLC, (G) Mirant Chalk Point Development, LLC, (H) Mirant Michigan Investments, Inc., and (I) Mirant Wyandotte.

(g)                                 Mirant Debtor Class 7 – Mirant Peaker Unsecured Claims

Mirant Debtor Class 7 – Mirant Peaker Unsecured Claims shall consist of all Unsecured Claims against Mirant Peaker.

3.3.                            MAG Debtor Claims and Equity Interests.

The classes of Claims against the MAG Debtors and the Equity Interests in MAG shall be treated under the Plan as follows:

(a)                                  MAG Debtor Class 1 – Priority Claims

MAG Debtor Class 1 shall consist of all Priority Claims against any of the MAG Debtors.

(b)                                 MAG Debtor Class 2 – Secured Claims

MAG Debtor Class 2 shall consist of all Secured Claims (other than New York Taxing Authorities Secured Claims) against any of the MAG Debtors.

(c)                                  MAG Debtor Class 3 – New York Taxing Authorities Secured Claims

MAG Debtor Class 3 shall consist of all Secured Claims of the New York Taxing Authorities against the New York Debtors.

(d)                                 MAG Debtor Class 4 – PG&E/RMR Claims

MAG Debtor Class 4 shall consist of all PG&E/RMR Claims against the MAG Debtors.

(e)                                  MAG Debtor Class 5 – Unsecured Claims

MAG Debtor Class 5 shall consist of all Unsecured Claims (including without limitation, MAG Short-term Debt Claims, but excluding Convenience Claims) against any of the MAG Debtors.

(f)                                    MAG Debtor Class 6 – MAG Long-term Note Claims

MAG Debtor Class 6 shall consist of all MAG Long-term Note Claims against the MAG Debtors.

(g)                                 MAG Debtor Class 7 – Convenience Claims

MAG Debtor Class 7 shall consist of all Convenience Claims against any of the MAG Debtors (other than the MAG Debtor Class 9 – MAG Non-Voting Convenience Claims that are identified and described in Section 3.3(i) of the Plan).

(h)                                 MAG Debtor Class 8 – Equity Interests

MAG Debtor Class 8 shall consist of all Equity Interests in MAG.

(i)                                     MAG Debtor Class 9 – MAG Non-Voting Convenience Claims

MAG Debtor Class 9 – MAG Non-Voting Convenience Claims shall consist of the Convenience Claims against each of MAG and Mirant MD Ash Management, LLC.

3.4.                            Separate Classification of Secured Claims.

Although Secured Claims against the Mirant Debtors and the MAG Debtors have been placed in one category with respect to each such Debtor Group for purposes of nomenclature, each such Secured Claim shall be treated as a separate class for purposes of voting on the Plan and receiving Plan Distributions (to be designated as Mirant Debtor Class 2A, Mirant Debtor Class 2B, Mirant Debtor Class 2C, etc.; MAG Debtor Class 2A, MAG Debtor Class 2B, MAG Debtor Class 2C, etc.).

3.5.                            Separate Classification of PG&E/RMR Claims.

Although the PG&E/RMR Claims have been placed in one category for purposes of nomenclature, each of the three PG&E/RMR Claims shall be treated as a separate class for purposes of voting on the Plan and receiving Plan Distributions (to be designated MAG Debtor Class 4A, MAG Debtor Class 4B and MAG Debtor Class 4C).

3.6.                            Separate Classification of the Secured Claims of the New York Taxing   Authorities.

Although the Secured Claims of the New York Taxing Authorities have been placed in one category for purposes of nomenclature, each Secured Claim of the New York Taxing Authorities shall be treated as a separate class for purposes of voting on the Plan (to be designated MAG Debtor Class 3A, MAG Debtor Class 3B, MAG Debtor Class 3C, etc.).

ARTICLE IV.

IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

4.1.                            Unimpaired Classes of Claims and Equity Interests.

Mirant Debtor Class 1 – Priority Claims, Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims, MAG Debtor Class 1 – Priority Claims, MAG Debtor Class 6 – MAG Long-term Note Claims, MAG Debtor Class 8 – Equity Interests, and MAG Debtor Class 9 – MAG Non-Voting Convenience Claims are not impaired under the Plan.

4.2.                            Impaired Classes of Claims and Equity Interests.

Except as provided in Section 4.1, all classes of Claims and Equity Interests are impaired under the Plan.

4.3.                            Impairment Controversies.

If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE V.

PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN

5.1.                            Mirant Debtor Claims and Equity Interests.

The classes of Claims against the Mirant Debtors and Equity Interests in Mirant shall be treated under the Plan as follows:

(a)                                  Mirant Debtor Class 1 – Priority Claims

Each holder of an Allowed Priority Claim against any of the Mirant Debtors shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be fully reinstated and retained, and such Allowed Priority Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights on the Distribution Date.

(b)                                 Mirant Debtor Class 2 – Secured Claims

(1)                                  General Treatment.  Each holder of an Allowed Secured Claim against the Mirant Debtors will receive on the Distribution Date in full satisfaction of such holder’s Allowed Secured Claim, (A) a single Cash payment equal to the sum of (1) the Allowed Secured Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and hearing, or (B) if applicable, the implementation of any applicable valid right of setoff permitted under section 553 of the Bankruptcy Code.

(2)                                  Alternative Consensual Treatment. Notwithstanding any other provision in this Section 5.1(b), the Mirant Debtors and any holder of an Allowed Mirant Debtor Class 2 – Secured Claim may agree to any alternate treatment of such Secured Claim; provided that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder’s Allowed Mirant Debtor Class 2 – Secured Claim.

(3)                                  Treatment of West Georgia Facility Claims.

(A)                              If the holders of the West Georgia Facility Claims do not enter into and comply with their obligations under the West Georgia Settlement Agreement and do not vote in favor of the Plan pursuant to section 1126 of the Bankruptcy Code, on the Distribution Date the holders of the Allowed West Georgia Facility Claims shall receive, to the extent that the West Georgia Facility Claims are determined by the Bankruptcy Court to be Secured Claims (i) a Cash payment of up to $30,000,000, and (ii) to the extent that the secured portion of the West Georgia Facility Claims exceeds $30,000,000, the West Georgia Secured Note.

(B)                                If the holders of the West Georgia Facility Claims enter into and comply with their obligations under the West Georgia Settlement Agreement and vote in favor of the Plan pursuant to section 1126 of the Bankruptcy Code, the West Georgia Facility Claims will be Allowed as Secured Claims in the amount of $139,700,000 plus accrued and unpaid interest through the Effective Date and on the Distribution Date the holders of the Allowed West Georgia Facility Claims shall receive (i) a Cash payment in the amount of $45,000,000, and (ii) rights under the West Georgia Amended Loan Documents.

(c)                                  Mirant Debtor Class 3 – Unsecured Claims

Except as provided in Sections 15.4 and 17.3, each holder of an Allowed Mirant Debtor Class 3 – Unsecured Claim (including accrued interest as calculated pursuant to Section 10.14(a)) shall receive on the Distribution Date a Pro Rata Share of (i) 96.25% of the shares of New Mirant Common Stock to be issued pursuant to the Plan, except for (A) the shares to be issued to the holders of Allowed MAG Debtor Class 4 – PG&E/RMR Claims and Allowed MAG Debtor Class 5 – Unsecured Claims pursuant to Sections 5.2(d) and (e) hereof, respectively, and (B) the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs, and

(ii) the right to receive the Designated Net Litigation Distributions allocated to holders of Allowed Mirant Debtor Class 3 – Unsecured Claims as provided in Section 10.13.

(d)                                 Mirant Debtor Class 4 – Convenience Claims

Each holder of an Allowed Mirant Debtor Class 4 – Convenience Claim shall receive on the Distribution Date a single Cash payment in an amount equal to the amount of such holder’s Allowed Convenience Claim (including accrued interest as calculated pursuant to Section 10.14(d)).

(e)                                  Mirant Debtor Class 5 – Equity Interests

On the Effective Date, all Equity Interests in Mirant shall be cancelled, and each holder of an Allowed Mirant Debtor Class 5 – Equity Interest shall receive on the Distribution Date a Pro Rata Share of (i) 3.75% of the shares of New Mirant Common Stock issued under the Plan (excluding the shares (A) to be issued to the holders of Allowed MAG Debtor Class 4 – PG&E/RMR Claims and Allowed MAG Debtor Class 5 – Unsecured Claims; provided, that, if such shares are distributed to holders of Allowed Mirant Debtor Class 3 – Unsecured Claims, the holders of Allowed Mirant Debtor Class 5 – Equity Interests shall receive 3.75% of such shares, and (B) to be reserved for issuance pursuant to the New Mirant Employee Stock Programs), (ii) the New Mirant Series A Warrants, and (iii) the right to receive the Designated Net Litigation Distributions allocated to Allowed Mirant Debtor Class 5 – Equity Interests as provided in Section 10.13.

(f)                                    Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claims

Each holder of an Allowed Mirant Debtor Class 6 – Unimpaired Unsecured/Convenience Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, receive on the Distribution Date, a single Cash payment in an amount equal to the amount of such holder’s Allowed Unimpaired Unsecured/Convenience Claim together with simple interest from the Petition Date to the Effective Date at 4% interest per annum.

(g)                                 Mirant Debtor Class 7 – Mirant Peaker Unsecured Claims

Each holder of an Allowed Unsecured Claim against Mirant Peaker shall receive the treatment provided to holders of Mirant Debtor Class 3 – Unsecured Claims. To the extent that the thirty (30)-day weighted average price per share of New Mirant Common Stock, after trading commences in a recognized market, multiplied by the number of shares received by a holder of an Allowed Unsecured Claim against Mirant Peaker is less than the amount of such Allowed Unsecured Claim, New Mirant shall pay to such holder Cash in the amount of the difference between such Allowed Unsecured Claim and such price per share multiplied by the number of shares received by such holder within seven (7) Business Days after the Claim has been Allowed to cover the shortfall, other than the right to receive the Designated Net Litigation Distributions.

5.2.                            MAG Debtor Claims and Equity Interests.

The classes of Claims against the MAG Debtors and Equity Interests in MAG shall be treated under the Plan as follows:

(a)                                  MAG Debtor Class 1 – Priority Claims

Each holder of an Allowed Priority Claim against any of the MAG Debtors shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be fully reinstated and retained, and such Allowed Priority Claims (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such reinstated rights on the Distribution Date.

(b)                                 MAG Debtor Class 2 – Secured Claims

(1)                                  General Treatment. Each holder of an Allowed Secured Claim against the MAG Debtors (except the MAG Debtor Class 3 – New York Taxing Authorities Secured Claims) will receive on the Distribution Date in full satisfaction of such holder’s Allowed Secured Claim, (A) a single Cash payment equal to the sum of (1) the Allowed Secured Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing, or (B) if applicable, the implementation of any applicable valid right of setoff permitted under section 553 of the Bankruptcy Code.

(2)                                  Alternative Consensual Treatment. Notwithstanding any other provision in this Section 5.2(b), the MAG Debtors and any holder of an Allowed MAG Debtor Class 2 – Secured Claim may agree to any alternate treatment of such Secured Claim; provided that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder’s Allowed MAG Debtor Class 2 – Secured Claim.

(c)                                  MAG Debtor Class 3 – New York Taxing Authorities Secured Claims

(1)                                  If each of the New York Taxing Authorities votes to accept the Plan pursuant to section 1126 of the Bankruptcy Code, on the Effective Date, each holder of an Allowed New York Taxing Authorities Secured Claim shall receive the treatment specified in the Proposed New York Tax Settlement set forth in Section 15.3.

(2)                                  If each of the New York Taxing Authorities does not vote to accept the Plan pursuant to section 1126 of the Bankruptcy Code, the Plan shall exclude the New York Debtors and the Confirmation Hearing, solely with respect to the New York Debtors, shall be adjourned pending further notice or order of the Bankruptcy Court as set forth in Section 15.3(c) and the Debtors shall seek the alternative interim relief with respect to the New York Debtors as set forth in Section 15.3(c).

(d)                                 MAG Debtor Class 4 – PG&E/RMR Claims

In respect of the Allowed PG&E/RMR Claims, PG&E shall receive on the Distribution Date the treatment specified in the California Settlement as set forth in Section 15.1 of the Plan, including (a) at the option of the Debtors as exercised with respect to MAG Debtor Class 5 – Unsecured Claims, $119,700,000 either in Cash or New MAG Holdco Notes and (b) 0.2% of the shares of New Mirant Common Stock issued under the Plan (excluding the shares reserved for the New Mirant Employee Stock Programs).

(e)                                  MAG Debtor Class 5 – Unsecured Claims

Each holder of an Allowed MAG Debtor Class 5 – Unsecured Claim (including accrued interest as calculated pursuant to Section 10.14(b)) shall receive on the Distribution Date a Pro Rata Share of (i) at the option of the Debtors, $1,231,110,000 in Cash or New MAG Holdco Notes; and (ii) 2.1% of the shares of New Mirant Common Stock issued under the Plan (excluding the shares to be reserved for issuance pursuant to the New Mirant Employee Stock Programs).  The treatment set forth herein is based upon an assumed Effective Date of December 31, 2005.  To the extent the Effective Date occurs on a date other than December 31, 2005, the Plan Distributions set forth in subclause (i) shall be adjusted to reflect the appropriate amount of accrued interest payable, calculated in accordance with Section 10.14(b).

(f)                                    MAG Debtor Class 6 – MAG Long-term Note Claims

Each holder of an Allowed MAG Long-term Note Claim shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, (i) all of the legal, equitable and contractual rights to which such Claim entitles such holder against the MAG Debtors in respect of such Claim shall be fully reinstated and retained; (ii) all defaults, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (iii) the maturity of such MAG Long-term Note Claim shall be reinstated; and (iv) all amounts owed in respect of such Allowed MAG Long-term Note Claim (including (A) accrued interest as calculated pursuant to Section 10.14(c), and (B) any amounts to which such holder is entitled pursuant to sections 1124(2)(C) and (D) of the Bankruptcy Code) shall be paid in full on the later of the Effective Date and the date such amount otherwise becomes due and payable under the MAG Indenture and the MAG Long-term Notes, as reinstated. In addition, the Confirmation Order shall implement and give effect to the settlement and compromise with respect to the New MAG Debt Covenants as specified in Section 8.19.

(g)                                 MAG Debtor Class 7 – Convenience Claims

Each holder of an Allowed Convenience Claim against any of the MAG Debtors shall receive on the Distribution Date a single Cash payment in an amount equal to the amount of such holder’s Allowed Convenience Claim (including accrued interest as calculated pursuant to Section 10.14(e)).

(h)                                 MAG Debtor Class 8 – Equity Interests

The holder of the Allowed Equity Interests in MAG shall be unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Equity Interests entitle such holder in respect of such Equity Interests shall be fully reinstated and retained on and after the Effective Date.

(i)                                     MAG Debtor Class 9 – MAG Non-Voting Convenience Claims

Each holder of an Allowed MAG Non-Voting Convenience Claim will receive on the Distribution Date in full satisfaction of such holder’s Allowed MAG Non-Voting Convenience Claim, a single Cash payment equal to (1) the Allowed MAG Non-Voting Convenience Claim and (2) accrued postpetition interest from the Petition Date through the Effective Date, at an interest rate agreed to by the parties or, if no agreement can be reached, as determined by the Bankruptcy Court after notice and a hearing.

ARTICLE VI.

PROVISIONS FOR TREATMENT OF UNCLASSIFIED CLAIMS UNDER THE PLAN

6.1.                            Unclassified Claims.

Administrative Claims and Tax Claims are treated in accordance with sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code, respectively.  Such Claims are not designated as classes of Claims for the purposes of this Plan or for the purposes of sections 1123, 1124, 1125, 1126 or 1129 of the Bankruptcy Code.

6.2.                            Treatment of Administrative Claims.

All Administrative Claims shall be treated as follows:

(a)                                  Time for Filing Administrative Claims.

The holder of an Administrative Claim, other than (i) the DIP Claims, (ii) a Fee Claim, (iii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), or (iv) an Administrative Claim that has been Allowed on or before the Effective Date or as part of the California Settlement, must file with the Bankruptcy Court and serve on the Debtors, any official committee appointed in the Chapter 11 Cases and the Office of the United States Trustee, notice of such Administrative Claim within forty (40) days after service of Notice of Confirmation.  Such notice must include at a minimum (A) the name of the Debtor(s) which are purported to be liable for the Claim, (B) the name of the holder of the Claim, (C) the amount of the Claim, and (D) the basis of the Claim.  Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

(b)                                 Time for Filing Fee Claims.

Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty-five (45) days after the Effective Date.  The failure to file timely and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.

(c)                                  Allowance of Administrative Claims/Fee Claims.

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 6.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, or (ii) the date of service of the applicable notice of Administrative Claim or such later date as may be approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such 30-day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order.  A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 6.2(b) shall become an Allowed Administrative Claim only to the extent allowed by Final Order.

(d)                                 Reimbursement of Certain Fees and Expenses.

(i)                                     Phoenix. As contemplated by the settlement of subordination rights in Section 15.4, and conditioned upon the approval by the Bankruptcy Court as required under the Bankruptcy Code, Phoenix shall be reimbursed from the Estates with respect to the professional fees and expenses it has incurred in connection with the valuation hearing and otherwise in the Chapter 11 Cases (including expert fees and disbursements and counsel’s incentive fee).  Subject to a reasonable opportunity to review such professional fees and expenses, each of the Debtors and the Committees shall not object to such professional fees and expenses to the extent they do not exceed $5,500,000 in the aggregate.  Notwithstanding anything set forth herein, the approval by the Bankruptcy Court of such professional fees and expenses shall be neither a prerequisite, nor a condition to, confirmation of the Plan.

(ii)                                  MAG Ad Hoc Committee.  Conditioned upon the approval by the Bankruptcy Court as required under the Bankruptcy Code, the MAG Ad Hoc Committee shall receive reimbursement from the Estates of the professional fees and expenses it has incurred in connection with the Chapter 11 Cases.  Subject to a reasonable opportunity to review such professional fees and expenses, each of the Debtors and the Committees shall not object to such professional fees and expenses to the extent they do not exceed $3,500,000 in the aggregate.  Notwithstanding anything set forth herein, the approval by the Bankruptcy Court of such professional fees and expenses shall be neither a prerequisite, nor a condition to, confirmation of the Plan.

(iii)                               Mirant Ad Hoc Committee.  Conditioned upon the approval by the Bankruptcy Court as required under the Bankruptcy Code, the Mirant Ad Hoc

Committee shall receive reimbursement from the Estates of the professional fees and expenses it has incurred in connection with the Chapter 11 Cases.  Subject to a reasonable opportunity to review such professional fees and expenses, each of the Debtors and the Committees shall not object to such professional fees and expenses to the extent they do not exceed $300,000 in the aggregate.  Notwithstanding anything set forth herein, the approval by the Bankruptcy Court of such professional fees and expenses shall be neither a prerequisite, nor a condition to, confirmation of the Plan.

(e)                                  Payment of Allowed Administrative Claims.

On the Distribution Date, each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder’s Allowed Claim in one Cash payment, or (ii) such other treatment as may be agreed upon in writing by the Debtors and such holder; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors’ election in the ordinary course of business.

(f)                                    Allowance and Payment of DIP Claims.

The DIP Claims shall be Allowed Administrative Claims on the Effective Date and shall be paid in Cash in full on the Effective Date.  On the Effective Date, in accordance with the terms of the DIP Credit Agreement any outstanding letters of credit issued under the DIP Credit Agreement shall be cash collateralized, replaced or secured with letters of credit issued under the Exit Facility.

(g)                                 Allocation of Payments.

All payments made in respect of Allowed Administrative Claims pursuant to this Section shall be allocated among the Debtors, as determined by the Bankruptcy Court, on a fair and equitable basis.

6.3.                            Treatment of Tax Claims.

At the election of the Debtors, each holder of an Allowed Tax Claim shall receive in full satisfaction of such holder’s Allowed Tax Claim, (a) the amount of such holder’s Allowed Tax Claim, with Post-Confirmation Interest thereon, in equal annual Cash payments on each anniversary of the Effective Date, until the sixth anniversary of the date of assessment of such Tax Claim (provided that the Disbursing Agent may prepay the balance of any such Allowed Tax Claim at any time without penalty); (b) a lesser amount in one Cash payment as may be agreed upon in writing by such holder; or (c) such other treatment as may be agreed upon in writing by such holder; provided, that such agreed-upon treatment may not provide such holder with a return having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Tax Claim.  The Confirmation Order shall enjoin any holder of an Allowed Tax Claim from commencing or continuing any action or proceeding against any responsible person, officer or director of the Debtors that otherwise would be liable to such holder for payment of a Tax Claim so long as the Debtors are in compliance with Section 6.3.

So long as the holder of an Allowed Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or director under Section 6.3 or pursuant to the Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled.

ARTICLE VII.

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
CLASSES OF CLAIMS OR EQUITY INTERESTS

7.1.                            Classes Entitled to Vote.

Except for Mirant Debtor Class 1 – Priority Claims, MAG Debtor Class 1 – Priority Claims, MAG Debtor Class 6 – MAG Long-term Note Claims and MAG Debtor Class 8 – Equity Interests, all classes of Claims and Equity Interests are entitled to vote on the Plan.

7.2.                            Class Acceptance Requirement.

A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan.  A class of Equity Interests shall have accepted the Plan if it is accepted by holders of at least two-thirds (2/3) of the Equity Interests in such class that actually vote on the Plan.

7.3.                            Tabulation of Votes on a Non-Consolidated Basis.

Notwithstanding Section 2.1, the Debtors will tabulate all votes on the Plan on a non-consolidated basis by class and by Debtor for the purpose of determining whether the Plan satisfies sections 1129(a)(8) and/or (10) of the Bankruptcy Code with respect to each Debtor. For each Debtor that satisfies 1129(a)(8) and/or (10) of the Bankruptcy Code, and provided that all other requirements to confirmation of the Plan are met, the inclusion of such Debtor into the applicable Debtor Group as set forth in Article II shall be deemed to occur by operation of the Plan. For each Debtor that fails to satisfy either sections 1129(a)(8) or (10) of the Bankruptcy Code, the inclusion of such Debtor into the applicable Debtor Group pursuant to the settlement set forth in Article II shall be subject to a determination of the Bankruptcy Court that the settlement satisfies the requirements for approval under sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019, which determination may be made at the Confirmation Hearing.  If all classes of a Debtor accept the Plan, then the settlement set forth in Article II as to that Debtor shall occur without any evidentiary showing.  If one or more, but less than all, impaired classes of a Debtor accepts the Plan, then the approval of the settlement set forth in Article II as to that Debtor shall be addressed as part of the 1129(b) case as to that Debtors’ rejecting classes in order to implement the settlement set forth in Article II as to that Debtor.  In lieu of obtaining the approval of the settlement of Intercompany Claims and related matters as contemplated by Article II with respect to any Mirant Debtor, the Debtors may modify the Plan to appropriately address the rights of the holders of Allowed Claims against such Mirant Debtor.

7.4.                            Cramdown.

If all applicable requirements for confirmation of the Plan are met as set forth in section 1129(a)(1) through (13) of the Bankruptcy Code, except subsection (8) thereof, the Plan shall be treated as a request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code, notwithstanding the failure to satisfy the requirements of section 1129(a)(8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each class of Claims that is impaired under, and has not accepted, the Plan.

7.5.                            Confirmation of All Cases.

Except as provided in Sections 15.3(c), 17.16 and 17.25, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors.

ARTICLE VIII.

MEANS FOR IMPLEMENTATION OF THE PLAN

8.1.                            Operations between the Confirmation Date and the Effective Date.

During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their businesses as Debtors-in-Possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.

8.2.                            Certain Intercompany Transactions On or Prior to the Effective Date.

The following intercompany transactions shall occur and be implemented pursuant to section 1123(a)(5) of the Bankruptcy Code on or prior to the Effective Date, but only after the resolution of Intercompany Claims as contemplated by Section 2.3.

(a)                                  Transfers of Mirant’s Assets to New Mirant.

Mirant shall transfer substantially all of its Assets, excluding Mirant’s interests in the BEWAG Contract (which shall remain in all respects obligations of Mirant) and subject to Article XIV, to New Mirant or one or more subsidiaries of New Mirant and then Mirant shall be transferred to the Plan Trust.

(b)                                 Transfer of Mirant to the Plan Trust.

Mirant shall continue to exist as a separate legal entity on and after the Effective Date, having all rights and powers under applicable law. Immediately after the consummation of the transfers described in Section 8.2 (a), (i) Mirant will change its name to “MC 2005 Corporation,” (ii) the Equity Interests in Mirant shall be cancelled, and (iii) Mirant shall issue shares of common stock (evidencing 100% of the Equity Interests in Mirant) to the Plan Trust.  Mirant shall then be converted into a Delaware limited liability company, whereupon the common stock shall be cancelled and member interests (evidencing 100% of the member interests in Mirant) shall be issued to the Plan Trust.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, NEW MIRANT SHALL NOT HAVE, AND SHALL NOT BE CONSTRUED TO HAVE OR MAINTAIN, ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR CLAIMS ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO MIRANT) AND NO SUCH LIABILITIES, CLAIMS, OR OBLIGATIONS FOR ANY ACTS SHALL ATTACH TO NEW MIRANT.

(c)                                  Formation of New MAG Holdco.

New MAG Holdco shall be formed as a wholly-owned subsidiary of MAG through the following actions:

(i)                                     Mirant California Investments, Inc., a direct subsidiary of MAG, will be converted into a Delaware limited liability company and its name will be changed to “Mirant North America, LLC;”

(ii)                                  each of Mirant New England, Inc., Mirant Texas Investments, Inc. and Mirant New York, Inc. (unless the settlement contemplated by Section 15.3 is not consummated) will be merged and consolidated with and into the entity created under Section 8.2(c)(i), such entity continuing as the surviving entity.

(d)                                 Transfer of Certain Assets Between New Mirant and New MAG Holdco.

(i)                                     Prior to the transactions contemplated in Section 8.2(d)(ii), the Debtors shall transfer (or cause to be transferred) the Carved-Out Receivables to MAI or New Mirant;

(ii)                                  The Trading Debtors shall become direct or indirect subsidiaries of New MAG Holdco through the following transfers (in the following sequence):

(A)                              MAEMI shall transfer its 99% limited partnership interest in MAEM to MAPCO;

(B)                                New MAEM Holdco shall be organized as a limited liability company under the laws of Delaware and as a direct wholly-owned subsidiary of New MAG Holdco;

(C)                                MAEMI shall transfer 100% of its Equity Interest in MAPCO, including MAPCO’s 99% limited partnership interest in MAEM, to New MAEM Holdco; and

(D)                               MAI shall transfer 100% of its Equity Interest in MADI, including MADI’s 1% general partnership interest in MAEM, to New MAEM Holdco.

(iii)                               MAEM shall transfer 100% of the Equity Interests in MET to New MAG Holdco and as a result of such transfer MET shall be a direct wholly-owned subsidiary of New MAG Holdco;

(iv)                              MAI shall cause to be contributed by merger or otherwise, its 100% ownership interest in Mirant Zeeland to New MAG Holdco;

(v)                                 New MAG Holdco shall no later than five (5) Business Days after the Effective Date, transfer $250,000,000 in Cash to MAI or New Mirant;

(vi)                              The MAI Series A Preferred Shares will be issued to MIRMA;

(vii)                           The MAI Series B Preferred Shares will be issued to MAG; and

(viii)                        New Mirant shall enter into (A) the Series A Put Agreement with MIRMA and (B) the Series B Put Agreement with MAG.

(e)                                  Transfer of Certain Assets to MIRMA; Transfer of MIRMA to New MAG Holdco.

Certain assets shall be transferred to MIRMA and MIRMA shall be merged with a subsidiary of New MAG Holdco pursuant to the following steps (in the following sequence):

(i)                                     Mirant shall transfer its 100% ownership interests in (A) Mirant Peaker to MIRMA, and (B) Mirant Potomac to Mirant Chalk Point, LLC.  Obligations owing by Mirant Peaker and Mirant Potomac to MIRMA under the intercompany notes and by Mirant under the Capital Contribution Agreement, dated December 19, 2000, between Mirant and MIRMA, each issued in connection with the MIRMA Leases, shall be treated as Intercompany Claims under the Plan.

(ii)                                  Second Tier MAG Holdco shall be organized as a limited liability company under the laws of Delaware and as a direct wholly-owned subsidiary of New MAG Holdco.

(iii)                               MIRMA shall merge and consolidate into Second Tier MAG Holdco with MIRMA surviving.  As a result of such merger, New MAG Holdco shall directly or indirectly own 100% of the equity interests in MIRMA.

8.3.                            Certain Intercompany Transfers On the MAEM/MET Effective Date.

On the MAEM/MET Effective Date and after the consummation of the transactions contemplated in Section 8.2, the following transfers shall occur:

(a)                                  New MAEM Holdco shall transfer or cause to be transferred to MET all of the Assets of the Trading Debtors (excluding (i) the Equity Interests in each of the Trading Debtors,

(ii) any right to recover postpetition transfers made to Pepco under the Back-to-Back Agreement (or the APSA, as applicable), which right shall vest in New Mirant, (iii) the Back-to-Back Agreement (or the APSA, as applicable), which shall be performed by Mirant Oregon pursuant to Section 14.5, and (iv) any obligations, duties, or responsibilities of any of the Debtors arising under or related to the Assumption/Assignment Agreement which shall be performed by Mirant Oregon pursuant to Section 14.5) and MET will assume the liabilities of the Trading Debtors which have been expressly assumed by the Trading Debtors under the Plan; and

(b)                                 New MAG Holdco shall transfer or cause to be transferred 100% of the equity interests in New MAEM Holdco, including all the Equity Interests in the Trading Debtors, to the Plan Trust and as a result of such transfer to the Plan Trust, the Plan Trust will, either directly or indirectly, own 100% of the Equity Interest in each of the Trading Debtors.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, MET SHALL NOT HAVE, AND SHALL NOT BE CONSTRUED TO HAVE OR MAINTAIN, ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR CLAIMS ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO THE TRADING DEBTORS) AND NO SUCH LIABILITIES, CLAIMS, OR OBLIGATIONS FOR ANY ACTS SHALL ATTACH TO MET.

8.4.                            Corporate Action.

The entry of the Confirmation Order shall constitute authorization for New Mirant, the Debtors and their Affiliates to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and the Plan Documents prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including without limitation, any action required by the stockholders or directors of New Mirant, the Debtors and their Affiliates, including, among other things, (a) the adoption of the New Mirant Constituent Documents, (b) the termination and cancellation of any outstanding instrument, document or agreement evidencing Mirant Debt Claims, the Subordinated Note Claims, MAG Short-term Debt Claims or Equity Interests in Mirant, MADI and MAEMI, (c) the formation of New MAG Holdco, New MAEM Holdco and Second Tier MAG Holdco, (d) the issuance of the New MAG Holdco Notes, the New Mirant Common Stock, the New Mirant Warrants, the MAI Series A Preferred Shares, the MAI Series B Preferred Shares and any other securities to be issued under the Plan, (e) the execution and delivery of all documents arising in connection with the Exit Financing and performance of their obligations thereunder, (f) the execution and delivery of the New MAG Holdco Indenture, (g) all transfers of Assets that are to occur pursuant to the Plan, including without limitation, the transactions set forth in Sections 8.2 and 8.3, (h) the incurrence of all obligations contemplated by the Plan and the making of all Plan Distributions, (i) the formation of the Plan Trust, the qualification of the Plan Trustees and the transfers to the Plan Trust as contemplated by the Plan, (j) the implementation of all settlements and compromises as set forth in or contemplated by the Plan, including, without limitation, the

California Settlement, (k) the adoption of the New Mirant Employee Stock Programs, (l) taking of all actions to preserve and provide for the prosecution of the Designated Avoidance Actions as contemplated by Section 10.13, and (m) entering into any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation including, without limitation, intercompany contracts necessary, appropriate, or advisable to permit the funding and the provision of intercompany corporate services, intercompany commodity purchases and sales, intercompany commodity hedging arrangements (including the allocation of existing hedge transactions), and intercompany loans.  The officers of the Debtors are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and the Plan Documents and to take all necessary action required in connection therewith, in the name of and on behalf of the Debtors.  All obligations of the Debtors to indemnify and hold harmless their current and former directors, officers and employees, who served in any such capacity at any time after April 2, 2001 (except with respect to any Cause of Action that is not stayed by paragraph 89 of the Confirmation Order), whether arising under the Debtors’ constituent documents, contract, law or equity, shall be assumed by the Debtors (and in the cases of Mirant and the Trading Debtors, assumed and assigned to New Mirant and MET, respectively) upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed (or assumed and assigned, as applicable) under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable on their terms from and after the Effective Date.  The prosecution of any so-indemnified Cause of Action shall upon the occurrence of the Effective Date be enjoined and prohibited, except solely for the purpose of obtaining a recovery from any available insurance policy proceeds.

8.5.                            Termination of Certain Debt Obligations.

Upon the occurrence of the Effective Date, the Mirant Notes, the Mirant “C” Facility, the Mirant 364-Day Revolver, the Mirant 4-Year Revolver, the MAG Revolvers, the Subordinated Notes and the MAG Short-term Notes shall be cancelled and annulled.  Immediately upon the completion of all Plan Distributions to the holders of the Mirant Notes, the Subordinated Notes and the MAG Short-term Notes, the Old Indenture Trustees shall be authorized and directed (without further approval, act or other determination under applicable law, regulation, order or rule) to take such action as shall be necessary or appropriate to terminate and extinguish (a) all of the Debtors’ obligations under the Mirant Indentures and (b) all of the Debtors’ obligations with respect to the MAG Short-term Notes under the MAG Indenture, following which, each of the Mirant Indentures and the MAG Indenture (to the extent it relates to the MAG Short-term Notes) shall terminate.

8.6.                            Continued Corporate Existence of the Debtors.

Except as otherwise provided in Article VIII, each of the Debtors shall continue to exist after the Effective Date as a separate entity, with all the powers available to such legal entity, in accordance with applicable law and pursuant to the New Mirant Constituent Documents, which shall become effective upon the occurrence of the Effective Date.  On or after the Effective Date, the Debtors may, within their sole and exclusive discretion take such action as permitted by applicable law and their constituent documents, as they determine is reasonable and appropriate, including (a) cause any or all of the Debtors to be merged into one or more of the other Debtors or other legal entities, and (b) change the legal name of any of the Debtors including, but not limited to, the mergers and name changes provided for in Sections 8.2, 8.3 and 8.4.

8.7.                            Re-vesting of Assets.

Upon the occurrence of the Effective Date, except as otherwise provided in the Plan and with respect to liens of taxing authorities on Assets of the Debtors for unpaid property taxes, which property tax liens shall be senior to any liens granted the Exit Lenders under the Exit Facility on such Assets subject to property tax liens, title to all of the Assets of the Debtors shall vest in the Debtors free and clear of all liens, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court.  On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, the Debtors may operate their business and may use, acquire and dispose of their Assets free of any restrictions of the Bankruptcy Code.

8.8.                            Sale Provisions Relating to Mint Farm.

The making or delivery of any instrument of transfer in connection with the sale of the generating facility owned by Mint Farm shall be deemed to have been made or delivered under the Plan. Subject to the terms and provisions of Section 14.7, in the event a sale of the generating facility owned by Mint Farm does not close within one year after the Effective Date, the Debtors may liquidate the Assets of Mint Farm.

8.9.                            Management.

Except as set forth in Section 8.10(b) hereof, upon the occurrence of the Effective Date, the management, control, and operation of each of New Mirant and its Affiliates, including the Debtors (except for Mirant and the Trading Debtors), shall be the general responsibility of each such entity’s then current board and management.  Entry of the Confirmation Order shall ratify and approve all actions taken by each of the Debtors from the Petition Date through and until the Effective Date.

8.10.                     Initial Boards of Directors.

(a)                                  On the Effective Date, the initial board of directors (or managers, as applicable) of each Debtor, except New Mirant, shall be comprised of the individuals who hold such positions as of the Effective Date.

(b)                                 On the Effective Date, the board of directors of New Mirant shall consist of nine members comprised of the following individuals:

(1)                                  Edward R. Muller, as Chairman and CEO;

(2)                                  A.D. Correll;

(3)                                  Thomas M. Johnson, Robert E. Murray, John M. Quain, William L. Thacker, and John T. Miller, each of whom was selected by the Joint Selection Committee;

(4)                                  an additional individual to be selected by the Joint Selection Committee from a list of candidates formulated by Russell Reynolds Associates, Inc., which individual shall (A) satisfy the New York Stock Exchange definition of “Independent Director” and (B) not be a member or Affiliate, Insider or relative of a member of the Corp Committee; and

(5)                                  an additional individual to be selected by a joint selection committee comprised of members of the Equity Committee, one member of the Nominating and Governance Committee of Mirant’s Board of Directors and Edward R. Muller, from a list of candidates to be formulated by a national executive search firm of the Equity Committee’s choosing; such individual shall (A) satisfy the New York Stock Exchange definition of “Independent Director” and (B) not be a member or Affiliate, Insider or relative of a member of the Equity Committee.

(c)                                  From and after the Effective Date, the members of the board of directors (or managers, as applicable) of New Mirant and its Affiliates shall be selected and determined in accordance with the provisions of the respective New Mirant Constituent Documents and applicable law.

8.11.                     Officers.

Except as set forth in Section 8.10(b), the current officers of each of the Debtors (except for Mirant and the Trading Debtors) shall continue in such positions after the Effective Date in accordance with their respective employment agreements, if any, and applicable law.  Except as otherwise determined by the Board of Directors of New Mirant, the then current officers of Mirant shall serve in such positions after the Effective Date at New Mirant in accordance with their respective employment agreements, if any, and applicable law. Subject to any applicable employment agreements and applicable law, from and after the Effective Date, the officers of New Mirant and its Affiliates shall be selected and appointed by the respective boards of directors of such entities, in accordance with, and pursuant to, the provisions of applicable law and the respective New Mirant Constituent Documents.

8.12.                     Causes of Action.

Except as otherwise provided in the Plan, all Causes of Action, including Avoidance Actions (including, without limitation, the Southern Company Causes of Action and the Pepco Causes of Action) shall, upon the occurrence of the Effective Date, be transferred to, and be vested in, New Mirant for the benefit of the Debtors and their Estates.  Except as otherwise provided in the Plan, New Mirant’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

No Person or Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors will not pursue any and all available Causes of Action against them.  Except as provided in Section 14.5, the Debtors, the Estates, the Plan Trustees and the Plan Trust, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person or Entity, except as otherwise provided in the Plan.  Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Final Order, the Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

8.13.                     Appointment of the Disbursing Agent.

Upon the occurrence of the Effective Date, New Mirant shall be appointed to serve as the Disbursing Agent, and shall have all powers, rights, duties and protections afforded the Disbursing Agent under the Plan.

8.14.                     Sources of Cash for Plan Distributions.

All Cash necessary for the Disbursing Agent to make payments and Plan Distributions shall be obtained from proceeds of the Exit Financing and the Debtors’ existing Cash balances.

8.15.                     Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent.

The Disbursing Agent may, but shall not be required to, invest any funds held by the Disbursing Agent pending the distribution of such funds pursuant to the Plan in investments that are exempt from federal, state, and local taxes.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent may (a) treat the funds and other property held by it as held in a single trust for federal income tax purposes in accordance with the trust provisions of the Internal Revenue Code (sections 641 et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

8.16.                     Releases by the Debtors.

Except for the Southern Company Causes of Action, as of the Effective Date, each of the Debtors shall forever release, waive and discharge all Causes of Action (other than Causes of Action to enforce the terms of the Plan and the Plan Documents), then existing or thereafter arising, that are based in whole or in part on any act, omission, transaction, event, other occurrence or thing occurring or in existence on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement and that could have been asserted by the Debtors against any Protected Persons identified in a schedule to be filed with the Bankruptcy Court not less than five (5) days before the commencement of the Confirmation Hearing, including, without limitation, such Causes of Action that have been or could be asserted derivatively on behalf of such Debtor by another Person.

8.17.                     New Mirant Employee Stock Programs.

New Mirant shall reserve sufficient shares of New Mirant Common Stock for issuance under the New Mirant Employee Stock Programs in order that such shares shall represent 5% of the New Mirant Common Stock. The Plan shall be deemed a solicitation to holders of Equity Interests in Mirant and/or holders of New Mirant Common Stock for approval of the New Mirant Employee Stock Programs, and the Confirmation Order shall constitute approval of the New Mirant Employee Stock Programs for purposes of the shareholder approval requirements under the Internal Revenue Code, and, to the fullest extent permissible by law, such other requirements for shareholder approval under the laws of the jurisdiction of formation of New Mirant.

8.18.                     Appointment of New Mirant and MET as Attorneys-In-Fact.

Each of Mirant and the Trading Debtors hereby appoints New Mirant and MET, with full power of substitution, as their true and lawful agents and attorneys-in-fact with full irrevocable power and authority on behalf of and in the place and stead of Mirant or the Trading Debtors, to take any and all actions deemed necessary or appropriate by New Mirant or MET to carry out the asset transfers contemplated under Sections 8.2, 8.3 and 8.4, including, without limitation, the preparation, execution and delivery of any and all documents, the making of any and all filings or registrations and the payment of any and all fees and expenses relating to the foregoing, as New Mirant or MET shall deem necessary or appropriate to give effect to the asset transfers contemplated under Sections 8.2, 8.3 and 8.4.  Each of New Mirant and MET shall have full and unqualified authority to delegate any or all of the foregoing powers to any of its respective officers or agents.  The powers granted in this Section 8.18 shall survive the winding up and dissolution of Mirant and/or the Trading Debtors.

8.19.                     Special Provisions Regarding the MAG Long-term Notes.

As part of the settlement and compromise described in Section 17.24, the Confirmation Order shall implement and give effect to the New MAG Debt Covenants.  The New MAG Debt Covenants shall apply equally with all of the other rights and privileges under the MAG Indenture with respect to the MAG Long-term Notes, and the Indenture Trustee under the MAG Indenture, as of the Effective Date, shall have the full power to enforce the New MAG Debt Covenants with the same force and effect as all other provisions in the MAG Indenture.  The Debtors shall seek a determination in the Confirmation Order that the Indenture Trustee under the MAG Indenture may, without the consent of the holders of the MAG Long-term Notes and without causing a default under the MAG Indenture, enter into a supplemental indenture giving effect to the New MAG Debt Covenants. In addition, the Debtors shall use commercially reasonable efforts to obtain a Standard & Poor’s rating and a Moody’s rating for each series of MAG Long-term Notes and the New MAG Holdco Notes (if issued).

ARTICLE IX.

THE PLAN TRUST

9.1.                            Creation of Plan Trust and Appointment of Plan Trustees.

(a)                                  On the Effective Date, the Plan Trust will be created pursuant to the Plan Trust Declaration.

(b)                                 The Plan Trust shall be administered by the Plan Trustees who shall be identified prior to the conclusion of the Confirmation Hearing.  The appointment of the initial Plan Trustees and the terms of their compensation shall be subject to the approval of the Bankruptcy Court.

(c)                                  During the period from the Confirmation Date to the Effective Date, the Debtors shall reimburse each Plan Trustee for actual and necessary out-of-pocket expenses incurred by them in preparing to assume their responsibilities under the Plan Trust Declaration in an aggregate amount not to exceed $50,000. On the Effective Date, New Mirant shall advance $500,000 to the Plan Trust to pay the reasonable costs and expenses associated with the administration of the Plan Trust.  After the Effective Date, New Mirant shall have the obligation to advance funds to pay the reasonable costs and expenses associated with the administration of the Plan Trust up to an aggregate unreimbursed amount of $1,000,000 inclusive of New Mirant’s initial advancement on the Effective Date.

9.2.                            Property of the Plan Trust.

As contemplated by Sections 8.2(b) and 8.3(b), shares of common stock of Mirant (evidencing 100% of the Equity Interests in Mirant) shall be issued to the Plan Trust and 100% of the Equity Interests in New MAEM Holdco, which will include all of the Equity Interests in the Trading Debtors as set forth in Article VIII, shall be transferred to the Plan Trust.

9.3.                            Powers and Duties of the Plan Trustees.

(a)                                  Subject to the terms and provisions of the Plan Trust Declaration, the Plan Trustees shall have the duty and authority to take all actions, including, but not limited to, the retention of professionals, deemed by the Plan Trustees to be necessary or appropriate (i) to protect, maintain, liquidate to Cash, and maximize the value of the Assets transferred to the Plan Trust, whether by litigation, settlement or otherwise, and (ii) to prepare and make available to the holders of beneficial interests in the Plan Trust periodic reports regarding the results of the Plan Trust’s operations.

(b)                                 To the extent that the legal names of Mirant and the Trading Debtors have not already been changed prior to their transfer to the Plan Trust, the Plan Trustees shall have the duty and authority to change the legal name of Mirant and any of the Trading Debtors whose legal name contains the word “Mirant” to another legal name that does not contain the word “Mirant.”

(c)                                  Except as otherwise provided in Section 9.3, the Plan Trustees, together with their officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, arising out of the discharge of the powers and duties conferred upon the Plan Trustees by the Plan Trust Declaration, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Plan Trustees’ gross negligence or willful misconduct.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action against the Plan Trustees or their officers, directors, employees, agents, and representatives for making payments in accordance with the Plan Trust Declaration, or for liquidating assets to make payments under the Plan Trust Declaration.

ARTICLE X.

DISTRIBUTION PROVISIONS

10.1.                     Plan Distributions.

The Disbursing Agent shall make all Plan Distributions.  In the event a Plan Distribution shall be payable on a day other than a Business Day, such Plan Distribution shall instead be paid on the immediately succeeding Business Day, but shall be deemed to have been made on the date otherwise due.  For federal income tax purposes, except to the extent a Plan Distribution is made in connection with reinstatement of an obligation pursuant to section 1124 of the Bankruptcy Code, a Plan Distribution will be allocated first to the principal amount of a Claim and then, to the extent the Plan Distribution exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

10.2.                     Timing of Plan Distributions.

Except for Plan Distributions to holders of Allowed DIP Claims which pursuant to Section 6.2(f) shall be made on the Effective Date, each Plan Distribution shall be made on the relevant Distribution Date therefor and shall be deemed to have been timely made if made on such date or within ten (10) days thereafter; provided that Plan Distributions to holders of Letter of Credit Claims shall not be made unless and until such Claims become fixed and, as a result, become Allowed Claims against the Mirant Debtors.

10.3.                     Address for Delivery of Plan Distributions/Unclaimed Distributions.

Subject to Bankruptcy Rule 9010, any Plan Distribution or delivery to a holder of an Allowed Claim shall be made at the address of such holder as set forth (a) in the Schedules, (b) on the proof of Claim filed by such holder, (c) in any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e), (d) in any notice served by such holder giving details of a change of address, (e) in the case of the holders of California Party Unsecured Claims in the California Settlement Agreement or as otherwise directed by such holder in writing, or (f) in the case of the holders of Mirant Notes, Subordinated Notes, MAG Short-term Notes and MAG Long-term Notes, to the applicable Old Indenture Trustees for distribution to the holders of such notes subject to the provisions of Section 10.9.  If any Plan Distribution is returned to the Disbursing Agent as undeliverable, no Plan Distributions shall be made to such holder unless the Disbursing Agent is notified of such holder’s then current address within ninety (90) days after such Plan Distribution was returned.  After such date, if such notice was not provided, a holder shall have forfeited its right to such Plan Distribution, and the undeliverable Plan Distributions shall be returned to New Mirant, except for the forfeited Plan Distributions of holders of Allowed Mirant Debtor Class 3 – Unsecured Claims and Allowed Mirant Debtor Class 5 – Equity Interests, which shall be distributed on a pro rata basis to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims and Allowed Mirant Debtor Class 5  – Equity Interests in Mirant, respectively, that have not forfeited their Plan Distributions.  Such supplemental Plan Distributions shall be made from time to time at the discretion of the Disbursing Agent.

10.4.                     De Minimis Distributions.

No Plan Distribution of less than twenty-five dollars ($25.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent.  If no request is made as provided in the preceding sentence within ninety (90) days of the Effective Date, all such Plan Distributions shall revert to New Mirant.

10.5.                     Time Bar to Cash Payments.

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.  Any claim in respect of such a voided check shall be made within one hundred and eighty (180) days after the date of issuance of such check. If no request is made as provided in the preceding sentence, any claims in respect of such void check shall be discharged and forever barred and such unclaimed Plan Distribution shall revert to New Mirant.

10.6.                     Manner of Payment under the Plan.

Unless the Person or Entity receiving a Plan Distribution agrees otherwise, any Plan Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.  Cash payments to foreign creditors may, in addition to the foregoing, be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

10.7.                     Expenses Incurred on or after the Effective Date and Claims of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court or as provided herein, the amount of any reasonable fees and expenses incurred (or to be incurred) by the Disbursing Agent and the Old Indenture Trustees (including any paying or transfer agents for such Old Indenture Trustees) on or after the Effective Date (including, but not limited to, taxes) shall be paid when due.  Professional fees and expenses incurred by the Disbursing Agent and the Old Indenture

Trustees (including any paying or transfer agents for such Old Indenture Trustees) from and after the Effective Date in connection with the effectuation of the Plan shall be paid in the ordinary course of business.  Any dispute regarding compensation shall be resolved by agreement of the parties or if the parties are unable to agree, as determined by the Bankruptcy Court.

10.8.                     Fractional Plan Distributions.

Notwithstanding anything to the contrary contained herein, no Plan Distributions of fractional shares or fractions of dollars (whether in Cash or notes) will be made.  Fractional shares and fractions of dollars (whether in Cash or notes) shall be rounded to the nearest whole unit (with any amount equal to or less than one-half share or one-half dollar, as applicable, to be rounded down).

10.9.                     Special Distribution Provisions for MAG Short-term Debt Claims, MAG Long-      term Note Claims and Mirant Debt Claims.

The following additional provisions shall apply specifically to Plan Distributions to be made to the holders of Allowed MAG Short-term Debt Claims, Allowed MAG Long-term Note Claims and Allowed Mirant Debt Claims under the Plan:

(a)                                  Distributions to Holders of MAG Short-term Note Claims and Mirant Note Claims.  Plan Distributions on account of the MAG Short-term Note Claims and the Mirant Note Claims shall be made by the Disbursing Agent to the Old Indenture Trustees for the MAG Short-term Notes and the Mirant Notes, respectively.  The Old Indenture Trustees for the MAG Short-term Notes and the Mirant Notes, or their agents, shall make such Plan Distributions in accordance with the Old Indentures and such Plan Distributions shall be made directly to the registered holders of the MAG Short-term Notes and Mirant Notes in accordance with Section 10.9(f). For purposes of making Plan Distributions, the transfer ledger in respect of the MAG Short-term Note Claims and Mirant Note Claims shall be closed as of the close of business on the Effective Date.  The Disbursing Agent, the Plan Trustees, the Old Indenture Trustees, and their respective agents, as applicable, shall have no obligation to recognize any transfer after the Effective Date of a MAG Short-term Note Claim or a Mirant Note Claim.

(b)                                 Distributions to Holders of MAG Long-term Note Claims.  Plan Distributions on account of the MAG Long-term Note Claims shall be made by the Disbursing Agent to the Old Indenture Trustee for the MAG Long-term Notes.  The Old Indenture Trustee for the MAG Long-term Notes, or its agent, shall make such Plan Distributions in accordance with the MAG Indenture and such Plan Distributions shall be made directly to the registered holders of the MAG Long-term Notes in accordance with Section 10.9(f). The record date for the Plan Distributions on account of the MAG Long-term Note Claims shall be the Effective Date or such other date as established by the Old Indenture Trustee for the Long-term Notes, with the cooperation of the Debtors, under the MAG Indenture.

(c)                                  Service by the Old Indenture Trustees.

(i)                                     The Old Indenture Trustees and their agents, successors and assigns shall facilitate the making of Plan Distributions to the holders of the Mirant Notes and the MAG Short-term Notes, as applicable, and upon the completion thereof, shall be discharged of all their respective obligations associated with the Mirant Notes and the MAG Short-term Notes.  The rights of holders of Allowed MAG Short-term Note Claims and Mirant Note Claims, as established under the Old Indentures, shall continue in effect, for the sole purpose of (i) allowing the holders of Mirant Note Claims and the MAG Short-term Note Claims, as applicable, to receive their distributions hereunder, (ii) allowing and requiring the Old Indenture Trustees to make the distributions to be made on account of the Mirant Notes and the MAG Short-term Notes, as applicable, and (iii) permitting the Old Indenture Trustees to assert their Charging Lien against such distributions for payment of the Indenture Trustee Fees.  Notwithstanding any provision contained in this Plan to the contrary, the distribution provisions contained in the Old Indentures for Mirant Notes and the MAG Short-term Notes shall continue in effect to the extent necessary to authorize the Old Indenture Trustees to receive and distribute to the holders of Allowed Claims, as applicable, distributions pursuant to the Plan on account of any Allowed Claims and shall terminate completely upon completion of all such distributions.  Any actions taken by the Old Indenture Trustees with respect to the MAG Short-term Notes and the Mirant Notes that are not for the purposes authorized under the Plan shall be null and void.

(ii)                                  The Old Indenture Trustee under the MAG Indenture with respect to the MAG Long-term Notes, together with its agents, successors and assigns, shall facilitate the making of Plan Distributions to the holders of the MAG Long-term Notes.  All of the rights, privileges and indemnities under the MAG Indenture with respect to the MAG Long-term Notes shall be reinstated and remain in full force and effect.  Any actions taken by the Old Indenture Trustee under the MAG Indenture with respect to the MAG Long-term Notes that are not for the purposes authorized under the MAG Indenture and the Plan shall be null and void.

(d)                                 Service by Facility Agents.  The Facility Agents and their agents, successors and assigns shall facilitate the making of Plan Distributions to the holders of the MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims, as applicable, and upon the completion thereof, shall be discharged of all their respective obligations associated with the MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims. The rights of holders of MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall continue in effect for the sole purpose of allowing and requiring the Facility Agents to make Plan Distributions to be made on account of such Claims. Any actions taken by the Facility Agents with respect to the MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims that are not for the purposes authorized herein shall be null and void.

(e)                                  Substitution of the Old Indenture Trustees; Distributions.  Upon the occurrence of the Effective Date, the Claims of the Old Indenture Trustees shall, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, be substituted for all Claims of individual holders of MAG Short-term Note Claims and Mirant Note Claims arising under, based upon, or evidenced by the notes or debentures issued under the Old Indentures.  On the Distribution Date, all MAG Short-term Note Claims and Mirant Note Claims shall be settled and compromised in exchange for the distribution to the Old Indenture Trustees of the applicable Plan Distributions to the holders of Allowed MAG Short-term Note Claims and Mirant Note Claims as specified in Sections 5.2(e) and 5.1(c), respectively, of the Plan; provided, that the Old Indenture Trustees shall return to the Disbursing Agent any Plan Distributions held on account of any MAG Short-term Note Claims and Mirant Note Claims as to which the requirements of Section 10.9(f) hereof are not satisfied by the first anniversary of the Effective Date.

(f)                                    Distributions by Old Indenture Trustees.  On the Distribution Date, all distributions on behalf of the Allowed MAG Short-term Note Claims and Mirant Note Claims shall be made by the applicable Old Indenture Trustees and the Old Indenture Trustees shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that Old Indenture Trustees are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by New Mirant.  As soon as practicable after such surrender or exchange as described in Section 10.12, the Old Indenture Trustees shall distribute to their respective holders such holder’s share of the distributions in accordance with the Plan, but subject to the rights of the Old Indenture Trustee in accordance with Section 10.9(h).

(g)                                 Substitution of the Facility Agents; Distributions.  Upon the occurrence of the Effective Date, the Claims of the applicable Facility Agents shall, for all purposes under the Plan, including, without limitation, the right to receive distributions hereunder, be substituted for all Claims of individual holders of MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claim.  On the Distribution Date, all MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall be settled and compromised in exchange for the distribution to the Facility Agents of the applicable Plan Distributions to the holders of MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims as specified in Sections 5.2(e) and 5.1(c), respectively, of the Plan; provided, that the Facility Agents shall return to the Disbursing Agent any Plan Distributions held on account of any MAG Revolver Claims, Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims as to which the requirements of Section 10.12 are not satisfied by the first anniversary of the Effective Date.

(h)                                 Enforcement of Rights of Old Indenture Trustees.  The rights, liens  (including the Charging Lien) and Claims of the Old Indenture Trustees under the Old Indentures with respect to the collection of their fees and expenses from the holders of MAG Short-term Note Claims, MAG Long-term Note Claims and Mirant Note Claims or from Plan Distributions made on account of such Claims (including the fees and expenses of counsel) shall survive confirmation of the Plan and may be fully enforced by the Old Indenture Trustees; provided, however, that such fees and expenses shall be subject to Bankruptcy Court approval under section 1129(a)(4) of the Bankruptcy Code, to the extent that section applies.  All distributions to the Old Indenture Trustees on behalf of the holders of Allowed MAG Short-term Note Claims, MAG Long-term Note Claims and Mirant Note Claims shall be applied by the Old Indenture Trustees as provided by the Old Indentures.

(i)                                     Payment of Indenture Trustee Fees and Facility Agent Fees.  Prior to the Effective Date, the Old Indenture Trustees and the agent under the MAG Revolvers shall provide statements of Indenture Trustees Fees to the Debtors.  All reasonable fees and expenses owed to the Old Indenture Trustees under the Old Indentures and to the Facility Agent under the MAG Revolvers shall paid in Cash on the Effective Date. Unless contested by the Debtors, the fees and expenses owed to the Old Indenture Trustees and the Agent under the MAG Revolver shall be deemed reasonable, without further order of the Bankruptcy Court.  The Bankruptcy Court shall resolve any of the Debtors’ objections to such fees and expenses. The respective rights, liens, and claims of the respective Old Indenture Trustee under the Old Indentures (other than those related to the MAG Long-term Note Claims) and the Facility Agent under the MAG Revolvers shall be discharged upon payment of these fees and expenses.

(j)                                     Enforcement of Rights of Facility Agents.  The rights, liens (including the Charging Liens), and Claims of the Facility Agents with respect to the collection of their fees and expenses from the holders of Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall survive confirmation of the Plan and may be fully enforced by the Facility Agents.  All distributions to the Facility Agents on behalf of the holders of Mirant “C” Facility Claims, Mirant 364-Day Revolver Claims and Mirant 4-Year Revolver Claims shall be applied by the Facility Agents as provided by the applicable agreement.

10.10.              Special Distribution Provisions for Equity Interests.

For the purpose of making Plan Distributions, the transfer ledger in respect of the Allowed Equity Interests in Mirant shall be closed as of the close of business on the Effective Date, and the Disbursing Agent, the Plan Trustees and their respective agents shall be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the stock transfer agent for the Allowed Equity Interests in Mirant as of the close of business on the Effective Date.  On the Effective Date, all Equity Interests in Mirant shall be cancelled and annulled, and all rights thereunder shall be settled and compromised in full in exchange for the Plan Distributions to be made to the holders of all such Allowed Equity Interests.

10.11.              Special Distribution for California Parties.

The following additional provisions shall apply specifically to any distributions to the California Parties under the Plan on account of the California Party Unsecured Claims:

(a)                                  CERS.  If CERS (as such term is defined in Section 1.1.35 of the California Settlement Agreement) is the holder of any portion of the California Party Unsecured Claims on the Distribution Date, then any distributions to CERS on account of its allocable share of those claims shall be made by the Disbursing Agent (i) to the trustee of the liquidating trust required to be created by Section 3.7 of the California Settlement Agreement (respectively, the “Liquidating Trustee” and the “Liquidating Trust”) or (ii) if a stock transfer agent has been identified in writing to the Mirant Parties (as defined in the California Settlement Agreement) by CERS in accordance with the notice provisions of the California Settlement Agreement at least ten (10) Business Days prior to the Distribution Date, then to such stock transfer agent for sale thereafter until further written notice by CERS to the Mirant Parties.  The Liquidating Trustee shall, if no stock transfer agent has been identified in writing to the Mirant Parties by CERS as provided above, thereafter administer such distributions in accordance with the terms of the written agreement establishing and governing the Liquidating Trust (the “California Liquidating Trust Agreement”).

(b)                                 Other California Parties.  If, pursuant to Section 5.1.4 of the California Settlement Agreement, any of the California Parties timely elect to have their respective allocable share of the California Party Unsecured Claims distributed to the Liquidating Trust, then any distributions to such California Parties on account of their respective allocable share of those claims, except to the extent expressly provided for in their Section 5.1.4 election notices to Mirant, shall be made by the Disbursing Agent to the Liquidating Trustee and thereafter administered by the Liquidating Trustee in accordance with the terms of the California Liquidating Trust Agreement.

(c)                                  Establishment of Liquidating Trust.  The terms of the California Liquidating Trust Agreement shall be agreed upon by the Mirant Parties (as defined in the California Settlement Agreement) and the California Parties on or before the Confirmation Date.  The California Liquidating Trust Agreement shall be a Plan Document.

10.12.              Surrender and Cancellation of Instruments.

As a condition to receiving any Plan Distribution, on or before the Distribution Date, the holder of an Allowed Claim evidenced by a certificate, instrument or note, other than any such certificate, instrument or note that is being reinstated or being left unimpaired under the Plan, shall (i) surrender such certificate, instrument or note representing such Claim, including, without limitation, any guaranties except to the extent assumed by the Debtors, subject to Section 12.1(i), and (ii) execute and deliver such other documents as may be necessary to effectuate the Plan.  Such certificate, instrument or note, including any such guaranties, shall thereafter be cancelled and extinguished.  The Disbursing Agent shall have the right to withhold any Plan Distribution to be made to or on behalf of any holder of such Claims unless and until (1) such certificates, instruments or notes, including any such guaranties, are surrendered, or (2) any relevant holder provides to the Disbursing Agent an affidavit of loss or such other documents as may be required by the Disbursing Agent together with an appropriate indemnity in the customary form.  Any such holder who fails to surrender such certificates, instruments or notes, including any such guaranties, or otherwise fails to deliver an affidavit of loss and indemnity prior to the second anniversary of the Effective Date, shall be deemed to have forfeited its Claims and shall not participate in any Plan Distribution.  All property in respect of such forfeited Claims shall revert to New Mirant.  In the event such certificate, instrument or note is held in the name of, or by a nominee of, the Depository Trust Company, the Debtors shall seek the cooperation of the Depository Trust Company in facilitating distributions.

10.13.              Designated Net Litigation Distributions.

As an essential bargained-for component of the global settlement between and among the Debtors, the Committees and Phoenix with regard to the Plan, Cash payments shall be made in an amount equal to the aggregate Designated Net Litigation Distributions, such payments to be shared on a 50/50 basis by the holders of the Allowed Mirant Debtor Class 3 – Unsecured Claims (including holders of Allowed Claims in respect of Subordinated Notes) and the holders of Allowed Mirant Debtor Class 5 – Equity Interests.  The mechanics of implementing the foregoing sharing arrangement (including, without limitation, (a) whether the litigation shall be prosecuted for the benefit of the above-noted holders of Claims and Equity Interests through the vehicle of a trust, by New Mirant or an affiliate of New Mirant, (b) how the litigation will be controlled and managed, (c) how the litigation will be funded, (d) the duties owed by New Mirant with respect to the prosecution or settlement of the litigation (including the provision of reasonable access to personnel and records in connection with the litigation), and (e) whether the right of a beneficiary to participate in the payments shall be transferable), shall be determined by the agreement of the Debtors, the Committees and Phoenix (such agreement not to be unreasonably withheld). Payments triggered by the receipt of the first $175,000,000 in aggregate Designated Net Litigation Distributions shall not be reduced by the amount of any adverse tax consequences to New Mirant (regardless of whether such consequence is the payment of taxes or the consumption of tax attributes) (“Adverse Tax Consequences”); with respect to payments triggered by aggregate Designated Net Litigation Distributions over $175,000,000, the amount of such payments shall be reduced by an amount equal to 100% of the Adverse Tax Consequence to New Mirant, with the payment to holders of Allowed Mirant Debtor Class 3 – Unsecured Claims to be reduced by an amount equal to 60% of the Adverse Tax Consequences with respect to payments triggered by recoveries greater than $175,000,000 and less than $275,000,000; 70% with respect to payments triggered by recoveries equal to or greater than $275,000,000 and less than $375,000,000; 80% with respect to payments triggered by recoveries equal to or greater than $375,000,000 and less than $475,000,000; and 90% with respect to payments triggered by recoveries equal to or greater than $475,000,000.  In each case, for payments triggered by the receipt of amounts above $175,000,000, the amount of the payments to the holders of Allowed Mirant Debtor Class 5 – Equity Interests shall be reduced by an amount equal to (a) 100% of the Adverse Tax Consequences to New Mirant resulting from any amount received on account of the Designated Net Litigation Distributions less (b) the amount by which the payments made to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims are reduced pursuant to this Section 10.13.  To the extent New Mirant believes that a tax return reporting position at a level of authority not requiring separate disclosures in its tax return can be reached, New Mirant will take the position on its tax returns that any recoveries received by New Mirant or any of its subsidiaries in respect of Designated Avoidance Actions are not taxable. The foregoing payment obligations shall be evidenced in a fashion that shall be agreed upon by the Debtors, the Corp Committee, the Equity Committee and Phoenix.

10.14.              Accrual of Interest for Purposes of Calculating Plan Distributions.

(a)                                  Mirant Debtors; Unsecured Claims.  For purposes of calculating Plan Distributions, the accrual of interest from the Petition Date through the Effective Date on Allowed Mirant Debtor Class 3 – Unsecured Claims (including Allowed Claims in respect of Subordinated Notes) that have a contractual interest rate shall be at the applicable non-default contractual rate with compounding to occur on the date of scheduled payments.  With respect to holders of Allowed Unsecured Claims against the Mirant Debtors that do not have a contractual rate of interest, interest from the Petition Date through the Effective Date shall be herein accrued at 4% without compounding.

(b)                                 MAG Debtors; Unsecured Claims.  For purposes of making Plan Distributions to the holders of Allowed MAG Debtor Class 5 – Unsecured Claims, including, but not limited to, the MAG Short-term Debt Claims, that have a contractual rate of interest, interest will be accrued at the contractual non-default rate from the Petition Date through the Effective Date for each holder (including with respect to MAG Short-term Note Claims (i) interest on interest, as contemplated by Section 503 of the MAG Indenture, with semi-annual compounding on the date of each scheduled payment up and to the Effective Date; and (ii) “Additional Interest,” as such term is defined in Section 2(e) of the MAG Registration Rights Agreements from August 28, 2003 to July 28, 2005, the period during which MAG ceased to maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended, as set forth in Section 2(e) of the MAG Registration Rights Agreements).  With respect to holders of Allowed Unsecured Claims against the MAG Debtors that do not have a contractual rate of interest, interest will be accrued at 4%, from the Petition Date through the Effective Date without compounding.

(c)                                  MAG Debtors; MAG Long-term Note Claims.  For purposes of making Plan Distributions to the holders of MAG Debtor Class 6 – MAG Long-term Note Claims, interest will be accrued at the contractual rate from the Petition Date through the Effective Date for each holder (including (i) interest on interest, as contemplated by section 503 of the MAG Indenture, with semi-annual compounding on the date of each scheduled payment; and (ii) “Additional Interest,” as such term is defined in Section 2(e) of the MAG Registration Rights Agreements from August 28, 2003 to July 28, 2005, the period during which MAG ceased to maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended, as set forth in Section 2(e) of the MAG Registration Rights Agreements).

(d)                                 Mirant Debtors; Convenience Claims.  For purposes of making Plan Distributions, the accrual of interest from the Petition Date through the Effective Date on Allowed Mirant Debtor Class 4 – Convenience Claims shall be at 4% without compounding.

(e)                                  MAG Debtors; Convenience Claims.  For purposes of making Plan Distributions, the accrual of interest from the Petition Date through the Effective Date on Allowed MAG Debtor Class 7 – Convenience Claims shall be at 4% without compounding.

10.15.              Supplemental Distributions to Holders of Allowed Mirant Debtor Class 3 –  Unsecured Claims.

Each holder of an Allowed Mirant Debtor Class 3 – Unsecured Claim shall receive a Pro Rata Share of all Plan Distributions reserved in respect of Mirant Debtor Class 3 – Unsecured Claims that are Contested Claims as of the Effective Date that subsequently become Disallowed Claims, in whole or in part.  Such supplemental Plan Distributions shall be made from time-to-time at the discretion of the Disbursing Agent; provided, that in no event shall the final such supplemental Plan Distribution be made later than 60 days after the last Contested Mirant Debtor Class 3 – Unsecured Claim becomes an Allowed Claim or a Disallowed Claim.

ARTICLE XI.

PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS

11.1.                     Objection Deadline.

As soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date (subject to being extended by the order of the Bankruptcy Court upon motion of the Disbursing Agent without notice or a hearing), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.  The Disbursing Agent shall not object to any Letter of Credit Claim on the basis that such Claim is contingent at any time prior to the expiration date of such letter of credit.

11.2.                     Prosecution of Contested Claims.

The Disbursing Agent may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part.  All objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 11.3.

11.3.                     Claims Settlement.

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action without further review or approval of the Bankruptcy Court, other than (a) the settlement or compromise of a Claim where the difference between the amount of the Claim listed on the Debtors’ Schedules and the amount of the Claim proposed to be Allowed under the settlement is in excess of $1,000,000, or (b) any settlement or compromise of a Claim or Cause of Action that involves an Insider.

11.4.                     Entitlement to Plan Distributions Upon Allowance.

Notwithstanding any other provision of the Plan, no Plan Distribution shall be made with respect to any Claim to the extent it is a Contested Claim, unless and until such Contested Claim becomes an Allowed Claim, subject to the setoff rights as provided in Section 17.17.  When a Claim that is not an Allowed Claim as of the Effective Date (including, without limitation, any Claims of Pepco and SMECO that arise from the resolution of the matters set forth in Sections 14.5 and 14.8) becomes an Allowed Claim (regardless of when) the holder of such Allowed Claim shall thereupon become entitled to receive the Plan Distributions in respect of such Claim the same as though such Claim had been an Allowed Claim on the Effective Date.

11.5.                     Estimation of Claims.

The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy

Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount will constitute the Allowed amount of such Claim for all purposes under the Plan.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  Notwithstanding anything to the contrary in the Plan or the Bankruptcy Code, neither the Disbursing Agent nor any holder of a Letter of Credit Claim may seek to estimate a Letter of Credit Claim.

ARTICLE XII.

CONDITIONS PRECEDENT TO
CONFIRMATION OF THE PLAN AND
THE OCCURRENCE OF THE EFFECTIVE DATE

12.1.                     Conditions Precedent to Confirmation.

The following are conditions precedent to confirmation of the Plan:

(a)                                  The Clerk of the Bankruptcy Court shall have entered an order or orders (i) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code, (ii) authorizing the solicitation of votes with respect to the Plan, (iii) determining that all votes are binding and have been properly tabulated as acceptances or rejection of the Plan, (iv) confirming and giving effect to the terms and provisions of the Plan, (v) determining that the settlements of certain inter-Debtor matters as set forth in Article II of the Plan are appropriate, (vi) determining that all applicable tests, standards and burdens in connection with the Plan have been duly satisfied and met by the Debtors and the Plan, (vii) approving the Plan Documents, and (viii) authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and to take all actions otherwise necessary or appropriate to give effect to, the transactions and transfer of Assets contemplated by the Plan and the Plan Documents;

(b)                                 The Confirmation Order, the Plan Documents and the Plan subject to the provisions of Section 17.23 are each in a form satisfactory to the Debtors;

(c)                                  The Confirmation Order shall determine that the rights of the MIRMA Owner/Lessors shall have been resolved as set forth in Section 14.6;

(d)                                 The Confirmation Order shall include a determination that the treatment provided in the Plan with respect to MAG Debtor Class 6 – MAG Long-term Note Claims satisfies all of the requirements of reinstatement pursuant to section 1124 of the Bankruptcy Code and that the MAG Long-term Notes are, as of the Effective Date, reinstated and not in default, in particular, a finding by the Bankruptcy Court that (i) the MAG Long-term Notes are unimpaired under section 1124 of the Bankruptcy Code, (ii) all existing defaults under the MAG Long-term Notes are cured (save in respect of section 365(b)(2) of the Bankruptcy Code), and (iii) the transactions contemplated by the Plan do not cause any default under the MAG Indenture in respect of the MAG Long-term Notes (giving effect to the New MAG Debt Covenants);

(e)                                  The Confirmation Order shall include a determination that the BEWAG Contract is not an obligation of New Mirant or its Affiliates and that BEWAG Counterparties shall have no rights or Claims against New Mirant or its Affiliates or their assets under the BEWAG Contract;

(f)                                    The Confirmation Order shall include a determination that confirmation of the Plan does not terminate the Debtors’ right to continue to pursue assumption or rejection, pursuant to section 365 of the Bankruptcy Code, of (i) any agreement with Pepco or its subsidiaries as to which the Debtors have commenced an action seeking to reject, recharacterize or avoid the Debtors’ obligations thereunder, but as to which such actions have not been determined by Final Order prior to entry of the Confirmation Order, (ii) the FCC Agreement or (iii) the Site Lease;

(g)                                 The Confirmation Order shall include findings that if the reasonable consent of any counterparty to an executory contract of the Trading Debtors is required in connection with the transfer of such contract to MET under the Plan (i) the refusal to grant such consent is per se unreasonable, and (ii) such consent shall be deemed to have been given;

(h)                                 The Confirmation Order shall include determinations that all of the settlements and compromises contained in the Plan meet the applicable standards under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation; and

(i)                                     The Bankruptcy Court shall have entered the Implementation Order ordering that (A) no later than five Business Days after written notification by MET that the Effective Date has occurred, (i) each applicant with respect to each letter of credit issued to a Trading Debtor as beneficiary securing a Transferred Trading Obligation shall cause each such letter of credit to be amended, modified or reissued by the applicable issuer to name MET instead of such Trading Debtor as a beneficiary thereof or provide such other replacement collateral as is acceptable to MET in its sole discretion and (ii) each guarantor that has issued a guarantee in favor of a Trading Debtor with respect to a Transferred Trading Obligation shall amend or modify such guarantee to name MET as the beneficiary of such guarantee in place of such Trading Debtor and (B) as of the Effective Date, (1) all other collateral held by a Trading Debtor securing a Transferred Trading Obligation, including any and all rights to exercise remedies with respect to such collateral, shall be assigned or otherwise transferred by such Trading Debtor to MET without further order of the Bankruptcy Court, (2) the right to draw or make a demand on any existing letter of credit, guarantee or other collateral securing a Transferred Trading Obligation shall be fully assigned or otherwise transferred by each applicable Trading Debtor to MET and MET shall be fully empowered, authorized and directed without further order of the Bankruptcy Court to draw or make a demand on any such letter of credit, guarantee or other collateral according to the terms of applicable letter of credit, guarantee or agreement pursuant to which such collateral is held and to retain any such draws for its own account, (3) any letter of credit for which a Debtor is the applicant and securing a Transferred Trading Obligation shall be deemed automatically to secure such Transferred Trading Obligation after such Transferred Trading Obligation has been transferred to MET; provided, that any such letter of credit shall be deemed automatically cancelled upon the issuance of a substantially similar replacement letter of credit securing such Transferred Trading Obligation, (4) any guarantee previously issued by any of the Debtors to secure a Transferred Trading Obligation shall be deemed automatically to secure such Transferred Trading Obligation after such Transferred Trading Obligation has been transferred to MET; provided, that any guarantee shall be deemed automatically cancelled upon the issuance of a substantially similar replacement guarantee securing such Transferred Trading Obligation, (5) any cash posted by any of the Debtors to secure a Transferred Trading Obligation shall be deemed automatically to be property of MET and posted thereby to secure such Transferred Trading Obligation, and (6) all applicable parties shall take all actions reasonably required to implement the terms of the Implementation Order.  The Implementation Order shall further clarify that any failure to amend, modify or reissue a letter of credit or to amend or modify a guarantee within the five Business Day period referred to in sub-clause (A) of this Section shall constitute an event of default under the trading contract or agreement giving rise to the relevant Transferred Trading Obligation notwithstanding any other cure period that might be set forth in such trading contract or agreement.

12.2.                     Conditions Precedent to the Occurrence of the Effective Date.

The following are conditions precedent to the occurrence of the Effective Date:

(a)                                  The Confirmation Order shall have been entered by the Clerk of the Bankruptcy Court, be in full force and effect and not be subject to any stay or injunction;

(b)                                 All necessary consents, authorizations and approvals shall have been given for the transfers of property and the payments provided for or contemplated by the Plan, including, without limitation, satisfaction or waiver of all conditions to (i) the obligations of the Debtors under the Plan and the Plan Documents, and (ii) the obligations of the Exit Lenders to make loans under the Exit Facility; and

(c)                                  The New MAG Holdco Indenture, the New MAG Holdco Notes, and the Exit Facility shall have become effective and all conditions to the effectiveness thereof shall have been satisfied or waived.

12.3.                     Waiver of Conditions.

Subject to Section 17.23, the Debtors may waive any one or more of the conditions set forth in Section 12.1(c), (e), (f), (g), (h) or (i) or Section 12.2(b) or (c) in a writing executed by each of them without notice or order of the Bankruptcy Court and without notice to any parties in interest.

12.4.                     Effect of Non-Occurrence of the Effective Date.

If the Effective Date shall not occur, the Plan shall be null and void and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Equity Interests in a Debtor; (b) prejudice in any manner the rights of the Debtors, including without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d)

of the Bankruptcy Code; or (c) constitute an admission, acknowledgement, offer or undertaking by the Debtors.

ARTICLE XIII.

THE DISBURSING AGENT

13.1.                     Powers and Duties.

Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims and Equity Interests; (b) comply with the Plan and the obligations thereunder; (c) employ, retain, or replace professionals to represent it with respect to its responsibilities; (d) object to Claims as specified in Article XI, and prosecute such objections; (e) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or Allowance of any Claim as provided in Article XI; (f) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding at such time; such reports to be made available upon request to the holder of any Contested Claim; and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Plan, the Plan Documents or order of the Bankruptcy Court.

13.2.                     Plan Distributions.

Pursuant to the terms and provisions of the Plan, the Disbursing Agent shall make the required Plan Distributions specified under the Plan on the relevant Distribution Date therefor.

13.3.                     Exculpation.

Except as otherwise provided in this Section 13.3, the Disbursing Agent, including the Old Indenture Trustees (and each of their respective paying agents), as applicable, as disbursing agent for the holders of the MAG Short-term Note Claims, MAG Long-term Note Claims, Mirant Debt Claims and Subordinated Note Claims, together with their officers, directors, employees, agents, and representatives, are exculpated pursuant to the Plan by all Persons, Entities, holders of Claims and Equity Interests, and all other parties in interest, from any and all Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent and the Old Indenture Trustees (and each of their respective paying agents), by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent and/or such Old Indenture Trustee’s willful misconduct or gross negligence.  No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any Cause of Action (a) against the Disbursing Agent or such Old Indenture Trustees, or their respective officers, directors, employees, agents, and representatives for making Plan Distributions in accordance with the Plan, or (b) against any holder of a Claim for receiving or retaining Plan Distributions as provided for by the Plan.  Nothing contained in this Section 13.3 shall preclude or impair any holder of an Allowed Claim or Allowed Equity Interest from bringing an action in the Bankruptcy Court against any Debtor to compel the making of Plan Distributions contemplated by the Plan on account of such Claim or Equity Interest.

ARTICLE XIV.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

14.1.                     Assumption and Rejection of Executory Contracts and Unexpired Leases.

(a)                      On the Effective Date, all executory contracts and unexpired leases of the Debtors shall be rejected pursuant to the provisions of section 365 of the Bankruptcy Code, including, but not limited to, those agreements listed and described in Schedule 11 attached to the Disclosure Statement, except:  (i) any executory contracts and unexpired leases that are the subject of separate motions to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the Effective Date; (ii) contracts and leases listed in Schedule 12 attached to the Disclosure Statement and any subsequently filed “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” to be filed by the Debtors with the Bankruptcy Court before the entry of, or as an exhibit to, the Confirmation Order; (iii) all executory contracts and unexpired leases assumed or assumed and assigned under this Plan or by order of the Bankruptcy Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to the next section hereof and for which the Debtors make a motion to reject such contract or lease based upon the existence of such dispute filed at any time; (v) any agreement, obligation, security interest, transaction or similar undertaking that the Debtors believe is not executory or a lease that is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code; (vi) any agreement between the Debtors and Pepco or any of its subsidiaries; (vii) the MIRMA Leases; (viii) the BEWAG Contract; (ix) the FCC Agreement and the Site Lease; (x) any executory contracts or unexpired leases constituting CC8 Assets, which shall be treated as set forth in the California Settlement Agreement and in the related implementing agreements; (xi) any oral or written joint defense agreements relating to actual, potential, or threatened litigation or investigations involving any of the Debtors, which shall be assumed; (xii) any Western Systems Power Pool Agreement with any counterparty, which shall be assumed unless specifically listed as an agreement to be rejected on Schedule 11 attached to the Disclosure Statement; (xiii) any unexecuted service agreement to an electric sales or transmission and natural gas transportation tariff on file with the Federal Energy Regulatory Commission, which shall be assumed unless specifically listed as an agreement to be rejected on Schedule 11 attached to the Disclosure Statement; (xiv) any guaranty or similar agreement executed by a third party which guarantees repayment or performance of an obligation owed to any of the Debtors or to indemnify the Debtors; and (xv) agreements with third parties (including governmental entities and agencies) regarding preservation of the confidentiality of documents produced by the Debtors.   Any order entered postconfirmation by the Bankruptcy Court, after notice and a hearing, authorizing the rejection of an executory contract or unexpired lease shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief was granted and such order was entered preconfirmation.  The Debtors reserve the right to amend Disclosure Statement Schedules 11 and 12 or the “Schedule of Assumed and

Assumed and Assigned Executory Contracts and Unexpired Leases” prior to the entry of the Confirmation Order.  Each executory contract and unexpired lease to be assumed or assumed and assigned by the Debtors shall include modifications, amendments, supplements, restatements or other similar agreements made directly or indirectly by any agreement, instrument or other document that affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Disclosure Statement Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases.”

(b)                                 Inclusion of a contract, lease or other agreement on Disclosure Statement Schedules 11 shall constitute adequate and sufficient notice that (i) any Claims arising thereunder or related thereto shall be treated as Unsecured Claims under the Plan, and (ii) the Debtors are no longer bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder.  The inclusion of a contract, lease or other agreement in Section 14.1(a) or on Disclosure Statement Schedule 11 or 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” shall not constitute an admission by the Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against the Debtors.  The Debtors reserve all rights with respect to the characterization of any such agreements.

(c)                                  The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to this section, and the Debtors shall have no liability thereunder except as is specifically provided in the Plan.  Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected agreement, executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interests of the Debtors and their estates.

(d)                                 The Plan shall constitute a motion to assume and assign such executory contracts and unexpired leases as set forth in Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or as otherwise designated as being assumed or assumed and assigned in Section 14.1(a) and the Debtors shall have no liability thereunder for any breach of such assumed and assigned executory contract or lease occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code, except as is specifically provided in the Plan.  Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption and assignment pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code, and a finding by the Bankruptcy Court that the requirements of section 365(f) of the Bankruptcy Code have been satisfied.  Any non-Debtor counterparty to an agreement listed on Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or otherwise designated as being assumed or assumed and assigned in Section 14.1(a) who disputes the assignment of an executory contract or unexpired lease must file with the Bankruptcy Court, and serve upon the Debtors and the Committees, a written objection to the assumption and assignment, which objection shall set forth the basis for the dispute by no later than ten (10) days prior to the Confirmation Hearing.  The failure to timely object shall be deemed a waiver of any and all objections to the assumption and assignment of executory contracts and leases as set forth in

Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” or as otherwise designated as being assumed or assumed and assigned in Section 14.1(a).

14.2.                     Cure.

At the election of the Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease.  In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assigned; or (iii) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable, except with respect to agreements subject to 14.1(a)(xi)-(xv) for which the cure amounts are zero.  Disclosure Statement Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” attached to the Disclosure Statement set forth the Debtors’ cure obligations for each agreement which a cure obligation must be satisfied as a condition to the assumption or assumption and assignment of such agreement.  Any non-Debtor counterparty to an agreement listed on the Disclosure Statement Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” who disputes the scheduled cure obligation must file with the Bankruptcy Court, and serve upon the Debtors and the Committees, a written objection to the cure obligation, which objection shall set forth the basis for the dispute, the alleged correct cure obligation, and any other objection related to the assumption or assumption and assignment of the relevant agreement by no later than ten (10) Business Days prior to the Confirmation Hearing.  If a non-Debtor counterparty fails to file and serve an objection which complies with the foregoing, the cure obligation set forth on the Disclosure Statement Schedule 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases” shall be binding on the non-Debtor counterparty, and the non-Debtor counterparty shall be deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Debtors.

14.3.                     Claims Arising from Rejection, Expiration or Termination.

Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Debtors (a) in the case of an executory contract or unexpired lease rejected by the Debtors prior to the Confirmation Date, in accordance with the Bar Date Notice, or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to Section 14.1, no later than thirty (30) days after the Confirmation Date.  Any such Claims for which a proof of claim is not filed and served within such time will be forever barred from assertion and shall not be enforceable against the Debtors, New Mirant, their respective Estates, Affiliates, or the Assets.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan subject to objection by the Disbursing Agent.

14.4.                     Special Provisions Relating to the BEWAG Contract.

In the event the Bankruptcy Court determines that the BEWAG Contract is an executory contract, the BEWAG Contract shall not be assumed or rejected pursuant to section 365 of the Bankruptcy Code and shall instead ride through the chapter 11 process.  From and after the Effective Date, the BEWAG Contract shall constitute an asset and obligation of Mirant with the same force and effect and to the extent that the BEWAG Contract was an asset and obligation of Mirant prior to the Petition Date.  From and after the Effective Date, the counterparties under the BEWAG Contract shall be entitled to exercise all rights and remedies available, if any, to enforce the BEWAG Contract against Mirant.  IN NO EVENT SHALL THE OBLIGATIONS ARISING UNDER THE BEWAG CONTRACT CONSTITUTE OBLIGATIONS OF, OR BE ENFORCEABLE AGAINST, NEW MIRANT, ITS SUBSIDIARIES OR THEIR ASSETS.  THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE BEWAG COUNTERPARTIES FROM TAKING ANY ACTION TO ENFORCE THE BEWAG CONTRACT AND THE OBLIGATIONS ARISING THEREUNDER AGAINST NEW MIRANT, ITS SUBSIDIARIES AND THEIR ASSETS.

14.5.                     Special Provisions Relating to Agreements with Pepco and its Subsidiaries.

(a)                                  Interim Performance.  Pending a determination by Final Order of the disputes regarding the Debtors’ right to reject the Back-to-Back Agreement (or the APSA, if it is determined by Final Order that the Back-to-Back Agreement is not severable from the APSA for purposes of rejection under section 365 of the Bankruptcy Code) and the Claims of Pepco thereunder, (i) the Debtors’ obligations under the Back-to-Back Agreement, the APSA (excluding all ancillary agreements thereto), and the Assumption/Assignment Agreement shall be interim obligations of Mirant Oregon and unconditionally guaranteed by New Mirant, and no other subsidiary of New Mirant shall have any liability with respect to such interim performance, and (ii) any Debtor’s obligations under any other agreement with Pepco or its subsidiaries (including, without limitation, the ancillary agreements) shall be interim obligations of such Debtor and unconditionally guaranteed by New Mirant, and no other subsidiary of New Mirant shall have any liability with respect to such interim performance.  During this period, Pepco shall not be permitted to exercise any right or remedy arising from any default occurring under any such agreement prior to the Petition Date.

(b)                                 Reservation of Rights.  The Debtors shall have the right, at any time prior to the commencement of the Confirmation Hearing, to commence an action or proceeding to obtain a Final Order (i) authorizing the Debtors to assume or reject any or all of the agreements with Pepco or any of its subsidiaries, (ii) determining that the Debtors’ obligations under any of such agreements constitute prepetition debt obligations, (iii) determining that any postpetition amounts paid (in excess of the value of any actual benefits received) by the Debtors, Mirant Oregon, and/or New Mirant to Pepco (including payments made after the Effective Date) are recoverable by the Debtors pursuant to sections 105, 503, and 549 of the Bankruptcy Code; (iv) recharacterizing obligations under the agreement arising on or before the Petition Date; (v) avoiding any or all of the obligations under the agreements under the Pepco Causes of Action; or

(vi) otherwise resolving the disputes between the Debtors and Pepco.  Nothing herein shall (A) preclude the Debtors and Pepco from seeking approval of a negotiated settlement of any such disputes, actions or matters at any time after the Effective Date, or (B) limit the rights, remedies, claims or defenses of Pepco with respect to the matters set forth herein or in connection with any pending litigation.

(c)                                  Condition Subsequent.  Upon a determination by Final Order (i) authorizing the assumption or rejection of any agreement with Pepco or its subsidiaries; (ii) recharacterizing the obligations arising under any such agreement; or (iii) avoiding the obligations under such agreements, then (A) such agreement shall be rejected, recharacterized, and/or avoided, as the case may be, (B) the interim performance obligations set forth in Section 14.5(a) (and any guarantee thereof) shall terminate and be of no further force or effect, (C) New Mirant (for itself or as agent) may pursue any claims it may have against Pepco or third parties for rescission damages, (D) any Claim of Pepco resulting therefrom shall, upon becoming Allowed, be entitled to the treatment specified in the Plan the same as though such Claim became Allowed as of the Effective Date.  If the Debtors are unable to obtain a Final Order authorizing the rejection, recharacterization or avoidance of any agreement with Pepco or its subsidiaries, to the extent such agreement constitutes an executory contract pursuant to section 365 of the Bankruptcy Code, such agreement shall be assumed by the Debtor that is a party thereto (and in the case of the Back-to-Back Agreement, the APSA and the Assumption/Assignment Agreement, assigned to Mirant Oregon and unconditionally guaranteed by New Mirant) and in connection therewith all required cure obligations under section 365 of the Bankruptcy Code shall then be performed pursuant to Section 14.2.

Section 14.5 of the Plan may not be amended, modified or supplemented in any way without the written consent of Pepco.

14.6.                     Special Provisions Related to the MIRMA Leases.

(a)                                  The MIRMA Leases shall be treated as unexpired leases under Section 365 of the Bankruptcy Code.  On or before the Effective Date, MIRMA shall assume and cure defaults in respect of each of the MIRMA Leases, including all Operative Documents (as defined in the MIRMA Leases) in accordance with the terms and conditions set forth in Exhibit F annexed hereto (the “MIRMA Treatment”), which MIRMA Treatment shall be binding on all parties.  Upon assumption of the MIRMA Leases in accordance with the MIRMA Treatment, all defaults shall be deemed cured or otherwise excused and no longer continuing, provided that the defaults set forth in the MIRMA Treatment shall be cured as provided therein.  The Confirmation Order shall contain appropriate findings providing that each of the MIRMA Dickerson Leases and MIRMA Morgantown Leases constitutes a single integrated transaction.

(b)                                 All parties, including the holders of those certain pass through trust certificates issued in respect of the MIRMA Leases, shall be permanently enjoined from taking any action or exercising any remedy against any party to the Operative Documents on account of such party’s compliance with the terms and conditions of the MIRMA Treatment; provided, however, that nothing herein shall prohibit any party from asserting that a party has failed to comply with the terms and conditions of the MIRMA Treatment or from taking any action or exercising any remedy in connection therewith.

14.7.                     Special Provisions Relating to Mint Farm.

Notwithstanding anything in this Article XIV to the contrary, but except with respect to any executory contract or unexpired lease that is specifically listed on Disclosure Statement Schedules 11, 12 or the “Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases,” or has already been assumed or rejected prior to the Confirmation Date, the deadline for the Debtors to assume or reject executory contracts and unexpired leases that relate to the Mint Farm generating facilities is extended to the earlier to occur of the following:  (a) the date upon which the sale of the Mint Farm generating facility (and related assets) closes; and (b) one year after the Effective Date, or such later date extended by the Bankruptcy Court after notice and a hearing.  Bankruptcy Code section 365 shall apply to any motion to reject, assume, or assume and assign any executory contracts that are subject to this section.  Any rejection damages Claim with respect to an executory contract or unexpired lease relating to Mint Farm shall be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the rejection has become effective.  The Debtors reserve all rights to object to such claims.

14.8.                     Special Provisions Relating to the FCC Agreement.

(a)                                  Interim Performance.   Pending a determination by Final Order of the disputes regarding the proper characterization of the FCC Agreement and whether any Claims for damages arising from the rejection of the FCC Agreement should be limited by section 502(b)(6) of the Bankruptcy Code, the Debtors’ postpetition obligations under the FCC Agreement shall be performed by Mirant Peaker and the Debtors’ postpetition obligations under the Site Lease shall be performed by Mirant Chalk Point.  Neither New Mirant nor any other subsidiary of New Mirant shall have any liability with respect to such interim performance of the FCC Agreement or the Site Lease. During this period, neither SMECO nor Pepco shall be permitted to exercise any right or remedy arising from any default occurring under the FCC Agreement or Site Lease prior to the Petition Date.

(b)                                 Reservation of Rights.  Subject to the provisions of paragraph (c) below, the Debtors shall have the right, at any time prior to the commencement of the Confirmation Hearing to commence an action seeking a Final Order (i) authorizing the Debtors to assume or reject the FCC Agreement and the Site Lease, (ii) determining that the FCC Agreement constitutes a lease of non-residential real property and that any Claims for damages arising from the rejection of the FCC Agreement should be limited by section 502(b)(6) of the Bankruptcy Code, (iii) determining that the Debtors’ obligations under the FCC Agreement constitute prepetition debt obligations, (iv) determining that any postpetition amounts paid (in excess of the value of any actual benefits received) by the Debtors to SMECO (including payments made after the Effective Date) are recoverable by the Debtors pursuant to sections 105, 503, and 549 of the Bankruptcy Code; (v) recharacterizing obligations under the FCC Agreement as Claims arising on or before the Petition Date; or (vi) otherwise resolving the disputes between the Debtors and SMECO and Pepco relating to the FCC Agreement.  Nothing herein shall (A) preclude the Debtors, SMECO and Pepco from seeking approval of any negotiated settlement of any such disputes, actions or matters, or (B) limit the rights, remedies, claims or defenses of Pepco or SMECO with respect to the matters set forth herein or in connection with the pending litigation.

(c)                                  Time for Assumption or Rejection.  Notwithstanding anything in this Article XIV of the Plan to the contrary, the deadline for the Debtors to assume or reject the FCC Agreement and the Site Lease is extended to 60 days after determination by Final Order of the disputes regarding the proper characterization of the FCC Agreement and whether any Claims for damages arising from the rejection of the FCC Agreement should be limited by section 502(b)(6) of the Bankruptcy Code.  To the extent practical and applicable, Bankruptcy Code section 365 and Sections 14.2 and 14.3 above shall apply to assumption or rejection of the FCC Agreement and the Site Lease.  Any rejection damages Claim with respect to the FCC Agreement or the Site Lease shall be filed with the Bankruptcy Court and served on the Debtors no later than 30 days after the rejection has become effective. The Debtors reserve all rights to object to such claims.  If the Debtors are unable to obtain a Final Order (i) authorizing recharacterization of the FCC Agreement and limiting rejection damages thereunder pursuant to section 502(b)(6) of the Bankruptcy Code, or (ii) otherwise authorizing the rejection of the FCC Agreement or the Site Lease, the FCC Agreement shall be assumed by Mirant Peaker and the Site Lease shall be assumed by Mirant Chalk Point (and in connection therewith all required cure obligations under section 365 of the Bankruptcy Code shall then be performed pursuant to Section 14.2).

ARTICLE XV.

SETTLEMENTS AND COMPROMISES

15.1.                     California Settlement.

The California Settlement is hereby incorporated into the Plan by this reference.  To the extent there is any conflict between the California Settlement Agreement and the Plan, the California Settlement Agreement shall prevail.

15.2.                     Settlement of Prepetition Employee Agreements.

The Plan provides for the settlement of most existing employee obligations (both with active and inactive employees).  Specifically, the Plan shall constitute a motion under sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval of (i) the settlement of claims by employees regarding 26 prepetition retention agreements and (ii) three non-qualified retirement programs on the following terms:

(a)                                  With respect to the prepetition retention agreements, (i) for employee-related services rendered before the Petition Date, each employee will receive an Allowed Mirant Debtor Class 3 – Unsecured Claim; and (ii) for employee-related services rendered after the Petition Date, each employee will receive an Allowed Administrative Claim for any and all payments due and owing during the Debtors’ Chapter 11 Cases; provided that each affected employee was employed on the Petition Date and continues to be employed on the postpetition contractual payment date. To the extent such affected employee participates in KERP, the applicable amount paid under KERP will be a direct dollar-for-dollar offset of any payment due and owing under a retention agreement related to post-KERP employment.  If an employee accepts this settlement, the respective prepetition retention agreement will be terminated (except the employee must continue to be employed on the contractual payment date as condition precedent to receiving the treatment provided in this settlement) and the employee’s claim will be treated pursuant to the terms of the settlement.  Alternatively, if the employee chooses to opt out of this settlement, the respective prepetition retention agreement will be rejected and the employee will be permitted to file a rejection claim, in accordance with the rejection procedures. Any employee that is a party to a prepetition retention agreement that has been rejected by the Debtors is not eligible to opt-in to this settlement.

(b)                                 With respect to the non-qualified retirement programs for former employees, the following three plans are reinstated and assumed by the Debtors: (i) the Mirant Services Supplemental Benefit Plan; (ii) the Mirant Services Supplemental Executive Retirement Plan; and (iii) the Deferred Compensation Plan for Directors and Select Employees.

15.3.                     Proposed New York Tax Settlement.

(a)                                  Motion to Compromise and Settle. The Plan shall constitute a motion under sections 1123(b) (3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019 seeking approval of a proposed settlement of the disputes with the New York Taxing Authorities whose rights will be modified as set forth in the definitive agreements filed as Plan Documents.

(b)                                 Acceptance of the Proposed New York Tax Settlement. If the Plan is unanimously and affirmatively accepted by each of the New York Taxing Authorities, then the Debtors and the New York Taxing Authorities shall work together in good faith to consummate all conditions precedent to the Proposed New York Tax Settlement for the New York Debtors Effective Date to occur as soon as is practicable.  The Confirmation Order shall provide that, to the extent that the New York Debtors Effective Date does not occur on or before the Effective Date for Mirant (i) New Mirant or its subsidiaries shall be authorized to operate the business of and provide debtor-in-possession financing to the New York Debtors, and (ii) in the event that New York Debtors Effective Date does not occur within 120 days of the Confirmation Date or the Proposed New York Tax Settlement terminates at any time prior to the occurrence of the New York Debtors Effective Date, unless otherwise ordered by the Bankruptcy Court, (A) the Plan shall without further action of the Debtors be deemed terminated with respect to the New York Debtors and otherwise amended to exclude the New York Debtors from the remaining MAG Debtors and (B) the exclusive periods in which the New York Debtors possess the exclusive right to file a plan of reorganization and solicit acceptances thereto shall be extended for an additional 180 days from such date of termination and amendment of the Plan without prejudice to the rights of the New York Debtors to seek additional extensions or the rights of parties in interest to seek to shorten or terminate such exclusive periods.  Such deemed amendment shall be without prejudice to the New York Debtors to further amend, modify or revoke the Plan and/or submit any new plan of reorganization as it relates to the New York Debtors. In addition, notwithstanding any other provision in the Plan, (A) both the Mirant Debtors and the MAG Debtors will reserve the rights to assert Claims against the New York Debtors arising from and after July 15, 2003 (the date the New York Debtors filed their respective petitions for relief under chapter 11); (B) the New York Debtors will reserve the rights to assert Claims against the Mirant Debtors and the MAG Debtors arising from and after July 15, 2003, the treatment of which shall be subject to the Plan; and (C) Intercompany Claims held by the New York Debtors (and those against them held by any other Debtor) will also be reserved, the treatment of which shall be subject to the Plan.

(c)                                  Rejection of the Proposed New York Tax Settlement. If the Plan is not accepted by each of the New York Taxing Authorities, and notwithstanding the voting requirements of section 1126 of the Bankruptcy Code, the Plan shall be deemed amended without further action of the Debtors to exclude the New York Debtors from the MAG Debtors, and the Confirmation Hearing in respect of the Plan as to the New York Debtors shall be adjourned until further notice or order of the Bankruptcy Court.  If this occurs, the Confirmation Order shall (i) authorize New Mirant or its subsidiaries to operate the business of and provide debtor-in-possession financing to the New York Debtors, and (ii) provide an extension of the periods in which the New York Debtors possess the exclusive right to file a plan of reorganization and solicit acceptances thereto for an additional one hundred and eighty (180) days without prejudice to the rights of the New York Debtors to seek additional extensions or the rights of parties in interest to seek to shorten or terminate such exclusive periods.  Such deemed amendment shall be without prejudice to the New York Debtors to further amend, modify or revoke the Plan and/or submit any new plan of reorganization as it relates to the New York Debtors.  In addition, notwithstanding any other provision in the Plan, (A) both the Mirant Debtors and the MAG Debtors will reserve the rights to assert Claims against the New York Debtors arising from and after July 15, 2003 (the date the New York Debtors filed their respective petitions for relief under chapter 11); (B) the New York Debtors will reserve the rights to assert Claims against the Mirant Debtors and the MAG Debtors arising from and after July 15, 2003, the treatment of which shall be subject to the Plan; and (C) Intercompany Claims held by the New York Debtors (and those against them held by any other Debtor) will also be reserved, the treatment of which shall be subject to the Plan.  If the Debtors and the New York Taxing Authorities do not agree to definitive binding agreements in respect of the Proposed New York Tax Settlement prior to the commencement of the Confirmation Hearing, the New York Taxing Authorities shall be deemed to have rejected the Plan.

15.4.                     Settlement of Certain Subordination Rights.

As permitted by Section 17.3, the Plan constitutes a motion pursuant to sections 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019 to compromise and settle the right of the holders of Mirant Debt Claims to enforce contractual subordination provisions against all holders of Subordinated Note Claims on the following terms:

(a)                                  each holder of an Allowed Subordinated Note Claim shall receive a Pro Rata Share of (i) 3.5% of the shares of New Mirant Common Stock to be issued under the Plan (excluding the shares (A) to be issued to the holders of Allowed MAG Debtor Class 5 – Unsecured Claims and Allowed MAG Debtor Class 4 – PG&E/RMR Claims; provided, that, if any such shares to be issued to the holders of Allowed MAG Debtor Class 5 – Unsecured Claims and Allowed MAG Debtor Class 4 – PG&E/RMR Claims are issued to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims, then the holders of Allowed Subordinated Note Claims shall receive 3.5% of such shares; and (B) to be reserved for issuance pursuant to the New Mirant Employee Stock Programs), (ii) the New Mirant Series B Warrants and (iii) the right to share on a pari passu basis in the Designated Net Litigation Distributions allocated to the holders of Allowed Mirant Debtor Class 3 – Unsecured Claims as provided in Section 10.13;

(b)                                 except for the Plan Distributions contemplated by Sections 15.4(a), and 10.13, any Plan Distribution that would otherwise be distributable under the Plan to the holders of

Allowed Subordinated Note Claims but for the enforcement of the subordination provision in the applicable indenture, shall be distributed to the holders of Allowed Mirant Debt Claims; and

(c)                                  the reimbursement of the fees and expenses of Phoenix as contemplated by Section 6.2(d)(i).

ARTICLE XVI.

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and except as expressly limited by the California Settlement Agreement and related agreements, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or the Plan (except in the case of the Exit Financing, which shall be subject to the jurisdiction set forth in the documents arising in connection therewith), or (c) that relates to the following:

(i)                                     To hear and determine any and all motions or applications pending on the Confirmation Date or thereafter brought in accordance with Article XIV hereof for the assumption, assumption and assignment or rejection of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine any and all Claims and any related disputes (including, without limitation, the exercise or enforcement of setoff or recoupment rights, or rights against any third party or the property of any third party resulting therefrom or from the expiration, termination or liquidation of any executory contract or unexpired lease);

(ii)                                  To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Disbursing Agent or the Debtors, as applicable, after the Effective Date;

(iii)                               To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

(iv)                              To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

(v)                                 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(vi)                              To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

(vii)                           To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan, the Plan Documents or their interpretation, implementation, enforcement, or consummation;

(viii)                        To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

(ix)                                To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against the Estates;

(x)                                   To determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

(xi)                                To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which New Mirant and its Affiliates, the Debtors, the Debtors-in-Possession, or the Disbursing Agent may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(xii)                             To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of the Debtors or any Person under the Plan;

(xiii)                          To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of the Debtors (including Avoidance Actions) commenced by the Disbursing Agent, the Debtors or any third parties, as applicable, before or after the Effective Date;

(xiv)                         To enter an order or final decree closing the Chapter 11 Cases;

(xv)                            To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(xvi)                         To enter any and all appropriate orders necessary to effectuate and otherwise enforce the Implementation Order; and

(xvii)                      To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

ARTICLE XVII.

MISCELLANEOUS PROVISIONS

17.1.                     Payment of Statutory Fees.

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date.

17.2.                     Satisfaction of Claims.

The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any accrued postpetition interest, as calculated under Section 10.14, against the Debtors and the Debtors-in-Possession, or any of their Estates, Assets, properties, or interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Debtors and the Debtors-in-Possession shall be satisfied, discharged, and released in full.  Neither New Mirant, its Affiliates nor the Debtors shall be responsible for any pre-Effective Date obligations of the Debtors or the Debtors-in-Possession, except those expressly assumed by New Mirant, its Affiliates or any such Debtor, as applicable.  Except as otherwise provided herein, all Persons and Entities shall be precluded and forever barred from asserting against New Mirant and its Affiliates, the Debtors, their respective successors or assigns, or their Estates, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefore were known or existed prior to the Effective Date.

17.3.                     Third Party Agreements; Subordination.

The Plan Distributions to the various classes of Claims and Equity Interests hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise.  All of such rights and any agreements relating thereto shall remain in full force and effect, except as compromised and settled pursuant to the Plan.  Plan Distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan.  The right of the Debtors or the Committees to seek subordination of any Claim or Equity Interest pursuant to section 510 of the Bankruptcy Code is fully reserved (except as otherwise provided pursuant to the California Settlement), and the treatment afforded any Claim or Equity Interest that becomes a Subordinated Claim or subordinated Equity Interest at any time shall be modified to reflect such subordination. Unless the Confirmation Order provides otherwise, no Plan Distributions shall be made on account of a Subordinated Claim or subordinated Equity Interest.  Notwithstanding any other term or provision of the Plan (including, without limitation, any releases, exculpation or injunctions) the right of the Equity Committee to seek subordination, disallowance or related relief (including, without limitation, by prosecuting motions, commencing causes of action or otherwise) with respect to any Equity

Interest (including, without limitation, with respect to the Debtors’ officers and directors and/or any Protected Persons) is fully reserved, and the treatment afforded any Equity Interest that becomes a subordinated Equity Interest or is otherwise made the subject of any relief pursuant to this sentence at any time shall be modified to reflect such subordination or relief.

17.4.                     Exculpation.

The Debtors, the Old Indenture Trustees and any Protected Persons shall not be liable for any Cause of Action arising in connection with or out of the administration of the Chapter 11 Cases, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as determined by Final Order of the Bankruptcy Court.  The Confirmation Order shall enjoin all holders of Claims and Equity Interests from asserting or prosecuting any Claim or cause of action against any Protected Person as to which such Protected Person has been exculpated from liability pursuant to the preceding sentence.  For the purposes of this Section 17.4, each of the MIRMA Owner/Lessors, the Owner Participants (as defined in the Participation Agreements relating to the MIRMA Leases), the MIRMA Indenture Trustee and the Pass Through Trustee (as defined in the MIRMA Leases) shall be deemed to be Protected Persons.

17.5.                     Discharge of Liabilities.

Except as otherwise provided in the Plan, upon the occurrence of the Effective Date, the Debtors shall be discharged from all Claims and Causes of Action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and all holders of Claims and Equity Interests shall be precluded from asserting against New Mirant and its Affiliates, the Debtors, the Assets, or any property dealt with under the Plan, any further or other Cause of Action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, NEITHER NEW MIRANT NOR MET SHALL HAVE, AND SHALL NOT BE CONSTRUED TO HAVE OR MAINTAIN ANY LIABILITY, CLAIM, OR OBLIGATION, THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY OR CLAIMS ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO MIRANT OR ANY OF THE TRADING DEBTORS) AND NO SUCH LIABILITIES, CLAIMS, OR OBLIGATIONS FOR ANY ACTS SHALL ATTACH TO NEW MIRANT OR MET.

17.6.                     Discharge of Debtors.

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims of any nature whatsoever shall be automatically discharged forever.  Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, the Debtors, their estates, and all successors thereto shall be deemed fully discharged and released from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their estates, and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors, their estates, or any successor thereto at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against New Mirant and it Affiliates or property of the Debtors or their estates to the extent it relates to a discharged Claim.

17.7.                     Notices.

Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Mirant Corporation
Attention:  General Counsel
1155 Perimeter Center West, Suite 100
Atlanta, Georgia 30338
Telephone:  (678) 579-5000
Telecopier:  (678) 579-6767

White & Case LLP
Attention:  Gerard Uzzi, Esq.
Wachovia Financial Center
200 South Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Telephone:  (305) 371-2700
Telecopier:  (305) 358-5744

Shearman & Sterling LLP
Attention: Fredric Sosnick, Esq.
599 Lexington Avenue

New York, NY 10022-6069
Telephone: (212) 848-4000
Telecopier: (212) 848-7179

Andrews Kurth, L.L.P.
Attention: Paul Silverstein, Esq.
450 Lexington Avenue, 15th Floor
New York, NY 10017
Telephone: (212) 850-2800
Telecopier: (212) 850-2929

Cadwalader, Wickersham & Taft LLP
Attention: Bruce Zirinsky, Esq.
One World Financial Center
New York, New York 10281
Telephone: (212) 504-6000
Telecopier: (212) 504-6666

and

Brown Rudnick Berlack Israels LLP
Attention: Edward Weisfelner, Esq.
Seven Times Square
New York, NY 10036
Telephone: (212) 704-0100
Telecopier: (212) 704-0196

17.8.                     Headings.

The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

17.9.                     Governing Law.

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

17.10.              Expedited Determination.

The Disbursing Agent is hereby authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to the Debtors.

17.11.              Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

17.12.              Retiree Benefits.

Pursuant to section 1129(a)(13), on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

17.13.              Notice of Entry of Confirmation Order and Relevant Dates.

Promptly upon entry of the Confirmation Order, the Debtors shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims and Equity Interests, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims (Section 6.2), and the deadline for filing rejection damage Claims (Section 14.3).

17.14.              Interest and Attorneys’ Fees.

Interest accrued after the Petition Date will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Confirmation Order or as otherwise required by the Bankruptcy Court or by applicable law.  No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan or as ordered by the Bankruptcy Court.

17.15.              Modification of the Plan.

As provided in section 1127 of the Bankruptcy Code, modification of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.  The Debtors may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications; provided further that any amendments must be made in accordance with Section 17.23.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.  Notwithstanding the foregoing, the California Settlement cannot be modified by the Plan without the consent of the California Parties.

17.16.              Revocation of Plan.

Subject to Section 17.23, the Debtors reserve the right to revoke and withdraw the Plan or to adjourn the Confirmation Hearing with respect to any one or more of the Debtors prior to the occurrence of the Effective Date.  If the Debtors revoke or withdraw the Plan with respect to any one or more of the Debtors, or if the Effective Date does not occur as to any Debtor, then, as to such Debtor, the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order shall be deemed null and void and nothing contained herein and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims against or Equity Interests in such Debtor or to prejudice in any manner the rights of any of the Debtors or any other Person in any other further proceedings involving such Debtor.

In the event that the Debtors choose to adjourn the Confirmation Hearing with respect to any one or more of the Debtors, the Debtors reserve the right to proceed with confirmation of the Plan with respect to those Debtors in relation to which the Confirmation Hearing has not been adjourned.  With respect to those Debtors with respect to which the Confirmation Hearing has been adjourned, the Debtors reserve the right to amend, modify, revoke or withdraw the Plan and/or submit any new plan of reorganization at such times and in such manner as they consider appropriate, subject to the provisions of the Bankruptcy Code.

17.17.              Setoff Rights.

In the event that any Debtor has a Claim of any nature whatsoever against the holder of a Claim against such Debtor, then such Debtor may, but is not required to, set off against the Claim (and any payments or other Plan Distributions to be made in respect of such Claim hereunder) such Debtor’s Claim against such holder, subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code; provided, however, that the TPA Claim shall be governed by the TPA Order with respect to the foregoing and that nothing herein shall constitute a waiver of Southern Company’s setoff rights set forth in section 9.15 of the Tax Indemnification Agreement (by and between Mirant and Southern Company); provided, further, that this Section 17.17 is subject to the California Settlement Agreement and the Debtors may not effectuate a setoff in violation thereof.  Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release of any Claims that any Debtor may have against the holder of any Claim.

17.18.              Compliance with Tax Requirements.

In connection with the Plan, the Debtors, the Disbursing Agent, and the Plan Trustees, as applicable, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution.  The Disbursing Agent has the right, but not the obligation, to not make a

Plan Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations.

17.19.              Rates.

The Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date.

17.20.              Injunctions.

(a)                                  On the Effective Date and except as otherwise provided herein, all Persons and Entities who have been, are, or may be holders of Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against or affecting New Mirant and its Affiliates, the Debtors, Protected Persons, the Estates, the Assets, or the Disbursing Agent, or any of their current or former respective members, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

(i)                                     commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(ii)                                  enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(iii)                               creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(iv)                              asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which the Debtors may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 17.17.

(b)                                 The foregoing provision shall not apply to holders of Allowed MAG Long-term Note Claims with respect to their legal, equitable and contractual rights, and personal Causes of Action against MAG, MAG’s Assets and any of MAG’s current or former managers, officers, employees, agents and professionals.

17.21.              Binding Effect.

The Plan shall be binding upon New Mirant and its Affiliates, the Debtors, the holders of all Claims and Equity Interests, parties in interest, Persons and Entities and their respective successors and assigns.  To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.

17.22.              Severability.

IN THE EVENT THE BANKRUPTCY COURT DETERMINES THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE DEBTORS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 17.15 SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR TRANSACTION; PROVIDED THAT THE DEBTORS MAY NOT MODIFY THE PLAN TO SEVER ANY PROVISION OF THE CALIFORNIA SETTLEMENT AGREEMENT FROM ANOTHER.  SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.  NOTHING HEREIN SHALL PERMIT THE DEBTORS TO SEVER THE PROVISIONS OF THE CALIFORNIA SETTLEMENT AGREEMENT OR ANY IMPLEMENTING AGREEMENTS RELATED THERETO.

17.23.              Committees’ Consultation and Agreement.

The Debtors shall not:

(a)                                  file any Plan Document pursuant to Section 1.5 (including, without limitation, the Confirmation Order);

(b)                                 agree to the form of, amend or modify the Confirmation Order, the Plan or any Plan Document;

(c)                                  waive any condition referenced in Section 12.3; nor

(d)                                 revoke or withdraw the Plan or adjourn the Confirmation Hearing pursuant to Section 17.16,

without prior consultation with each of the Committees and provided that if any such proposed action would have a material adverse impact on the rights and interests of the creditors of the Mirant Debtors, the creditors of the MAG Debtors or the holders of Equity Interests in Mirant, then such action shall not be taken without the prior consent of the Committee representing the adversely impacted creditors or equity holders (acting reasonably and in good faith).

17.24.              Global Settlement Of Certain Recoveries.

The Plan’s treatment of the MAG Debtor Class 5 – Unsecured Claims, MAG Debtor Class 6 – MAG Long-term Note Claims, MAG Debtor Class 8 – Equity Interests, Mirant Debtor Class 3 – Unsecured Claims, and Mirant Debtor Class 5 – Equity Interests and the resolution of inter-Debtor Claims and related matters, represent elements of a global settlement and compromise that has been reached among the Debtors, the Committees and Phoenix.  This settlement provides benefit to all parties in interest in these Chapter 11 Cases by allowing confirmation of the Plan to proceed and reducing the costs and uncertainty of litigation concerning the Plan and related issues.  All of the elements of the recoveries, including, in particular, the Designated Net Litigation Distributions, constitute critical elements of the parties’ settlement.  As a consequence, the parties’ global settlement constitutes a resolution of disputed issues and may not be treated as an admission by the parties as to any issue, including, without limitation, the percentage recovery by any class of creditor or equity holder under the Plan.

17.25.              No Admissions.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER CAUSES OF ACTION OR THREATENED CAUSES OF ACTIONS, THIS PLAN SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS PLAN SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, AND OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, MIRANT OR ANY OF ITS SUBSIDIARIES AND AFFILIATES, AS DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CHAPTER 11 CASES.

17.26.              Potential Exclusion of Mirant NY-Gen from Plan.

Pending the Debtors’ resolution of certain potential claims and liabilities associated with the Swinging Bridge, Mongaup Falls and Rio hydroelectric projects owned by Mirant NY-Gen, LLC (“Mirant NY-Gen”), on terms and conditions acceptable to the Debtors, the Debtors reserve the right to amend the Plan to (i) treat Mirant NY-Gen separately from the MAG Debtors and (ii) adjourn the Confirmation Hearing in respect of the Plan as to Mirant NY-Gen until further notice or order of the Bankruptcy Court.  If this occurs, the Confirmation Order shall (i) authorize New Mirant or its subsidiaries to operate the business of and provide debtor-in-possession financing, protected to the fullest extent permitted under sections 364(c) and (d) of the Bankruptcy Code, to Mirant NY-Gen, and (ii) provide an extension of the periods in which Mirant NY-Gen possesses the exclusive right to file a plan of reorganization and solicit acceptances thereto for an additional 180 days without prejudice to the rights of Mirant NY-Gen to seek additional extensions or the rights of parties in interest to seek to shorten or terminate such exclusive periods.  Such amendment would be without prejudice to Mirant NY-Gen to further amend, modify or revoke the Plan and/or submit any new plan of reorganization as it relates to Mirant NY-Gen.

Dated: December 9, 2005

Respectfully submitted,

Mirant Corporation

	By:	/s/
	Name:	M. Michele Burns
	Title:	Executive Vice President, Chief Financial Officer and Chief Restructuring Officer

Mirant Americas Energy Capital, LP

	By:	Mirant Americas Development, Inc., its
general partner

	By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Energy Capital Assets, LLC

	By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wrightsville Investments, Inc.

	By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wrightsville Management, Inc.

	By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Wrightsville Power Facility, L.L.C.

By:	Mirant Wrightsville Management, Inc., its
member and sole manager

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Wrightsville Development Funding, L.L.C.

By:	Mirant Wrightsville Management, Inc., its
member and sole manager

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant EcoElectrica Investments I, Ltd.

By:	Mirant Caribbean, Inc., its sole member

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Puerto Rico Power Investments, Ltd.

By:	Mirant Caribbean, Inc., its member

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

By:	Mirant South America and Caribbean Finance, Ltd., its member

By:	/s/
Name: Pedro Cherry
Title: Sr. Vice President

Mirant Sugar Creek, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Portage County, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Zeeland, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wyandotte, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Peaker, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Gastonia, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Mid-Atlantic Services, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant New England, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Potomac River, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Michigan Investments, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Sugar Creek Ventures, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Texas Investments, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Las Vegas, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Dickerson Development, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wichita Falls, LP

By:	Mirant Wichita Falls Management, Inc., its general partner

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wichita Falls Management, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Wichita Falls Investments, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Shady Hills Power Company, L.L.C.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

West Georgia Generating Company, L.L.C.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Special Procurement, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Parker, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant MD Ash Management, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Fund 2001, LLC

By:	Mirant Capital Management, LLC, its manager

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Services, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant NY-Gen, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Texas Management, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Lovett, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Piney Point, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Sugar Creek Holdings, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Texas, LP

By:	Mirant Texas Management, Inc., its general partner

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Kendall, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Intellectual Asset Management and Marketing, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Potrero, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant New York, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Retail Energy Marketing, LP

By:	Mirant Americas Development, Inc., its general partner

By:	/s/
Name:	J. William Holden III
Title:	Sr. Vice President and Chief Financial Officer

Mirant Americas Gas Marketing VIII, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing IX, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing X, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing VI, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing V, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing VII, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing III, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing XI, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing I, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Energy Marketing, LP

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Energy Marketing, LP

By:	Mirant Americas Development, Inc., its
general partner

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Development Capital, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

MLW Development, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Production Company

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Development, Inc.

By:	/s/
Name:	J. William Holden III
Title:	Sr. Vice President and Chief Financial Officer

Mirant Americas Energy Marketing Investments, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas, Inc.

By:	/s/
Name:	J. William Holden III
Title:	Sr. Vice President and Chief Financial Officer

Mirant Americas Gas Marketing II, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Chalk Point, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant California, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant California Investments, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Canal, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Central Texas, LP

By:	Mirant Texas Management, Inc., its general partner

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Danville, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Bowline, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Hudson Valley Gas Corporation

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Generation, LLC

By:	/s/
Name:	J. William Holden III
Title:	Sr. Vice President and Chief Financial Officer

Mint Farm Generation, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing XII, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant D.C. O&M, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Mid-Atlantic, LLC

By:	/s/
Name:	J. William Holden III
Title:	Sr. Vice President and Chief Financial Officer

Mirant Capital, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Chalk Point Development, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Capital Management, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing XV, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing XIV, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing XIII, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Procurement, Inc.

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Americas Gas Marketing IV, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Mirant Delta, LLC

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

Newco 2005 Corporation

By:	/s/
Name: J. William Holden III
Title: Sr. Vice President

EXHIBIT A

GLOSSARY OF DEFINED TERMS

EXHIBIT “A”

GLOSSARY OF DEFINED TERMS

1.             “Administrative Claim” means a Claim incurred by a Debtor (or its Estate) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, Fee Claims and DIP Claims.

2.             “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

3.             “Allowed,” when used

(a)           with respect to any Claim, except for a Claim that is an Administrative Claim or a Letter of Credit Claim, means such Claim to the extent it is not a Contested Claim or a Disallowed Claim;

(b)           with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 6.2(c) of this Plan;

(c)           with respect to a Letter of Credit Claim, means such Letter of Credit Claim to the extent Mirant’s reimbursement obligation to the holder of the Letter of Credit Claim has become noncontingent and fixed as a result of a draw on the underlying letter of credit by the counterparty thereto; and

(d)           with respect to Equity Interests in any Debtor, means (i) the Equity Interests in any Debtor (except Mirant) as reflected in the stock transfer ledger or similar register of such Debtor as of the Effective Date; and (ii) with respect to Mirant, the issued and outstanding shares of common stock in Mirant as reflected in stock transfer ledger as of the Effective Date.

4.             “APSA” means the Asset Purchase and Sale Agreement, dated June 7, 2000, by and between Mirant and Pepco, as amended from time to time, together with all schedules and ancillary agreements as determined by Final Order to constitute non-severable components thereto.

5.             “Assets” means, with respect to any Debtor, all of such Debtor’s right, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code.

6.             “Assumption/Assignment Agreement” means, collectively, (i) that certain Assignment and Assumption Agreement, dated December 19, 2000, by and among Pepco and certain of the Debtors (other than Mirant); (ii) that certain PPA and TPA Assignment and Assumption Agreement, dated December 18, 2000, between Mirant and MAEM; and (iii) that certain Assignment and Assumption Agreement, dated December 11, 2000, by and between certain of the Debtors pursuant to which, among other things, Mirant assigned rights to purchase specific Assets to other Debtors.

7.             “Avoidance Actions” means all Causes of Action of the Estates that arise under chapter 5 of the Bankruptcy Code.

8.             “Back-to-Back Agreement” means that certain letter agreement and any and all obligations of any Debtor or Affiliate of the Debtors arising thereunder between Pepco and Southern Energy, Inc. (as predecessor in interest to Mirant), dated as of December 19, 2000 (as amended and modified from time to time,) which was executed contemporaneously with Mirant’s purchase of generating assets and power purchase agreements from Pepco under the APSA, pursuant to which Mirant agreed to: (a) make Pepco whole for its financial obligations under certain unassigned power purchase agreements between Pepco and (i) Panda-Brandywine LP, and (ii) Ohio Edison Co., (b) accept from Pepco the power delivered pursuant to those unassigned power purchase agreements, and (c) be Pepco’s representative “for all purposes to the fullest extent permitted under the unassigned power purchase agreements.”

9.             “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, as amended from time to time and applicable to the Chapter 11 Cases.

10.           “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, or such other court having jurisdiction over the Chapter 11 Cases.

11.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

12.           “Bar Date Notice” means the applicable Notice of Bar Dates for Filing Proofs of Claim Against a Debtor, as approved by Order of the Bankruptcy Court.

13.           “BEWAG Contract” means the Share Purchase Agreement dated January 31, 2002 by and between Mirant Investments Germany, Inc., Mirant Holdings Germany, Inc., Vattenfall AB (publ.), Hamburgische Electricitäts-Werke Aktiengesellschaft, Mirant Holdings Beteiligungsgesellschaft mbH and Mirant.

14.           “BEWAG Counterparties” means Hamburgische Electricitats-Werke Aktiengesellschaft, Vattenfall AB, Mirant Holdings Germany GmbH, Mirant Holdings Beteiligungsgesellschaft mbH and or any successor entities thereto.

15.           “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

16.           “CAISO” means the California Independent System Operator.

17.           “California Parties” means PG&E, Southern California Edison Company, San Diego Gas and Electric Company, the California Public Utilities Commission, the California Department of Water Resources, the California Electricity Oversight Board, and the Attorney General of the State of California.

18.           “California Party Unsecured Claims” means the Unsecured Claims to be granted to the California Parties against MAEM pursuant to the California Settlement, which shall be (a) the

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Allowed Unsecured Claims of the California Parties in the aggregate amount of $175,000,000, (b) the Allowed Unsecured Claim of the California Department of Water Resources in the amount of $2,250,000, and (c) the Allowed Unsecured Claim of the Attorney General of the State of Oregon in the amount of $250,000.

19.           “California Settlement” means the global settlement between and among the California Parties and certain of the Debtors, as set forth and evidenced by the California Settlement Agreement and as approved by Final Order, entered on April 15, 2005.

20.           “California Settlement Agreement” means the agreement dated as of January 14, 2005, by and between certain of the Debtors and the California Parties.”

21.           “Carved-Out Receivables” means the following accounts receivable together with any proceeds therefrom:

(1)                                  Enron Receivables;

(2)                                  City of Vernon Receivable;

(3)           Coyote Springs Receivables; and

(4)           Metromedia Receivable.

22.           “Cash” means legal tender of the United States of America or readily marketable direct obligations of, or obligations guaranteed by, the United States of America.

23.           “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

24.           “Chapter 11 Cases” means the cases commenced under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court with respect to each of the Debtors styled as In re Mirant Corporation, et al., Chapter 11 Case No. 03-46590 (DML), Jointly Administered.

25.           “Charging Lien” means any lien or other priority in payment arising prior to the Effective Date pursuant to which the Old Indenture Trustees (including any paying agents for such Old Indenture Trustees) are each entitled, pursuant to the respective Old Indentures, against distributions to be made to holders of Mirant Note Claims and MAG Short-term Note Claims.

26.           “City of Vernon Receivable” means the amount owed to MAEM by the City of Vernon pursuant to the judgment entered by the Bankruptcy Court in the adversary no. 03-04440, as such judgment may be amended or modified on appeal or remand affirmed by the United States District Court for the Northern District of Texas by final judgment on May 17, 2005.

27.           “Claim” means (a) any right to payment, whether or not such right is known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right

3

to an equitable remedy is known or unknown, reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

28.           “Claims Agent” means the entity designated by order of the Bankruptcy Court to process proofs of claim.

29.           “Committees” means, collectively, the Corp Committee, the Equity Committee and the MAG Committee.

30.           “Commodity Prepay Facility” means (a) the ISDA Master Agreement dated October 11, 2001, between MAEM and HVB Risk Management Products Inc., and (b) the ISDA Master Agreement dated October 11, 2001, between MAEM and Scarlett Resource Merchants LLC, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

31.           “Commodity Prepay Facility Claims” means all Claims arising under the Commodity Prepay Facility and any guaranty thereof issued by any Mirant Debtor, including the Commodity Prepay Guaranty.

32.           “Commodity Prepay Guaranty” means the guaranties, dated October 11, 2001, in favor of each of HVB Risk Management Products Inc. and Scarlett Resource Merchants LLC, pursuant to which Mirant guaranteed MAEM’s obligations under the Commodity Prepay Facility and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

33.           “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

34.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

35.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

36.           “Contested” (a) when used with respect to a Claim, means such Claim (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no proof of claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent (A) the proof of claim amount exceeds the amount indicated in the Schedules, or (B) the proof of claim priority differs from the priority set forth in the Schedules, in each case as to which an objection was filed on or before the Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a proof of claim has been filed with the Bankruptcy Court, in each case as to which an objection was filed on or before the Objection Deadline, unless and to the extent allowed in amount and/or priority by a Final Order of the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Effective Date; provided, that a Claim that is fixed in amount and priority pursuant to the Plan or by Final Order on or before the Effective Date shall not be a Contested Claim; and (b) when used

4

with respect to an Equity Interest, means such Equity Interest to the extent it is not reflected on the applicable Debtor’s stock transfer register as of the Effective Date.

37.           “Convenience Claims” means (a) in the case of the Mirant Debtors, any Unsecured Claim, other than a Mirant Debt Claim, a Subordinated Note Claim, or a Claim of a current or former director, manager, officer or employee of a Debtor in an amount equal to or less than $25,000; provided, that the Debtors reserve the right to increase the cap amount in consultation with the Corp Committee up to an amount not in excess of $140,000 with respect to Mirant Peaker, Mirant Potomac, Mirant Zeeland, Mirant Las Vegas, Mirant Sugar Creek, LLC, Mirant Wichita Falls, LP, Mirant Wyandotte, and Shady Hills Power Company, LLC, and (b) in the case of the MAG Debtors, any Unsecured Claim, other than a MAG Short-term Debt Claim, or a Claim of a current or former director, manager, officer or employee of a Debtor, in an amount equal to or less than $25,000.

38.           “Corp Committee” means the Official Committee of Unsecured Creditors of Mirant Corporation.

39.           “Coyote Springs Receivables” means the amounts payable to Mirant Oregon under (A) its rights, claims and actions as member of CS2, LLC against Enron Corporation, National Energy Production Company, or their respective sureties, insurers or guarantors related to certain agreements for the construction of the electric generating plant located in Boardman, Oregon and (B) its rights, claims and actions as a member of CS2, LLC, with respect to rights, claims and actions against Alstom USA, Inc., Alstom T&D, Inc. or their respective sureties, insurers or guarantors related to a certain generator step-up transformer.

40.           “Debtor” means any of Mirant, and its direct and indirect subsidiaries that are debtors in the Chapter 11 Cases as identified on Schedule 2 to the Disclosure Statement.

41.           “Debtor Group” means the Mirant Debtors or the MAG Debtors, as applicable.

42.           “Debtor-in-Possession” means any Debtor, in its capacity as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

43.           “Designated Avoidance Actions” means the Southern Company Causes of Action and other Avoidance Actions that have either been commenced or are potential Avoidance Actions, as identified in Schedule 8 of the Disclosure Statement or as supplemented by the Confirmation Order.

44.           “Designated Net Litigation Distributions” means the Cash recoveries obtained in respect of the Designated Avoidance Actions net of any offsets and after the payment or reimbursement of all fees and expenses incurred in connection with such Avoidance Actions.

45.           “Deutsche Bank” means Deutsche Bank, AG, New York Branch.

46.           “Dickerson Power Station” means the coal-fired plan, which consists of three 182 MW coal-fired units and is located on approximately 779 acres of land in Montgomery County, Maryland.

5

47.           “DIP Agent” means General Electric Capital Corporation as agent for the DIP Lenders under the DIP Credit Agreement.

48.           “DIP Claims” means the Claims of the DIP Lenders under the DIP Credit Agreement and the DIP Order.

49.           “DIP Credit Agreement” means the credit agreement entered into on November 5, 2003 by the Debtors that are parties thereto, as borrowers; the DIP Agent; GECC Capital Markets, Inc., as lead arranger; and the DIP Lenders, pursuant to which the Debtors are permitted to make borrowings prior to the earlier of the Effective Date or November 5, 2005, as approved by the DIP Order, together with all documents, instruments and agreements executed or entered into in connection therewith, and any amendments thereto.

50.           “DIP Lenders” means the lenders under the DIP Credit Agreement.

51.           “DIP Order” means, collectively, the order(s) of the Bankruptcy Court approving the DIP Credit Agreement, authorizing the Debtors that are parties thereto to enter into the DIP Credit Agreement, granting certain rights, protections and liens to and for the benefit of the DIP Lenders as set forth therein, and authorizing the Debtors to make borrowings under the DIP Credit Agreement.

52.           “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

53.           “Disbursing Agent” means New Mirant or any agent selected by New Mirant, acting on behalf of the Debtors in (a) making the Plan Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order, and (b) performing any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

54.           “Disclosure Statement” means the Disclosure Statement filed with respect to the Plan, as it may be amended or modified from time to time.

55.           “Disclosure Statement Order” means the order entered by the Bankruptcy Court (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting vote on the Plan.

56.           “Distribution Date” means (a) with respect to any Claim, (i) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim is then an Allowed Claim, or (ii) a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, if not Allowed on the Effective Date, (b) with respect to any Equity Interest, the Effective Date or a date that is as soon as reasonably practicable after the Effective Date and (c) the date of any subsequent distribution as provided in Section 10.15.

57.           “Effective Date” means (i) for Debtors other than the New York Debtors, a date selected by the Debtors which shall be a Business Day that is no later than thirty (30) Business Days after all of the conditions specified in Section 12.2 have been satisfied or waived (to the extent waivable); and (ii) for the New York Debtors, the New York Debtors Effective Date.

6

58.           “Enron Receivables” means the amount owed to the Debtors and/or their Affiliates, pursuant to the Order, entered by the Bankruptcy Court and dated September 7, 2005, granting the Motion of the Debtors for the Entry of an Order Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure Approving (i) Settlement Agreement and Mutual Release and (ii) Related Stipulation and Order by and between Mirant Debtors and Related Non-Debtor Entities and Enron Debtors, on account of the claims allowed against Enron Corp. and its Affiliates in the Enron Corp. et al. bankruptcy proceedings.

59.           “Equipment Warehouse Facility” means (a) the Participation Agreement, dated October 22, 2001, among MADCI, as contract agent and lessee, the MC Equipment Revolver Statutory Trust, State Street Bank and Trust Company of Connecticut, National Association, as trustee, the persons named therein as Note Holders and Certificate Holders and Citibank, N.A. as agent, and (b) the Lease Agreement dated October 22, 2001, among MC Equipment Revolver Statutory Trust, as lessor, and MADCI, as lessee, all such documents having a maturity date of April 22, 2009, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

60.           “Equipment Warehouse Facility Claims” means all Claims arising under the Equipment Warehouse Facility and any guaranty thereof issued by any Mirant Debtor, including the Equipment Warehouse Guaranty.

61.           “Equipment Warehouse Guaranty” means the Guaranty in respect of the Equipment Warehouse Facility, dated October 22, 2001, among Mirant and MC Equipment Revolver Statutory Trust, and all related documents, instruments and agreements, as they have been or may be amended or supplemented from time to time.

62.           “Equity Committee” means the Official Committee of Equity Security Holders of Mirant Corporation.

63.           “Equity Interest” means any outstanding ownership interest in any of the Debtors, including without limitation, interests evidenced by common or preferred stock, membership interests and options or other rights to purchase or otherwise receive any ownership interest in any of the Debtors and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

64.           “Estate” means the estate of any Debtor created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

65.           “Exit Facility” means the credit facility pursuant to the Exit Facility Documents.

66.           “Exit Facility Agent” means the agent for the Exit Lenders under the Exit Facility.

67.           “Exit Facility Documents” means the agreements, documents and instruments to be dated on or about the Effective Date and to be entered into between New MAG Holdco, as borrower and certain of its subsidiaries as guarantors, the Exit Facility Agent and the Exit Lenders, in respect of a credit facility for an amount not less than $750,000,000, and all related documents, instruments and agreements entered into or executed in connection therewith, the proceeds of which shall be available for use by New MAG Holdco and its subsidiaries to make Plan

7

Distributions to the holders of certain Allowed Claims against the Debtors and to satisfy general working capital requirements of New MAG Holdco and its direct and indirect subsidiaries on and after the Effective Date. The Exit Facility Documents shall be in substantially the form filed with the Bankruptcy Court by the Effective Date.

68.           “Exit Financing” means up to $2,350,000,000 of financing, including the Exit Facility, to be provided pursuant to the certain commitment letter, dated May 13, 2005, as amended from time to time thereafter and approved by the Bankruptcy Court on September 21, 2005.

69.           “Exit Lenders” means the lenders under the Exit Facility.

70.           “Facility Agents” means the agents under the Mirant “C” Facility, the Mirant 364-Day Facility, the Mirant 4-Year Revolver and the MAG Revolvers, as applicable.

71.           “FCC Agreement” means the Facility and Capacity Credit Agreement dated as of March 21, 1989, between Pepco and Southern Maryland Electric Cooperative, Inc.

72.           “Federal Judgment Rate” means the rate of interest calculated pursuant to the provisions of 18 U.S.C. §3612, 28 U.S.C. §1961, and 40 U.S.C. §258(e)(1), which shall be equal to the weekly average 1-year constant maturity Treasury yield as of the Petition Date, which was 1.08%.

73.           “Fee Application” means an application for allowance and payment of a Fee Claim (including Claims for “substantial contribution” pursuant to section 503(b) of the Bankruptcy Code).

74.           “Fee Claim” means a Claim of a Professional Person.

75.           “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

76.           “Implementation Order” means a Final Order, in form and substance satisfactory to the Debtors, which provides the terms and provisions set forth in Section 12.1(i).

77.           “Indenture Trustees” means the indenture trustee and any predecessor indenture trustee for each of the Mirant Notes, the MAG Long-term Notes and the MAG Short-term Notes.

78.           “Indenture Trustee Fees” means the compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys’, agents’ (including paying or transfer

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agents) fees, expenses and disbursements, incurred by the respective Old Indenture Trustees and/or their respective predecessors, whether prior to or after the Petition Date, and whether prior to or after consummation of the Plan.

79.           “Insider” means with respect to any Person, all Persons that would fall within the definition assigned to such terms in section 101(31) of the Bankruptcy Code.

80.           “Intellectual Property” shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators and the Internet sites corresponding thereto, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

81.           “Intercompany Claim” means a Claim held by any Debtor against any other Debtor based on any fact, action, omission, occurrence or thing that occurred or came into existence prior to the Petition Date, including, without limitation, any tax sharing agreements such as the State Tax Allocation Agreement effective as of January 1, 2001 and the Tax Allocation Agreement effective as of January 1, 2002.

82.           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

83.           “IRS” means the United States Internal Revenue Service.

84.           “Joint Selection Committee” means the committee formed to identify qualified, independent candidates to serve on the Board of New Mirant comprised of: (A) Stuart E. Eizenstat; (B) Robert F. McCullough; and (C) up to four individuals who are or were representatives of members of the Corp Committee.

85.           “KERP” means the key employee retention plan that has been approved by the Bankruptcy Court by orders, dated February 13, 2004, August 2, 2004 and September 2, 2004.

86.           “Letter of Credit Claim” means a Claim for reimbursement arising with respect to a letter of credit issued at Mirant’s request under either the Mirant 4-Year Revolver or the Mirant “C” Facility.

87.           “MADCI” means Mirant Americas Development Capital, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

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88.           “MADI” means Mirant Americas Development, Inc., one of the Debtors and Debtors-in-Possession

89.           “MAEM” means Mirant Americas Energy Marketing, LP, a Delaware limited partnership, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

90.           “MAEM/MET Effective Date” means a date selected by the Debtors which shall be a Business Day that (a) occurs after (i) the Effective Date and (ii) the initiation of “fresh start reporting” (as such term is defined in Statement of Position (SOP) No. 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code); (b) falls on the last day of a calendar month; and (c) is to be designated by the Debtors in their sole discretion; provided, however, that such MAEM/MET Effective Date shall occur no later than 60 days after the Effective Date.

91.           “MAEMI” means Mirant Americas Energy Marketing Investments, Inc., a Georgia corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

92.           “MAG” means Mirant Americas Generation, LLC, a Delaware limited liability company, which was formerly known as Mirant Americas Generation, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

93.           “MAG Ad Hoc Committee” means the Ad Hoc Committee of Mirant Americas Generation, LLC comprised of holders of Claims against MAG represented by Hurt & Lilly LLP and Kirkland & Ellis LLP during the pendency of the Chapter 11 Cases.

94.           “MAG Committee” means the Official Committee of Unsecured Creditors of Mirant Americas Generation LLC.

95.           “MAG Debtors” means MAG and the direct and indirect subsidiaries of MAG that are Debtors, as identified on Exhibit B hereto.

96.           “MAG Indenture” means the indenture dated May 1, 2001, between MAG and Bankers Trust Company, as initial indenture trustee, as it has been amended or supplemented from time to time.

97.           “MAG Long-term Notes” means those certain senior notes issued by MAG pursuant to the MAG Indenture: (a) due 2011, in the aggregate principal amount of $850,000,000; (b) due 2021, in the aggregate principal amount of $450,000,000; and (c) due 2031, in the aggregate principal amount of $400,000,000.

98.           “MAG Long-term Note Claims” means all Claims in respect of the MAG Long-term Notes.

99.           “MAG Registration Rights Agreements” means (i) the Registration Rights Agreement dated May 1, 2001 among MAG and Lehman Brothers, Inc. and Credit Suisse First Boston Corporation and Deutsche Bank Alex. Brown Inc. and Wachovia Securities, Inc. as Initial Purchasers, and (ii) the Registration Rights Agreement Dated October 9, 2001 among MAG and Salomon Smith Barney Inc. and Banc of America Securities LLC and Blaylock & Partners, L.P. and Scotia Capital (USA) Inc. and Tokyo-Mitsubishi International plc as Initial Purchasers, collectively.

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100.         “MAG Revolvers” means those certain credit facilities dated August 31, 1999, in the aggregate amounts of $250,000,000 and $50,000,000, respectively, between MAG, as borrower, Lehman Brothers, as agent, and the lenders thereunder, and all related documents, instruments and agreements, as they may have been amended or supplemented from time to time.

101.         “MAG Revolver Claims” means all Claims arising under, or as a consequence of being a lender under, the MAG Revolvers.

102.         “MAG Short-term Debt Claims” means the MAG Revolver Claims and the MAG Short-term Note Claims, in the aggregate.

103.         “MAG Short-term Notes” means those certain senior notes issued by MAG pursuant to the MAG Indenture: (a) due 2006, in the aggregate principal amount of $500,000,000; and (b) due 2008, in the aggregate principal amount of $300,000,000.

104.         “MAG Short-term Note Claims” means all Claims arising under or as a consequence of owning a MAG Short-term Note.

105.         “MAGM I-XV” means Mirant Americas Gas Marketing I, LLC, Mirant Americas Gas Marketing II, LLC, Mirant Americas Gas Marketing III, LLC, Mirant Americas Gas Marketing IV, LLC, Mirant Americas Gas Marketing V, LLC, Mirant Americas Gas Marketing VI, LLC, Mirant Americas Gas Marketing VII, LLC, Mirant Americas Gas Marketing VIII, LLC, Mirant Americas Gas Marketing IX, LLC, Mirant Americas Gas Marketing X, LLC, Mirant Americas Gas Marketing XI, LLC, Mirant Americas Gas Marketing XII, LLC, Mirant Americas Gas Marketing XIII, LLC, Mirant Americas Gas Marketing XIV, LLC, and Mirant Americas Gas Marketing XV, LLC, each a Delaware limited liability company and a Debtor and Debtor-in- possession in the Chapter 11 Cases.

106.         “MAI” means Mirant Americas, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

107.         “MAI Series A Preferred Shares” means the preferred shares (having terms and provisions as set forth on Exhibit D to the Plan) to be issued by MAI with a liquidation preference of $265,000,000 in respect of the obligation to fund certain potential capital expenditures of MIRMA.  The MAI Series A Preferred Shares shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

108.         “MAI Series B Preferred Shares” means the preferred shares (having terms and provisions as set forth on Exhibit D to the Plan) to be issued by MAI with a liquidation preference of $150,000,000 and a mandatory redemption on April 1, 2011, in respect of the obligation to provide additional liquidity to MAG in connection with the refinancing of certain MAG Long-term Notes.  The MAI Series B Preferred Shares shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

109.         “MAI/WDF Note Claim” means all Claims evidenced by or related to that certain Amended and Restated Promissory Note dated October 31, 2001 executed by WDF as “Maker” in favor of MAI as “Holder.”

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110.         “MAPCO” means Mirant Americas Production Company, a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

111.         “MAREM” means Mirant Americas Retail Energy Marketing, LP, a Delaware limited partnership, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

112.         “MD Leaseco” means the legal entity to be organized as a limited liability company under the laws of Delaware and as a direct wholly-owned subsidiary of MIRMA under the Plan.

113.         “MET” means Mirant Energy Trading LLC, a Delaware limited liability company, a subsidiary of MAEM.

114.         “Metromedia Receivable” means the amount owed to MAEM, subject to a sixty-day standstill of any execution efforts, by Metromedia Energy Marketing, L.P., pursuant to Order, entered by the Bankruptcy Court and dated September 7, 2005, granting the Debtors’ Motion, Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, Approving the Stipulation to Entry of Award and Judgment Between Metromedia Energy, Inc. and Mirant Americas Energy Marketing, LP.

115.         “Mint Farm” means Mint Farm Generation, LLC, a Delaware limited liability company.

116.         “Mirant” means Mirant Corporation, a Delaware corporation, which was formerly known as Southern Energy, Inc., a Delaware corporation, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

117.         “Mirant 364-Day Revolver” means that certain credit facility dated July 17, 2001, in the aggregate principal amount of $1,125,000,000, by and between Mirant, as borrower, the initial lenders named therein, and Credit Suisse First Boston, as administrative agent, and having a maturity date of July 17, 2003, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

118.         “Mirant 364-Day Revolver Claims” means all Claims arising under, or as a consequence of being a lender under, the Mirant 364-Day Revolver.

119.         “Mirant 4-Year Revolver” means that certain credit facility, dated July 17, 2001, in the aggregate principal amount of $1,125,000,000, between Mirant, as borrower, the initial lenders named therein, and Credit Suisse First Boston, as administrative agent, and having a maturity date of July 17, 2005, and all related documents, instruments and agreements, as they have been amended or supplemented from time to time.

120.         “Mirant 4-Year Revolver Claims” means all Claims arising under, or as a consequence of being a lender under, the Mirant 4-Year Revolver.

121.         “Mirant Ad Hoc Committee” means the Ad Hoc Committee of Mirant Corporation Note Holders comprised of the holders of Mirant Note Claims represented by Kramer Levin Naftalis & Frankel LLP and, locally, Neligan Tarpley Andrews & Foley LLP during the Chapter 11 Cases.

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122.         “Mirant Bowline” means Mirant Bowline, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

123.         “Mirant “C” Facility” means that certain credit facility, dated April 1, 1999, in the aggregate principal amount of $450,000,000, by and between Southern Energy, Inc. n/k/a Mirant, as borrower, and Citibank N.A., as initial lender and agent, with a maturity date of April 1, 2004, and all related documents, instruments and agreements as they have been amended or supplemented from time to time.

124.         “Mirant “C” Facility Claims” means all Claims arising under, or as a consequence of being a lender under, the Mirant “C” Facility.

125.         “Mirant Debt Claims” means the Mirant “C” Facility Claims, the Mirant Note Claims, the Mirant 364-Day Revolver Claims, the Mirant 4-Year Revolver Claims, the Commodity Prepay Facility Claims and the Equipment Warehouse Facility Claims, in the aggregate.

126.         “Mirant Debtors” means Mirant and the direct and indirect subsidiaries of Mirant that are Debtors (other than the MAG Debtors), as identified on Exhibit C hereto.

127.         “Mirant Fiscal Agency Agreement” means the Fiscal Agency Agreement dated July 26, 1999, between Southern Energy, Inc. n/k/a Mirant, as issuer, and Bankers Trust Company, as Fiscal Agent, transfer agent, registrar and paying agent, as such agreement has been or may be amended or supplemented from time to time.

128.         “Mirant Indentures” means the Mirant Fiscal Agency Agreement and all other indentures and agreements in force and effect as of the Petition Date pursuant to which any of the Mirant Notes or Subordinated Notes have been issued.

129.         “Mirant Las Vegas” means Mirant Las Vegas, LLC, a Delaware limited liability company and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

130.         “Mirant Lovett” means Mirant Lovett, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

131.         “Mirant New York” means Mirant New York, Inc., a Delaware corporation and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

132.         “Mirant Notes” means those certain: (a) 5.75% Convertible Senior Notes Due 2007, issued by Mirant in the aggregate principal amount of $370,000,000; (b) 7.4% Senior Notes Due 2004, issued by Mirant in the aggregate principal amount of $200,000,000; (c) 7.9% Senior Notes Due 2009, issued by Mirant in the aggregate principal amount of $500,000,000; and (d) 2.5% Convertible Senior Debentures Due 2021, issued by Mirant in the aggregate principal amount of $750,000,000.

133.         “Mirant Note Claims” means all Claims arising under or as a consequence of owning a Mirant Note.

134.         “Mirant NY-Gen” means Mirant NY-Gen, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

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135.         “Mirant Oregon” means Mirant Oregon, LLC, a Delaware limited liability company, to be renamed Mirant Power Purchase, LLC, after the Effective Date.

136.         “Mirant Peaker” means Mirant Peaker LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

137.         “Mirant Potomac” means Mirant Potomac River LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 cases.

138.         “Mirant Potrero” means Mirant Potrero LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 cases.

139.         “Mirant Sugar Creek” means Mirant Sugar Creek, LLC, an Indiana limited liability company and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

140.         “Mirant Wichita” means Mirant Wichita Falls, LP, a Delaware limited partnership and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

141.         “Mirant Wyandotte” means Mirant Wyandotte, LLC, a Delaware limited liability company and one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

142.         “Mirant Zeeland” means Mirant Zeeland, LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases.

143.         “MIRMA” means Mirant Mid-Atlantic LLC, a Delaware limited liability company, one of the Debtors and Debtors-in-Possession in the Chapter 11 Cases, formerly known as Southern Energy Mid-Atlantic LLC.

144.         “MIRMA Dickerson Leases” means the four MIRMA Leases which pertain to the Dickerson Power Station.

145.         “MIRMA Indenture Trustee” means the indenture trustee in respect of certain promissory notes issued pursuant to the MIRMA Leases.

146.         “MIRMA Lease Litigation” means the adversary proceeding previously pending before the Bankruptcy Court and styled as Mirant Mid-Atlantic, L.L.C. v. Morgantown OL1 LLC, et al. (In re Mirant Corporation), Adv. No. 04-04283, pursuant to which MIRMA has sought certain relief relating to the MIRMA Leases, including a determination that the MIRMA Leases should be recharacterized as a financing.

147.         “MIRMA Lease Litigation Dismissal Order” means the order of the Bankruptcy Court dated April 7, 2005, entered in respect of the MIRMA Lease Litigation.

148.         “MIRMA Leased Assets” means the Assets of MIRMA that are the subject of the MIRMA Leases.

149.         “MIRMA Leases” means the eleven separate leases dated December 19, 2000, pursuant to which MIRMA leases undivided interests in the MIRMA Leased Assets from the MIRMA

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Owner/Lessors, together with all related documents, instruments and agreements to which MIRMA is a party as they may have been amended or supplemented from time to time.

150.         “MIRMA Morgantown Leases” means the seven MIRMA Leases which pertain to the Morgantown Power Station.

151.         “MIRMA Owner/Lessors” means the Persons who are identified in the MIRMA Leases as the owners, or any successors in interest thereto, of the MIRMA Leased Assets.

152.         “Morgantown Power Station” means the coal-fired plant, which includes two 620 MW coal-fired units and is located on approximately 569 acres of land in Charles County, Maryland.

153.         “New MAG Debt Covenants” means new covenants to be implemented by the Confirmation Order and enforceable by the trustee under the MAG Indenture for the benefit of the holders of MAG Long-term Notes (a) that will provide that any payments from MAG to New Mirant at a time when MAG or its subsidiaries owe debt to New Mirant (or any of its non-MAG subsidiaries), shall be treated as a repayment of such debt, rather than as dividends, until all such debt is repaid, and (b) that would limit the ability of MAG and its subsidiaries to incur additional debt (other than Permitted Debt), unless the consolidated ratio of net debt to EBITDA for MAG and its subsidiaries is 6.75:1 or less based on the most recently delivered financial statements.  For purposes of such covenant, all terms shall be as defined in the Exit Facility; provided that “Permitted Debt” would include (i) all debt at MAG and its subsidiaries as of the Effective Date, (ii) debt at MIRMA as permitted by the MIRMA Leases, (iii) debt arising under or permitted by the Exit Facility (excluding (A) “Subordinated Debt” as defined in the Exit Facility, and (B) intercompany loans not made in the ordinary course of business), (iv) an amount up to $200,000,000 of additional pari passu indebtedness at MAG, and (v) the refinancing of any of the foregoing debt; provided, that with respect to the refinancing of the MAG Long-term Notes maturing in 2011, subsidiaries of MAG may only incur up to $250,000,000 of debt in addition to any unused portion of the $250,000,000 additional debt basket provided for in the Exit Facility.

154.         “New MAEM Holdco” means the legal entity to be organized as a corporation under the laws of Delaware and as a direct wholly-owned subsidiary of New MAG Holdco under the Plan.

155.         “New MAG Holdco” means Mirant California Investments, Inc., a direct subsidiary of MAG after the transactions set forth in Section 8.2(c)(i) are completed.

156.         “New MAG Holdco 8.0% Notes” means those 8.0% senior notes due 2015, that may be issued by New MAG Holdco, at the Debtors’ option in accordance with Section 5.2(e), in the aggregate principal amount of $500,000,000 pursuant to the New MAG Holdco Indenture.

157.         “New MAG Holdco 8.25% Notes” means those 8.25% senior notes due 2017, that may be issued by New MAG Holdco, at the Debtors’ option in accordance with Section 5.2(e), in the aggregate principal amount of up to $850,000,000 pursuant to the New MAG Holdco Indenture.

158.         “New MAG Holdco Indenture” means that certain indenture to be dated as of the Effective Date and to be entered into between New MAG Holdco, as issuer, and the New MAG Holdco Indenture Trustee, as trustee, pursuant to which New MAG Holdco will issue each series

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of the New MAG Holdco Notes.  The New MAG Holdco Indenture shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

159.         “New MAG Holdco Indenture Trustee” means the Person or Persons appointed to act as the indenture trustee under the New MAG Holdco Indenture.

160.         “New MAG Holdco Notes” means the New MAG Holdco 8.0% Notes and the New MAG Holdco 8.25% Notes.  The New MAG Holdco Notes shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

161.         “New Mirant” means the legal entity selected by the Debtors to serve as the ultimate parent of (a) the Debtors (excluding Mirant and the Trading Debtors), and (b) the other direct and indirect subsidiaries of Mirant that are not Debtors in the Chapter 11 Cases.

162.         “New Mirant Common Stock” means the shares of common stock to be issued or reserved for issuance by New Mirant on or after the Effective Date pursuant to the Plan.

163.         “New Mirant Constituent Documents” means the by-laws, certificates of incorporation, partnership agreements, or limited liability company membership agreements, as applicable, for each of the Debtors, New Mirant and the New Mirant Entities, as amended and restated as of the Effective Date, among other things, to (a) prohibit the issuance of non-voting equity securities by such Debtor as required by section 1123(a)(6) of the Bankruptcy Code, and (b) otherwise give effect to the provisions of this Plan.  The New Mirant Constituent Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

164.         “New Mirant Employee Stock Programs” means the programs, in substantially the form set forth in the Plan Documents, that shall be established on the Effective Date to permit employee stock ownership of a portion of New Mirant Common Stock.  The New Mirant Employee Stock Programs shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

165.         “New Mirant Entities” means any legal entities created as direct or indirect subsidiaries of New Mirant for the purpose of giving effect to the Plan.

166.         “New Mirant Series A Warrants” means the warrants, having the terms set forth on Exhibit E of the Plan, to be issued to the holders of Allowed Consolidated Mirant Debtor Class 5 — Equity Interests, which shall provide such holders with a right to purchase, in the aggregate, a number of shares of New Mirant Common Stock equal to ten percent (10%) of the shares of New Mirant Common Stock issued, or reserved for issuance, under the Plan (excluding the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs) and exercisable individually or in the aggregate at any time until the fifth anniversary of the Effective Date.  The New Mirant Series A Warrants shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

167.         “New Mirant Series B Warrants” means the warrants, having the terms set forth on Exhibit E of the Plan, to be issued to the holders of Subordinated Notes, which shall provide such holders with a right to purchase, in the aggregate, a number of shares of New Mirant Common Stock equal to five percent (5%) of the shares of New Mirant Common Stock issued,

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or reserved for issuance, under the Plan (excluding the shares reserved for issuance pursuant to the New Mirant Employee Stock Programs) and exercisable individually or in the aggregate at any time until the fifth anniversary of the Effective Date. The New Mirant Series B Warrants shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

168.         “New Mirant Warrants” means New Mirant Series A Warrants and New Mirant Series B Warrants, collectively.

169.         “New York Debtors” means Mirant New York, Mirant Bowline and Mirant Lovett.

170.         “New York Debtors Effective Date” means the later of (a) the Effective Date or (b) thirty (30) Business Days after all of the conditions specified in the Proposed New York Tax Settlement have been satisfied or waived (to the extent waivable).

171.         “New York Taxing Authorities” means the Town of Haverstraw, the Assessor of the Town of Haverstraw, the Board of Assessment Review of the Town of Haverstraw, the Town of Stony Point, the Assessor of the Town of Stony Point, the Board of Assessment Review of the Town of Stony Point, the Haverstraw-Stony Point Central School District and the County of Rockland.

172.         “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed by the Claims Agent to holders of Claims and Equity Interests.

173.         “Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 11.1 of the Plan.

174.         “Old Indentures” means the MAG Indenture and the Mirant Indentures.

175.         “Old Indenture Trustees” means the trustees for the MAG Indenture, the Mirant Indentures and the Fiscal Agent under the Mirant Fiscal Agency Agreement.

176.         “Participation Agreements” means the eleven Participation Agreements entered into by MIRMA, the respective Owner/Lessor, the respective owner participant, Wilmington Trust Company (as Owner Manager), the Loan Indenture Trustee and the Pass Through Trustee, in connection with the MIRMA Leases.

177.         “Pepco” means the Potomac Electric Power Company.

178.         “Pepco Acquisition” means the transactions that were contemplated in, and were effected pursuant to, the APSA.

179.         “Pepco Causes of Action” means the Debtors’ Causes of Action against Pepco arising from or relating to the Pepco Acquisition, including but not limited to the APSA and the Back-to-Back Agreement and the parties’ course of business dealings thereunder.

180.         “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

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181.         “Petition Date” means with respect to any Debtor the date on which the Chapter 11 Case of such Debtor was commenced.

182.         “PG&E” means Pacific Gas & Electric Company.

183.         “PG&E/RMR Claims” means all three (3) of the Claims to be granted to PG&E pursuant to the California Settlement in respect of the RMR Agreements.

184.         “Phoenix” means Phoenix Partners LP, Phoenix Partners II LP, Phoenix Fund III LP and Phaeton International (BVI) Ltd., collectively.

185.         “Plan” means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

186.         “Plan Distribution” means the payment or distribution under the Plan of Cash, Assets, securities or instruments evidencing an obligation under the Plan to the holder of an Allowed Claim or Allowed Equity Interest.

187.         “Plan Documents” means the documents that aid in effectuating the Plan as specifically identified as such herein and filed with the Bankruptcy Court as specified in Section 1.5 of the Plan.

188.         “Plan Secured Note” means a promissory note that may be delivered to a holder of an Allowed Secured Claim pursuant to the Plan, such note to be made payable by the Debtor(s) obligated under the Allowed Secured Claim in an amount equal to the Allowed Secured Claim and payment of which shall be secured by the Assets that secure payment of such Allowed Secured Claim (or at the Debtors’ election, alternative collateral having at least an equivalent value).  Each Plan Secured Note shall accrue simple interest at the rate of 5.00% per annum and shall be payable in twenty (20) quarterly payments commencing in the first quarter after the Distribution Date with respect to the Allowed Secured Claim.  The Plan Secured Notes shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

189.         “Plan Trust” means the trust or trusts to be created pursuant to Article IX.

190.         “Plan Trust Declaration” means the declaration or declarations of trust to be entered into by the Mirant Debtors and the Plan Trustees. The Plan Trustee Declaration shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

191.         “Plan Trustees” means the three (3) Persons selected to serve as the initial trustees under the Plan Trust.

192.         “Post-Confirmation Interest” means simple interest on an Allowed Claim at the rate payable on federal judgments as of the Effective Date or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, such interest to accrue from the Distribution Date applicable to a Claim to the date of actual payment with respect to such Claim.

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193.         “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims, and Tax Claims.

194.         “Pro Rata Share” means the proportion that an Allowed Claim or Equity Interest bears to the aggregate amount of all Claims or Equity Interests in a particular class, including Contested Claims or Equity Interests, but excluding Disallowed Claims, (a) as calculated by the Disbursing Agent; or (b) as determined or estimated by the Bankruptcy Court.

195.         “Professional Person” means a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in these Chapter 11 Cases.

196.         “Proposed New York Tax Settlement” means the proposed global settlement as referenced in Section 15.3(a) of all Claims asserted by the New York Taxing Authorities and certain related matters, including the Debtors’ rights to receive refunds of amounts previously paid in respect of ad valorem real property taxes, and the assessed value of the Debtors’ property for purposes of calculating ad valorem real property taxes owed to the New York Taxing Authorities on a prospective basis.

197.         “Protected Persons” means the persons as defined in the “Order Restricting Pursuit of Certain Persons” (Docket No. 357) and the “Order Extending Order Restricting Pursuit of Certain Persons” (Docket No. 1006) issued by the Bankruptcy Court on August 5, 2003 and September 29, 2003, respectively.  Under such order, Protected Persons include (a) all professionals, officers, directors and managers of the Debtors, (b) the members of Committees and their professionals, (c) William Snyder in his capacity as the examiner in the Chapter 11 Cases and his professionals and (d) Dean Nancy Rapoport, in her capacity as fee examiner.

198.         “RMR Agreements” means, collectively: (a) that certain Must-Run Service Agreement dated as of June 1, 1999, between Southern Energy Potrero, L.L.C. (now known as Mirant Potrero, LLC) and the CAISO pertaining to the facility commonly known as the Potrero Power Plant, as amended from time to time; (b) that certain Must-Run Service Agreement dated as of June 1, 1999, between Southern Energy Delta, L.L.C. (now known as Mirant Delta LLC) and the CAISO pertaining to the facility commonly known as the Contra Costa Power Plant, as amended from time to time; and (c) that certain Must-Run Service Agreement dated June 1, 1999, between Southern Energy Delta, L.L.C. (now known as Mirant Delta LLC) and the CAISO pertaining to the facility commonly known as the Pittsburg Power Plant, as amended from time to time.

199.         “Schedules” means the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by each of the Debtors with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented by the Debtors-in-Possession from time to time in accordance with Bankruptcy Rule 1009.

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200.         “Second Tier MAG Holdco” means the legal entity to be organized as a limited liability company under the laws of Delaware and as a direct wholly-owned subsidiary of New MAG Holdco.

201.         “Secured Claim” means (a) a Claim (other than the DIP Claims, but including the Allowed New York Taxing Authorities Secured Claims) secured by a lien on any Assets, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtors that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as an Unsecured Claim unless, in any such case the class of which Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent allowed.

202.         “Series A Put Agreement” means the agreement (having the terms set forth in Exhibit D to the Plan) to be entered into by and between New Mirant and New MAG Holdco pursuant to which New MAG Holdco shall have certain put rights, with respect to the MAI Series A Preferred Shares. The Series A Put Agreement shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

203.         “Series B Put Agreement” means the agreement (having the terms set forth in Exhibit D to the Plan) to be entered into by and between New Mirant and MAG pursuant to which New Mirant shall have certain put rights, with respect to the MAI Series B Preferred Shares. The Series B Put Agreement shall be in substantially the form filed with the Bankruptcy Court as a Plan Document.

204.         “Site Lease” means that certain Site Lease Agreement, dated March 21, 1989, originally entered into by and between Pepco and SMECO.

205.         “SMECO” means Southern Maryland Electric Cooperative, Inc., a Maryland corporation.

206.         “Southern Company Causes of Action” means the Debtors’ Causes of Action against Southern Company and its affiliates and insiders and any other lessor, arising from or relating to any transaction between the Debtors and Southern Company and its Affiliates and Insiders that occurred on or before April 2, 2001.

207.         “Subordinated Claim” means a Claim (other than a Subordinated Note Claim) against any Debtor subordinated by Final Order including, without limitation, the Claims of (a) the CFTC, (b) Gil Wisniak, et al., and (c) the underwriters of the initial public offering of Mirant, as each is described in the Disclosure Statement.

208.         “Subordinated Note Claim” means a Claim arising under or as a consequence of owning a Subordinated Note.

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209.         “Subordinated Notes” means those certain 6.25% Junior Convertible Subordinated Debentures, Series A due in 2030, issued by Mirant in the aggregate principal amount of $356,000,000.

210.         “Tax Claim” means a Claim against any of the Debtors that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

211.         “Trading Debtors” means MADI, MAPCO, MAEM, MAREM and MAGM I-XV.

212.         “TPA Claim” means the claim or claims granted to Pepco under the TPA Order.

213.         “TPA Order” means the “Order Granting Debtors’ Motion for Approval of (1) Settlement Agreement Under Federal Rule of Bankruptcy Procedure 9019, (2) Allowed, Prepetition General Unsecured Claims by Pepco in the Amount of $105 Million Against Each of Mirant and MAEM, and (3) Assumption of Certain Transition Power Agreements” entered by the Bankruptcy Court on November 19, 2003 (Docket No. 1876).

214.         “Transferred Trading Obligation” means an obligation of a Person to a Trading Debtor which is transferred to MET pursuant to the Plan or the Confirmation Order, including any obligations under or in connection with any trading contracts or under or in connection with any other assets or liabilities.

215.         “Unsecured Claim” means any Claim against a Debtor other than an Administrative Claim, a DIP Claim, a Priority Claim, a Tax Claim, a Secured Claim, a MAG Long-term Note Claim or a PG&E/RMR Claim.

216.         “WDF” means Wrightsville Development Funding, LLC, a Delaware limited liability company.

217.         “West Georgia” means West Georgia Generating Company, LLC.

218.         “West Georgia Amended Loan Documents” means the amendment to the West Georgia Credit Agreement, and the related documents, agreements and instruments, evidencing the treatment in accordance with the West Georgia Settlement Agreement to be provided in respect of the Allowed West Georgia Facility Claims if the holders of the West Georgia Facility Claims enter into and comply with their obligations under the West Georgia Settlement Agreement and vote in favor of the Plan pursuant to section 1126 of the Bankruptcy Code. The West Georgia Amended Loan Documents shall be in substantially the form filed with the Bankruptcy Court as Plan Documents.

219.         “West Georgia Credit Agreement” means that certain credit agreement dated December 12, 2000 in the aggregate principal amount of $139,700,000, by and between West Georgia, as borrower, Deutsche Bank, as agent, and the financial institutions party thereto, and all related documents, instruments and agreements as they have been amended or supplemented from time to time.

220.         “West Georgia Facility Claims” means all Claims, including Secured Claims, arising under, or as a consequence of being a lender or agent, under the West Georgia Credit Agreement.

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221.         “West Georgia Secured Note” means the promissory note secured by all the assets of West Georgia that secure the West Georgia Facility Claims providing for voluntary prepayments at any time without premium or penalty and containing limitations on asset sales and dividends and distributions consistent with restrictions contained in investment grade debt documentation, in form to be filed with the Bankruptcy Court as a Plan Document, made payable to Deutsche Bank, as agent for the holders of West Georgia Facility Claims, pursuant to which the holders of the West Georgia Facility Claims shall receive to the extent that the West Georgia Facility Claims constitute Secured Claims in excess of $30,000,000, (i) simple interest at the rate of 7% per annum, without compounding; (ii) principal payments of $10,000,000 per annum on June 30th of each year through the earlier of (a) the date that less than $10,000,000 of principal remains outstanding in respect of the West Georgia Secured Note, and (b) June 2014, with the balance, if any, payable on June 30, 2014.

222.         “West Georgia Settlement Agreement” means the agreement entered into by West Georgia and the holders of the West Georgia Facility Claims dated October 25, 2005, pursuant to which the parties agreed, among other things and subject to certain conditions, to (i) treat the West Georgia Facility Claims as Allowed Secured Claims, (ii) pay the holders of the Allowed West Georgia Facility Claims a Cash payment of $45,000,000 on the Distribution Date, which payment shall be applied to outstanding principal; (iii) pay interest on the balance of the Allowed West Georgia Facility Claims at LIBOR plus 262.5 basis points through June 1, 2006, and at LIBOR plus 312.5 basis points through final maturity, in each case with a corresponding base rate options; (iv) extend the final maturity date under the West Georgia Credit Agreement to September 30, 2011; (v) authorize West Georgia to make a Cash payment to MAI in the amount of $10,000,000 after the payment of certain Administrative Claims; (vi) authorize West Georgia to maintain a working capital reserve in the amount of $8,500,000; and (vii) authorize Deutsche Bank, as agent for the holders of the West Georgia Facility Claims, to sweep on a quarterly basis any cash in excess of the working capital reserve, provided that the amount of such excess is at least $100,000.

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EXHIBIT B

MAG DEBTORS

MAG DEBTORS

Mirant Americas Generation, LLC
Mirant Mid-Atlantic, LLC
Hudson Valley Gas Corporation
Mirant Bowline, LLC
Mirant California Investments, Inc.
Mirant California, LLC
Mirant Canal, LLC
Mirant Central Texas, LP
Mirant Chalk Point, LLC
Mirant D.C. O&M, LLC
Mirant Delta, LLC
Mirant Kendall, LLC
Mirant Lovett, LLC
Mirant MD Ash Management, LLC
Mirant New England, Inc.
Mirant New York, Inc.
Mirant NY-Gen, LLC
Mirant Parker, LLC
Mirant Piney Point, LLC
Mirant Potrero, LLC
Mirant Special Procurement, Inc.
Mirant Texas Investments, Inc.
Mirant Texas Management, Inc.
Mirant Texas, LP
MLW Development, LLC

EXHIBIT C

MIRANT DEBTORS

MIRANT DEBTORS

Newco 2005 Corporation
Mirant Corporation
Mirant Americas Energy Marketing, LP
Mirant Americas, Inc.
Mint Farm Generation, LLC
Mirant Americas Development Capital, LLC
Mirant Americas Development, Inc.
Mirant Americas Energy Marketing Investments, Inc.
Mirant Americas Gas Marketing I, LLC
Mirant Americas Gas Marketing II, LLC
Mirant Americas Gas Marketing III, LLC
Mirant Americas Gas Marketing IV, LLC
Mirant Americas Gas Marketing V, LLC
Mirant Americas Gas Marketing VI, LLC
Mirant Americas Gas Marketing VII, LLC
Mirant Americas Gas Marketing VIII, LLC
Mirant Americas Gas Marketing IX, LLC
Mirant Americas Gas Marketing X, LLC
Mirant Americas Gas Marketing XI, LLC
Mirant Americas Gas Marketing XII, LLC
Mirant Americas Gas Marketing XIII, LLC
Mirant Americas Gas Marketing XIV, LLC
Mirant Americas Gas Marketing XV, LLC
Mirant Americas Procurement, Inc.
Mirant Americas Production Company
Mirant Americas Retail Energy Marketing, LP
Mirant Capital Management, LLC
Mirant Capital, Inc.
Mirant Chalk Point Development, LLC
Mirant Danville, LLC
Mirant Dickerson Development, LLC
Mirant Fund 2001, LLC
Mirant Gastonia, LLC
Mirant Intellectual Asset Management and Marketing, LLC
Mirant Las Vegas, LLC
Mirant Michigan Investments, Inc.
Mirant Mid-Atlantic Services, LLC
Mirant Peaker, LLC
Mirant Portage County, LLC
Mirant Potomac River, LLC
Mirant Services, LLC
Mirant Sugar Creek Holdings, Inc.
Mirant Sugar Creek Ventures, Inc.
Mirant Sugar Creek, LLC
Mirant Wichita Falls Investments, Inc.

Mirant Wichita Falls Management, Inc.
Mirant Wichita Falls, LP
Mirant Wyandotte, LLC
Mirant Zeeland, LLC
Shady Hills Power Company, L.L.C.
West Georgia Generating Company, L.L.C.
Mirant EcoElectrica Investments I, Ltd.
Puerto Rico Power Investments, Ltd.
Mirant Wrightsville Investments, Inc.
Mirant Wrightsville Management, Inc.
Wrightsville Power Facility, L.L.C.
Wrightsville Development Funding, L.L.C.
Mirant Americas Energy Capital, LP
Mirant Americas Energy Capital Assets, LLC

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EXHIBIT D

MAI SERIES A & B PREFERRED SHARES

EXHIBIT “D”

MIRANT AMERICAS, INC.

Series A Preferred Shares

Issuer	Mirant Americas, Inc. (“MAI”)

Liquidation Preference	$265.0 million

Issue	Series A preferred shares with par value of $0.001 per share (the “Series A Preferred Shares”).

Dividends	None

Mandatory Redemption

Subject to the deferral described below, Series A Preferred Shares shall be called for redemption by MAI on June 30 of each year indicated below (each such June 30, a “Scheduled Redemption Date”) at a price equal to the portion of the Liquidation Preference set forth in the following table (the “Specified Redemption Amount”):

	Year	Amount
	2007	$5,000,000
	2008	$31,000,000
	2009	$84,000,000
	2010	$95,000,000
	2011	$50,000,000

The redemption of any Series A Preferred Shares on any Scheduled Redemption Date shall be deferred to the extent that MIRMA has not incurred prior to the Scheduled Redemption Date, does not reasonably expect to incur within 180 days of such Scheduled Redemption Date, expenditures with respect to the installation of control technology relating to environmental capital expenditures of facilities owned or leased by MIRMA (the “Required Use”). Any amounts so deferred shall be added to the amount of Series A Preferred Shares to be redeemed on the next Scheduled Redemption Date.

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The outstanding balance of Series A Preferred Shares, if any, shall be redeemed by MAI on December 31, 2020 at a price equal to the par value of the outstanding Series A Preferred Shares.

Use of Proceeds

MIRMA shall apply the proceeds of any redemption of the Series A Preferred Shares to fund the installation of control technology relating to environmental capital expenditures at facilities owned or leased by MIRMA within 180 days of any such redemption, including the reimbursement of previously incurred costs.

Put Right to [New Mirant]

Pursuant to an agreement with New Mirant (the “Series A Put Agreement”), MIRMA will have the right (the “Put Right”) to put the Series A Preferred Shares to New Mirant at an amount equal to the Specified Redemption Amount in the event that MAI fails to redeem the Series A Preferred Shares on a Scheduled Redemption Date.

Release of Obligations Under Put Right

New Mirant shall be released from its obligations under the Series A Put Agreement upon the assumption thereof by a substitute obligor; provided that such substitute obligor shall either (a) have a credit rating of at least BBB-/Baa3 or an equivalent rating by a nationally recognized ratings agency or (b) secure its obligations under the Series A Put Agreement with assets with a fair market value of equal or greater than 110% of an amount equal to the Liquidation Preference of the Series A Preferred Shares that have not been redeemed (as determined by an investment bank or appraiser of national reputation).

New Mirant or any substitute obligor shall be released from its obligations under the Series A Put Agreement if New Mirant or the substitute obligor, as the case may be, deposits with a trustee in a collateral account for the benefit of MIRMA cash in U.S. dollars or government securities, or a

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combination thereof, in amounts equal to the Liquidation Preference (a “Security Release”).

Series A Put Agreement Covenants

Under the Series A Put Agreement, New Mirant shall be restricted from (a) incurring, except in certain circumstances, indebtedness, as provided herein, and (b) paying any dividends or making distributions on, or redeem or repurchase, any New Mirant Common Stock except in certain circumstances, as provided herein.

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MIRANT AMERICAS, INC.

Series B Preferred Shares

Issuer	Mirant Americas, Inc. (“MAI”)

Liquidation Preference	$150.0 million

Issue	Series B preferred shares with par value of $0.001 per share (the “Series B Preferred Shares”)

Dividends	None

Mandatory Redemption	April 1, 2011

Put Right to New Mirant

Pursuant to an agreement with New Mirant (the “Series B Put  Agreement”), Mirant Americas Generation, LLC will have the right (the “Put Right”), at any time after June 30, 2010, to require New Mirant to purchase the Series B Preferred Shares at an amount equal to the Liquidation Preference.

Release of Obligations Under Put Right

New Mirant shall be released from its obligations under the Series B Put Agreement upon the assumption thereof by a substitute obligor; provided that such substitute obligor shall either: (a) have a credit rating of at least BBB-/Baa3 or an equivalent rating by a nationally recognized ratings agency or (b) secure its obligations under the Series B Put Agreement with assets with a fair market value of equal or greater than 110% of an amount equal to the Liquidation Preference (as determined by an investment bank or appraiser of national reputation).

New Mirant or any substitute obligor shall be released from its obligations under the Series B Put Agreement if New Mirant or the substitute obligor, as the case may be, deposits with a trustee in a collateral account for the benefit of New MAG Holdco cash in U.S. dollars or government securities, or a combination thereof, in amounts equal to the Liquidation Preference

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(a “Security Release”).

Series B Put Agreement Covenants

Under the Series B Put Agreement, New Mirant shall be restricted from (a) incurring, except in certain circumstances, indebtedness, as provided in herein, and (b) paying any dividends or making distributions on, or redeem or repurchase, any New Mirant Common Stock except in certain circumstances, as provided herein.

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Covenants for MAI Series A & B Preferred Shares

Limitation on the Incurrence of Debt.  New Mirant shall not, and shall not permit any of its consolidated subsidiaries, other than Mirant Americas Generation, LLC and its consolidated subsidiaries (collectively referred to as “Consolidated MAG”), to incur any Debt, other than Permitted Debt; provided, however, that New Mirant and its consolidated subsidiaries may incur Debt if the Consolidated Debt to Consolidated Capital of New Mirant, at its most recently ended full fiscal quarter for which internal financial statements are available, immediately preceding the date on which such Debt is incurred, would have been not more than 0.6 to 1.0, determined on a pro forma basis as if the additional Debt had been incurred on the last day of such fiscal quarter.

“Consolidated Capital” means the sum of Consolidated Debt plus Consolidated Net Worth.

“Consolidated Debt” means the aggregate principal amount of Debt of New Mirant and its consolidated subsidiaries at such time outstanding excluding the Debt of Consolidated MAG.

“Consolidated Net Worth” means the consolidated capital stock and other equity accounts (including retained earnings and paid in capital) of a Person provided that for purposes of calculating the Consolidated Net Worth of New Mirant such amount shall exclude the Consolidated Net Worth of Consolidated MAG to the extent such amount does not exceed zero.

“Debt” means, with respect to any Person, any obligations of such Person: (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments, factoring (other than on a non-recourse basis) or thirty days after the drawing thereof, reimbursement agreements in respect of drawn Letters of Credit; (c) in respect of banker’s acceptances; (d) in respect of the amount of the liability in respect of a capital lease of such Person that would at that time be required to be capitalized on a balance sheet of such Person; and (e) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business, in each case, if and to the extent any of the preceding items would appear as a liability upon the balance sheet of the specified Person.  In addition, Debt of a Person includes, to the extent not otherwise included, a guarantee by such Person of any Debt of any other Person.

“Permitted Debt” means

(a)                                  Debt existing on the date of the Series A Put Agreement and the Series B Put Agreement;

(b)                                 Debt incurred in connection with a Security Release;

(c)                                  Project Finance Debt;

(d)                                 Debt incurred to finance (i) environmental capital expenditures and (ii) other capital expenditures made to comply with applicable law and regulation;

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(e)                      intercompany Debt incurred by New Mirant or its consolidated subsidiaries between or among New Mirant and its consolidated subsidiaries provided, that with respect to intercompany Debt incurred by New Mirant that such intercompany Debt is subordinated to the obligations under the Put Agreements;

(f)                        the guarantee by New Mirant or any of its consolidated subsidiaries of Debt of New Mirant or any of its consolidated subsidiaries that was otherwise permitted to be incurred;

(g)                     Debt incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of New Mirant or any of its consolidated subsidiaries that was otherwise permitted to be incurred (other than intercompany Debt permitted under clause (e) of this definition); provided that the amount of such Debt does not exceed the amount of the Debt so extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued and unpaid interest thereon and the amount of any premium necessary to accomplish such refinancing and any expenses incurred in connection therewith (“Permitted Refinancing Debt”);

(h)                     additional Debt in an aggregate amount at any time outstanding, excluding all Permitted Refinancing Debt incurred to refund, refinance or replace any Debt incurred pursuant to this clause (h), not to exceed $200.0 million; and

(i)                         Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

“Project Finance Debt” means Debt (not exceeding the cost of the acquisition, construction or creation of the relevant asset or project) of any subsidiary incurred or existing in connection with the financing or refinancing of any asset or project, the repayment of which Debt is to be made from the revenues arising out of, or other proceeds of realization from, the acquired or created asset or project, with recourse to those revenues and proceeds and assets forming the subject matter of such asset or project (including, without limitation, insurance, contracts and shares or other rights of ownership in the entity(ies) which own the relevant assets or project) and other assets ancillary thereto but without substantial recourse to any other asset or otherwise to New Mirant or its subsidiary; provided that substantial recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements.

Restricted Payments.  New Mirant shall not, and shall not permit any of its consolidated subsidiaries to (a) declare or pay any dividend or make any other distribution on account of any shares of any class of capital stock of New Mirant or any of its consolidated subsidiaries, other than (x) dividends or distributions payable in Equity Interests of New Mirant or any of its consolidated subsidiaries and (y) dividends or distributions payable to New Mirant or any consolidated subsidiary thereof, (b) make any payments with respect to Affiliate Subordinated Debt or redeem or repurchase any Affiliate Subordinated Debt or (c) purchase, redeem or otherwise acquire for value any Equity Interests of New Mirant or any consolidated subsidiary thereof from a Person other than New Mirant or any consolidated subsidiary thereof (all such

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payments and other actions set forth in clauses (a) through (c) above being collectively referred to as “Restricted Payments”), unless, at the time and after giving effect to such Restricted Payment:

(a)                                  no default under the terms of the Series A/Series B Put Agreement shall have occurred and be continuing or would occur as a consequence thereof; and

(b)                                 with respect to a Restricted Payment by New Mirant or its consolidated subsidiaries, New Mirant would have had, at the end of New Mirant’s most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, and after giving pro forma effect thereto as if such Restricted Payment has been made at the end of such fiscal quarter, a Tangible Net Worth in excess of an amount equal to 200% of the aggregate outstanding liquidation preferences under the MAI Series A Preferred Shares and the MAI Series B Preferred Shares.

The preceding provisions will not prohibit:

(a)                                  the payment of any dividend out of the net cash proceeds of a contribution to the common equity of New Mirant or a substantially concurrent sale of Equity Interests of New Mirant;

(b)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Affiliate Subordinated Debt or of any Equity Interests of New Mirant or its consolidated subsidiaries in exchange for, or out of the net cash proceeds of a contribution to the common equity of New Mirant or a substantially concurrent sale of Equity Interests of New Mirant;

(c)                                  the repurchase, redemption or other acquisition or retirement for value, in whole or in part, of the MAI Series A Preferred Shares or the Series B Preferred Shares or Restricted Payments made in connection with or related to a Security Release;

(d)                                 the defeasance, redemption, repurchase or other acquisition of Affiliate Subordinated Debt with the net cash proceeds from an incurrence of Permitted Refinancing Debt;

(e)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of New Mirant held by any current or former employee or director of New Mirant (or any of its consolidated subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business;

(f)                                    the declaration and payment of any dividend by any subsidiary of New Mirant to the holders of any series or class of its Equity Interests on a pro rata basis;

(g)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any subsidiary of New Mirant provided for in an agreement existing on the date of the Series A Put Agreement or the Series B Put Agreement;

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(h)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any subsidiary of New Mirant provided that the aggregate purchase price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $[-] million in any 12-month period; and

(i)                                     the repurchase of capital stock deemed to occur upon the exercise of options or warrants to the extent that such capital stock represents all or a portion of the exercise price thereof.

“Affiliate Subordinated Debt” means Debt of New Mirant which is subordinated to the obligations of New Mirant under the Series A Put Agreement and the Series B Put Agreement and which is owed to or held by an affiliate of New Mirant other than a subsidiary of New Mirant.

“Consolidated Intangible Assets” means the intangible assets of New Mirant and its consolidated subsidiaries as set forth on the balance sheet of New Mirant and its consolidated subsidiaries for the most recently ended full fiscal quarter for which internal financial statements are available, immediately preceding the date the date of determination; provided that if the aggregate capital stock and other equity accounts (including retained earnings and paid-in capital) of Consolidated MAG as set forth on the balance sheet of Consolidated MAG for such period exceed the intangible assets of Consolidated MAG on such balance sheet, then the intangible assets of Consolidated MAG shall be excluded from Consolidated Intangible Assets.

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Tangible Net Worth” means, as of the date of determination, (a) the consolidated aggregate capital stock and other equity accounts (including retained earnings and paid-in capital) of New Mirant less (b) Consolidated Intangible Assets as set forth on the balance sheet of New Mirant and its consolidated subsidiaries for the most recently ended full fiscal quarter for which internal financial statements are available, immediately preceding the date the date of determination; provided, however, that to the extent that the intangible assets of Consolidated MAG for such period exceed the aggregate capital stock and other equity accounts (including retained earnings and paid-in capital) of Consolidated MAG for such period, the aggregate capital stock and other equity accounts (including retained earnings and paid in capital) of Consolidated MAG shall be excluded from clause (a).

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EXHIBIT E

NEW MIRANT WARRANT TERMS

EXHIBIT “E”

TERMS OF THE NEW MIRANT WARRANTS(1)

The New Mirant Warrants (Series A and B) shall include the following terms and features:

(1)          Issuer:  New Mirant.

(2)          Series A:  The Series A Warrants shall entitle the holders thereof to purchase a number of shares of New Mirant Common Stock equal to ten percent (10.0%) of the shares of New Mirant Common Stock issued, or reserved for issuance, under the Plan (excluding the Employee Compensation Shares).

(3)          Series B:  The Series B Warrants shall entitle the holders thereof to purchase a number of shares of New Mirant Common Stock equal to five percent (5.0%) of the shares of New Mirant Common Stock issued, or reserved for issuance, under the Plan (excluding the Employee Compensation Shares).

(4)          Entitlement:  Each Warrant shall entitle the holder to purchase a share of New Mirant Common Stock.

(5)          Term:  The Warrants may be exercised individually or in the aggregate at any time until the fifth anniversary of the Effective Date (the “Termination Date”).

(6)          Series A Cash Exercise Price:  Each Series A Warrant may be exercised by delivery of a cash payment (the “Series A Exercise Price”) to New Mirant at any time on or before the Termination Date in an amount equal to the per-share price that would be required for the consolidated enterprise value of New Mirant to be $11.4 billion.

(7)          Series B Cash Exercise Price:  Each Series B Warrant may be exercised by delivery of a cash payment (the “Series B Exercise Price”) to New Mirant at any time on or before the Termination Date in an amount equal to the per-share price that would be required for the consolidated enterprise value of New Mirant to be $11.0 billion.

(8)          Cashless Exercise.  Each Warrant may be exercised on a cashless basis based on the following formula:
X = ((A - B) x C) / A.

X = The number of shares issuable.

A = The current market price of the New Mirant Common Stock.

B = The Series A Exercise Price or the Series B Exercise Price, as applicable.

C = The number of shares for which a Warrant is being exercised.

(1)                                  Except as otherwise set forth herein, capitalized terms shall have definition ascribed thereto in the Plan.

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(9)          Adjustments:  The number of shares of New Mirant Common Stock to be received upon exercise of a Warrant will be subject to adjustment upon the following events:

(a)                                  Changes in capital stock.  Stock splits, stock dividends, reverse stock splits, stock recapitalizations and reclassifications of New Mirant Common Stock.

(b)                                 Rights offerings.  Distribution to all holders of New Mirant Common Stock of rights, options, warrants or other securities exercisable for or convertible into New Mirant Common Stock at a price per share less than the then market price.  The adjustment shall be based on the following formula:
E’ = E x (O + ((N x P) / M) / (O + N))

E’ = the adjusted Series A Exercise Price or Series B Exercise Price, as applicable.

E = the current Series A Exercise Price or Series B Exercise Price, as applicable.

O = the number of shares of New Mirant Common Stock outstanding on the record date.

N = the number of additional shares of New Mirant Common Stock offered.

P = the offering price per share of the additional shares of New Mirant Common Stock.

M = the current market price per share of New Mirant Common Stock on the record date.

(c)                                  Other distributions.  Distribution to all holders of New Mirant Common Stock of any assets (other than ordinary cash dividends paid from earnings), debt securities, preferred stock or any options, warrants or other rights to purchase debt securities, assets or other securities of New Mirant; provided, that the foregoing shall not apply to any distribution referred to under (a) or (b) above.  The adjustment shall be based on the following formula:
E’ = E x ((M – F) / M)

E’ = the adjusted Series A Exercise Price or Series B Exercise Price, as applicable.

E  = the current Series A Exercise Price or Series B Exercise Price, as applicable.

M  = the current market price per share of New Mirant Common Stock on the record date.

F  = the fair market value on the record date of the assets, securities, rights or warrants to be distributed in respect of one share of New Mirant Common Stock as determined in good faith by the board of directors of New Mirant.

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No adjustment shall be required until the cumulative adjustment required as a result of such events requires an increase or decrease of more than 1% in the prevailing Series A Exercise Price or Series B Exercise Price, as applicable.

(10)                            Change of Control Events:  Upon consolidation or merger, sale of all or substantially all of the assets of New Mirant or a successful tender for at least 80% of the then-outstanding New Mirant Common Stock, the New Mirant Warrants shall be exercisable for the amount of securities, cash or other assets that holders of the Warrants would have acquired if exercised immediately prior to such event.  Alternatively, the holders of New Mirant Warrants shall be offered the opportunity to receive a payment equal to the Black-Scholes valuation of the warrants, using a 30% volatility; provided, that if such change of control event occurs after the third anniversary of the Effective Date or is for common equity securities that are registered under the Securities Exchange Act of 1934, then the warrant holders shall not be afforded this opportunity.

(11)                            Notice:  The Warrants shall contain customary provisions for notice before an event that would require an adjustment of the exercise price and customary provisions regarding certain records dates, dividends, extraordinary transactions and liquidation events.

(12)                            Listing:  New Mirant will use commercially reasonable efforts to (a) establish and maintain the registration of the New Mirant Common Stock and the New Mirant Warrants under the Securities Exchange Act of 1934, and (b) list the Warrants on the same exchange or over-the-counter market as the New Mirant Common Stock, or if the Warrants cannot be listed on such exchange or over-the-counter market, any other exchange or over-the-counter market acceptable to New Mirant’s board of directors; provided, that it shall not be required to do so if the Warrants do not meet applicable listing requirements.

(13)                            Transferability:  The Warrants shall be freely transferable to the same extent as the New Mirant Common Stock (e.g., the New Mirant Warrants shall be subject to the same post-Effective Date transfer restrictions as the New Mirant Common Stock).

(14)                            Voting and Dividends.  Until a New Mirant Warrant is exercised, the holder thereof, shall have no rights as a shareholder of New Mirant, including, without limitation, the right to vote or to receive dividends or to participate in any transaction that would give rise to an adjustment as contemplated by (9), above.

(15)                            Redemption.  The New Mirant Warrants shall not be redeemable by New Mirant or any other Person.

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Exhibit “F”

MIRMA Lease Plan Treatment

Dated November 30, 2005

On September 30, 2005, after notice and hearing, the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, issued an order pursuant to section 1125 of the Bankruptcy Code approving the Second Amended Disclosure Statement (the “Disclosure Statement”) relating to the Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) of Mirant Corporation (“Mirant”) and its affiliated debtors and debtors-in-possession (together with Mirant, the “Debtors”).  Capitalized terms used but not defined herein shall have the meanings provided for in the Plan.

As a result of negotiations among the Debtors, the MIRMA Owner/Lessors and the MIRMA Indenture Trustee, the Debtors have proposed an alternate treatment (“Proposed Treatment”) for the MIRMA Leases that the Debtors believe is more favorable to the MIRMA Owner/Lessors and the holders of the Pass-Through Certificates (as defined in the Disclosure Statement) than the treatment contained in Section 14.6 of the Plan.

Interpretations;

Acknowledgements:

The Debtors contend that certain contractual provisions contained in the Operative Documents (as defined in the MIRMA Leases) are subject to uncertain meaning or are otherwise in dispute. To avoid the costs and uncertainty of continued perpetuation of such situation, including in regards to potential litigation regarding the appropriate interpretation of such contractual provisions, it is intended that the Bankruptcy Court will confirm, in connection with the assumption of the MIRMA Leases, that the interpretation and meaning of such provisions are as set forth below.

Exhibit One sets forth the interpretations to specified provisions of the Operative Documents. Exhibit Two (which will be submitted to the Bankruptcy Court in connection with approval of the terms hereof) sets forth the Fixed Charge Coverage Ratio calculations as of June 30, 2005, incorporating the interpretations set forth in Exhibit One. Conforming clarification to Exhibit GG to the Participation Agreement (and elsewhere as appropriate) will be ordered to be made to the extent appropriate to give effect to Exhibit One and the other terms of this Agreement.

Consent
Decree:	The Owner Lessors shall not oppose a Consent Decree that is consistent with the definition thereof set forth below:

For purposes hereof, the “Consent Decree” shall mean an agreement or settlement with the DOJ, the EPA, and the environmental agencies of the respective states of Virginia and Maryland with respect to NOx emissions, either in the form of a consent decree or otherwise, the terms of which shall include (i) representations that MIRMA wholly owns Mirant Chalk Point LLC, and the real estate on which the Morgantown and Dickerson facilities are located, and occupies and operates the Morgantown and Dickerson facilities pursuant to facility lease agreements, dated December 19, 2000, with a consortium of owner/lessors; (ii) with respect to the Morgantown and Dickerson leased facilities, NOx emissions rate and NOx tonnage limits and other terms and conditions that affect the operation or ownership of the leased facilities that are no more restrictive than those contained in the Consent Decree dated September 24, 2004; (iii) combined NOx emissions limitations for the MIRMA facilities permitting the operation of such facilities consistent with the historical operations after taking into account planned and other commercially reasonable capital expenditures and the installation of two SCRs at Morgantown on or before May 1, 2007 and May 1, 2008, respectively, with equipment specifications and warranties as previously disclosed to the Owner Lessors; (iv) that, in the event of a separation from the other MIRMA facilities, the Morgantown and Dickerson leased facilities together or individually shall have NOx emissions limitations permitting the operation of such facilities at commercially desirable outputs after taking into account market conditions, planned and other commercially reasonable capital expenditures and, in the event of an individual separation, Morgantown, for the period covered by the current NOx emissions allocations, would not be required to purchase NOx emissions credits in excess of the NOx emissions allocations for such facility existing on the date hereof, and (v) in the event of a separation from the other MIRMA facilities, the loss of the ability of the operator of the Morgantown and/or Dickerson facilities to claim emissions credits shall only apply to NOx.

Restriction
On Additional
Lessor Notes:

Section 12.1(a)(viii) of the Participation Agreement(s) shall be amended to add a requirement for any Supplemental Financing (as defined in the Participation Agreement) that, in addition to the other requirements of Section 12.1, such will be permitted only if, (i) after giving effect to such Supplemental Financing, either (x) the Facility Lessee (as defined in the Participation Agreements) shall have, at such time, a credit rating of at least BBB- from S&P and Baa3 from Moody’s or (y) the Fixed Charge Coverage Ratio

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(as defined in the Participation Agreements) shall be at least 2.5 to 1 historically (4 quarters) and prospectively (two four quarter periods) and (ii) the MIRMA/Owner Lessors consent (in their sole and absolute discretion) to any Supplemental Financing.

Shared Facilities
Agreements:

Obligations under the Shared Facilities Agreement (as defined in the Participation Agreements) shall be (in addition to existing rights) secured by a lien and easement on the assets subject to the Shared Facilities Agreement. Such lien and easement shall be subject in all respects to an easement, reciprocal shared facilities agreement and springing lien each granted in favor of MIRMA providing MIRMA with all use, rights and benefits of the subject assets that exist on the date hereof in the event remedies are exercised with respect to such newly created lien. The liens and easement granted pursuant to this provision shall be at no cost to MIRMA; provided that MIRMA shall seek a waiver of any and all recording and similar taxes pursuant to section 1146(c) of the Bankruptcy Code.

Contribution of
Mirant Potomac
River and Mirant
Peaker:

Mirant Corporation shall cause Mirant Peaker and Mirant Potomac River to become wholly owned subsidiaries of Mirant Chalk Point instead of MIRMA as part of the Plan. It is expected that Mirant Peaker will merge into Mirant Chalk Point. Without limiting MIRMA’s rights under the Operative Documents, MIRMA agrees to continue to observe all corporate formalities and take other appropriate action(s) to preserve the separate legal identities of it and its subsidiaries, including Mirant Potomac River.

Contribution of
MAI Series A
Preferred Shares:

The MAI Series A Preferred Shares to be issued by MAI – to provide credit support for the installation of control technology relating to SO2 emissions – and related put rights will be issued to MIRMA directly in connection with the consummation of the Plan. The terms of the MAI Series A Preferred Shares shall be consistent with the description thereof included in the Disclosure Statement.

General

And Tax

Indemnities:

The respective general and tax indemnities provided to the MIRMA/Owner Lessors and their affiliates shall be amended (to the extent necessary) to indemnify them in connection with any of

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the interpretations to the lease documentation contemplated hereby other than for those claims relating to the allocation of rent or the treatment of or the application of rent payments to the Lessor Notes (as defined in the Participation Agreements). Without limiting the foregoing, such amendment would not expand or reduce the scope of the existing indemnities; provided, however, that the indemnities solely as they relate to the interpretations to the MIRMA Leases documentation contemplated hereby shall be based upon the law existing as at the date hereof.

Restoration and

Other Payments:

MIRMA agrees, subject to Bankruptcy Court approval as being reasonable and appropriate, to pay directly, to each of (i) the Lease Indenture Trustee for the collective benefit of the Pass Through Trust Certificate Holders provided that the Lease Indenture Trustee or the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, and (ii) collectively the MIRMA/Owner Lessors an amount equal to $6.5 million for the MIRMA/Owner Lessors and $6.5 million to the Lease Indenture Trustee. Such monies payable to the Lease Indenture Trustee for the benefit of the Pass Through Trust Certificate Holders shall be paid to the Pass Through Trust Certificate Holders, net of interest and distribution costs, pro-rata by outstanding principal balance of such certificates as of December 30, 2005.

The MIRMA/Owner Lessors contend that the post-petition application of payment to the Lessor Notes of rent payments made by MIRMA under the MIRMA Leases has resulted in damages to them, including but not limited to, delays in receiving scheduled equity payments and/or the loss of other consideration due pursuant to the terms of the MIRMA Leases. To remedy this situation, MIRMA agrees, as part of the cure provided for the assumption of the MIRMA Leases and subject to Bankruptcy Court approval as being reasonable and appropriate, to pay to the MIRMA/Owner Lessors an amount not to exceed (provided that the MIRMA Leases are assumed on or before December 30, 2005) $4.9 million (the “Restoration Payment”), subject to the MIRMA/Owner Lessors providing adequate support. To the extent that the Leases are not assumed on or before December 30, 2005, the Restoration Payment may require adjustment.

Reimbursement of

Fees and

Expenses:	MIRMA agrees, as part of its cure obligations in connection with the assumption of the MIRMA Leases, to pay, as Supplemental

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Lease Rent (as defined in the Participation Agreement), all reasonable and documented legal and consulting fees and related expenses incurred by the MIRMA/Owner Lessors and, provided that the Lease Indenture Trustee and the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, the Lease Indenture Trustee and the Pass Through Trustee, in connection with the bankruptcy cases. As of October 31, 2005, such amounts for the MIRMA/Owner Lessors and the Pass Through Trust Certificate Holders are estimated to be approximately $10 million and $11 million, respectively. In addition, provided neither the Lease Indenture Trustee nor the Pass Through Trustee opposes implementation of the treatment of the MIRMA transactions set forth herein or confirmation of the Plan, MIRMA agrees to pay, subject to Bankruptcy Court approval, the reasonable and documented professional fees of the Ad Hoc Committee not to exceed $250,000. The fees of the Lease Indenture Trustee and the Pass Through Trustee referenced in this paragraph shall include a reserve of $250,000 to be paid to the Lease Indenture Trustee and used for its fees and expenses (including those of its agents), including but not limited to, responding to and addressing inquiries or other communications (if any) from any Pass Through Trust Certificate holder regarding the MIRMA Treatment, from and after the Effective Date. Any amounts unused by the Lease Indenture Trustee or the Pass Through Trustee shall be returned to MIRMA on December 30, 2006. MIRMA shall also reimburse, during such period, any reasonable fees and expenses incurred by the Lease Indenture Trustee or the Pass Through Trustee in excess of the reserve.

Treatment of

Payments:

All amounts paid by MIRMA with respect to Settlement Fees, Reimbursement of Fees or the Restoration Payment shall not be construed as Fixed Charges (as defined in the Participation Agreements) and shall not be considered as part of the definition of the Fixed Charge Coverage Ratio.

Additional
Information
& Reporting
Requirements:

In addition to the financial information required to be delivered by MIRMA under the terms of Section 5.1 of the Participation Agreements, on a quarterly basis MIRMA shall provide the MIRMA/Owner Lessors with operating information specified in Exhibit Three. During the continuance of a Lease Indenture Event of Default (as defined in the Participation Agreements), MIRMA shall provide such operating information to the Lease Indenture

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Trustee concurrently with delivery to the MIRMA/Owner Lessors (subject to appropriate confidentiality).

Existing Terms

Remain

Unchanged:

Except as otherwise set forth herein and as described in Exhibit One attached hereto, upon assumption of the MIRMA Leases, all existing terms and conditions of the Operative Documents shall remain unchanged and enforceable and the existing provisions of Section 14.6 of the Plan shall be null and void except for Sections 14.6(a)(i) and 14.6(b)(i) and (ii), which shall remain.

Cures:

Subject to satisfaction of the conditions set forth in this Agreement and as otherwise set forth on the Cure Exhibit, which is annexed hereto as Exhibit Four, no other breach or default requiring cure or any other condition exists to the assumption of any of the Leases pursuant to section 365 of the Bankruptcy Code under any of the Operative Documents. As indicated on the Cure Exhibit, it is understood that certain items remain subject to final resolution by parties or the Bankruptcy Court.

PTC Rating:

MIRMA will use commercially reasonable efforts to seek to have the Certificates rated by S&P and Moody’s at the same time the notes issued by New MAG Holdco are rated and shall thereafter use commercially reasonable efforts to seek to maintain such rating by S&P and Moody’s at all times by taking appropriate measures, including paying the annual fees owed to such rating agencies.

Additional Credit

Support:

Standby Letters of Credit pursuant to Section 5.13 of the Participation Agreements shall be maintained pursuant to such Section 5.13, and at any time the Certificates are rated below investment grade by either S&P or Moody’s, such Standby Letters of Credit shall be increased to an amount of at least $75 million and shall be maintained at least at that level.

Implementation:

Implementation of the terms hereof (together with cure of defaults as set forth herein) shall constitute a settlement of all disputes between MIRMA and each of the MIRMA/Owner Lessors, the Pass Through Trustee and the Lease Indenture Trustee to the extent that each does not object to such implementation.

Implementation of the terms hereof is subject to (i) the consent of the Owner Lessors, and (ii) an order of the Bankruptcy Court ordering and approving the terms hereof and the substantial consummation of a plan of reorganization for MIRMA that is

6

materially consistent with the Plan as modified hereby. In the event that Bankruptcy Court approval is not obtained and the Plan is not substantially consummated, the provisions hereof shall be null and void and the parties shall be returned to their prior positions and nothing contained herein shall constitute an admission of any of the parties.

In the event that the Lease Indenture Trustee or Pass Through Trustee objects to any provision hereof, MIRMA reserves the right to seek to implement the terms hereof pursuant to MIRMA’s plan of reorganization as set forth in the Plan and Disclosure Statement.

The Bankruptcy Court will hear the matters contained in this term sheet in connection with the assumption of the MIRMA Leases as contemplated by the Plan at the confirmation hearing on December 1, 2005. Without prejudice to any rights or defenses of the Debtors, the Bankruptcy Court will entertain an objection to approval of the provisions of this term sheet from a Pass Through Certificate Holder if such objection is filed after November 30, 2005, but before 12 noon Central Standard Time on December 8, 2005. If an objection is interposed, the Bankruptcy Court will hear such objection as early as is practicable on December 9, 2005. If no objection is filed timely, it is anticipated that the Bankruptcy Court will enter the confirmation order on December 8, 2005 and will order that the 10 day stay of the confirmation order provided by Rule 3020(e) of the Bankruptcy Rules will expire at 4:00 p.m. Central Standard Time on December 9, 2005.

The Confirmation Order as it relates to the MIRMA Leases and order approving the terms hereof shall be mutually agreeable to the parties hereto shall contain such findings of fact and conclusions of law as may be reasonably necessary to implement the terms hereof, including an order finding that (i) notice was sufficient, (ii) that existing section 365(b)(2)(A) ipso facto defaults are unenforceable, (iii) all other defaults have been cured, (iv) that rents were allocated and disbursed properly by the Lease Indenture Trustee during the chapter 11 cases, and (v) that the interpretations set forth on Exhibit One are correct constructions of the Operative Documents.

Miscellaneous:

Subject to the implementation of this Agreement, the MIRMA/Owner Lessors, Owner Participants, the Lease Indenture Trustee and the Pass Through Trustee, to the extent each does not object to the implementation of the terms hereof, shall be added to the parties receiving exculpation under Section 17.4 of the Plan.

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Exhibit One

A. Interpretations to Specified Provisions of the Participation Agreements

Notwithstanding anything in the Operative Documents to the contrary, the following interpretations shall govern:

(i)                                     As used in clause (ii) of the definition of “Cash Flow Available for Fixed Charges” in Appendix A to each of the Participation Agreements, “Capital Expenditures financed with … Restricted Payments” means any and all Capital Expenditures made or projected to be made, as the case may be, if at the time of such Capital Expenditures or projected Capital Expenditures, as the case may be, MIRMA is permitted to make Restricted Payments pursuant to Section 6.8 of each Participation Agreement, after giving effect hereto.  MIRMA agrees to limit the financings of Capital Expenditures with Restricted Payments to Capital Expenditures made with respect to any Facility set forth in any Participation Agreement and then only with respect to the determination of the Fixed Charge Coverage Ratio for the purposes of applying Section 6.8 of the Participation Agreements.

(ii)                                  For the avoidance of doubt, Capital Expenditures made or projected to be made, as the case may be, with capital contributions funded pursuant to the MAI Series A Preferred Shares, or any similar mechanisms, where the capital contribution obligation is fixed, payable in cash, irrevocable and owed by a party that is reasonably and in good faith projected to have funds available to repay such obligations shall be considered “Capital Expenditures financed with… contributions to the equity of the Facility Lessee or its Subsidiaries,” as used in clause (ii) of the definition of “Cash Flow Available for Fixed Charges” in Appendix A to each Participation Agreement.  Mirant and its affiliates, as applicable, shall covenant not to amend or take any action to intentionally avoid making any payment required to be made in respect of the MAI Series A Preferred Shares or related put right (or any similar mechanism).

(iii)                               For the purposes of determining “Cash Flow Available for Fixed Charges”, Consolidated EBITDA, generated and retained at MIRMA in cash during the pendency of the chapter 11 case and used to pay Capital Expenditures, may be treated by MIRMA as specifically reserved in cash during the period such Consolidated EBITDA was generated, and such Capital Expenditures may be treated as being made during such period.  MIRMA agrees to limit this interpretation solely for the purposes of applying Section 6.8 of the Participation Agreements.  For the purposes of calculating “Cash Flow Available for Fixed Charges”, the amount of Consolidated EBITDA retained by MIRMA and reserved to pay Capital Expenditures is set forth in Exhibit Two.

(iv)                              As used in the definition of “Consolidated EBITDA” in Appendix A to each of the Participation Agreements, “depreciation and amortization and similar non-cash charges” in clause (ii) thereof means all adjustments to reconcile net income to net cash provided by (used in) operating activities as disclosed on MIRMA’s cash flow statement or projected, as the case may be, excluding changes in operating assets and liabilities.  Exhibit Two sets forth the determination of Consolidated EBITDA as of June 30, 2005.

(v)                                 As used in the definition of “Qualifying Credit Support” in Appendix A to each of the Participation Agreements, “uncollateralized” in the second line thereof means not secured by a lien on the assets of MIRMA, any Designated Subsidiary or any subsidiary of the foregoing.

(vi)                              As used in subsection (B) of Section 6.8 of each of the Participation Agreements, the clause “the most recently ended four full Fiscal Quarters” in the lead in language shall be qualified by the clause “for which internal financial statements are available” at the end of that subsection.  In addition, as used in the first sentence of subsection (D) of Section 6.8 of each Participation Agreement, “the Fiscal Quarter immediately preceding payment of the Restricted Payment” shall be such Fiscal Quarter for which internal financial statements are available.  MIRMA will prepare such internal financial statements pertaining to a Fiscal Quarter as soon as is reasonably practicable following the end of such Fiscal Quarter.

B. Interpretation of Indenture Provisions Governing Application of Rents and Treatment of Lessor Notes

MIRMA has been informed that:

a)              as a result of the bankruptcy filing by the Debtors, the Lease Indenture Trustee, applied rent paid by MIRMA to the Lessor Notes in accordance with Section 3.3 of the Indenture;

b)             as a result of the application of Section 3.3 of the Indenture by the Lease Indenture Trustee, some Lessor Notes were paid down in advance of their originally scheduled amortization, and other Lessor Notes received less than originally scheduled amortization;

c)              the Lease Indentures contemplate that the parties thereto be restored to their former positions and rights upon the emergence of MIRMA from bankruptcy and the assumption by MIRMA of its obligations under the Operative Documents, but the Indentures do not describe precisely how such restoration is to occur with respect to Lessor Notes.

Accordingly, the Owner Lessors, the Pass Through Trustee, the Lease Indenture Trustee and MIRMA agree on the methodology set forth on Schedule A to this Exhibit One for the restoration of the payment schedule of the Lessor Notes, pursuant to which, as of June 30, 2006, the originally anticipated principal balances of each Owner Lessor will be restored.  The parties agree that the methodology is consistent with the Operative Documents, the most reasonable interpretation of the Lease Indentures with respect to the aforementioned issues and fair to each direct and indirect holder of Lessor Notes, provided that such methodology remains subject to final adjustment upon finalization and resolution of appropriate changes, if any, relating to professional fee and expense reimbursement, Alternative Rent and interest.

Such methodology shall be employed commencing with the December 2005 rent payment by MIRMA and MIRMA shall make, subject to the limitations set forth in the terms of the Proposed Treatment, the necessary payments to employ such methodology regardless of whether the assumption of the MIRMA Leases is effective on or before December 30, 2005.

The parties will seek the Bankruptcy Court’s approval of such methodology as being consistent with the Operative Documents, the most reasonable interpretation of the Indentures with respect to the aforementioned issues, and fair to each direct and indirect holder of Lessor Notes.

Distribution Date: 12/30/2005

	Morgantown							Dickerson					Consolidated Totals
	OL1	OL2	OL3	OL4	OL5	OL6	OL7	OL1	OL2	OL3	OL4		Morgantown	Dickerson	Total
Allocation Among Lessor Notes:

Funds Available for Allocation
Orig. Rent to be Paid (Incl. Equity)	12,260,399	9,925,085	3,553,707	3,553,707	1,486,448	1,981,931	2,477,414	7,193,166	957,580	957,580	1,654,854		35,238,693	10,763,181	46,001,874
IT Fee Repayment	3,003,519	2,431,421	809,690	809,690	338,966	451,954	564,943	1,735,547	227,632	227,632	399,005		8,410,183	2,589,817	11,000,000
Indemnity Payment	432,841	350,395	295,790	295,790	103,950	138,600	173,251	230,257	31,127	31,127	97,744		1,790,616	390,256	2,180,872
Indemnity Payment for Default Interest	209,672	169,735	0	0	3,729	4,971	6,214	18,843	2,477	2,477	4,338		394,321	28,134	422,455
Total Indemnity Payment	642,513	520,130	295,790	295,790	107,679	143,571	179,465	249,100	33,604	33,604	102,082		2,184,938	418,390	2,603,328
Total Cash to be Allocated	15,906,432	12,876,635	4,659,187	4,659,187	1,933,093	2,577,457	3,221,822	9,177,813	1,218,817	1,218,817	2,155,941		45,833,813	13,771,388	59,605,201

Series A Lessor Notes
Beginning Balance	33,837,562	27,392,312	15,165,260	15,165,260	6,441,056	8,588,075	10,735,094	149,688,182	4,357,958	4,357,958	20,888,746		117,324,617	179,292,844	296,617,461
Pay to A PTC	15,906,432	12,876,635	73,266	73,266	284,236	378,981	473,727	8,635,479	302,557	302,557	1,208,904		30,066,543	10,449,496	40,516,039
Base Interest Component	1,459,245	1,181,293	654,002	654,002	277,771	370,361	462,951	6,455,303	187,937	187,937	900,827		5,059,624	7,732,004	12,791,628
Default Interest	209,672	169,735	0	0	0	0	0	17,731	868	868	2,497		379,407	21,964	401,371
Interest Component	1,668,916.84	1,351,028.08	654,002	654,002	277,771	370,361	462,951	6,473,034	188,805	188,805	903,325		5,439,031	7,753,968	13,192,998
Principal Component	14,237,515	11,525,607	(580,736)	(580,736)	6,465	8,620	10,776	2,162,445	113,752	113,752	305,579		24,627,512	2,695,528	27,323,040
Ending Balance	19,600,047	15,866,705	15,745,995	15,745,995	6,434,591	8,579,454	10,724,318	147,525,737	4,244,206	4,244,206	20,583,167		92,697,105	176,597,316	269,294,421
Originally Scheduled Balance	12,829,996	10,386,187	15,745,995	15,745,995	6,434,591	8,579,454	10,724,318	147,525,737	4,244,206	4,244,206	20,583,167		80,446,536	176,597,316	257,043,852
(Deficiency)/Surplus	(6,770,051)	(5,480,518)	(0)	(0)	0	(0)	(0)	(0)	(0)	(0)	0		(12,250,569)	(0)	(12,250,569)
	(67,700.51)	(54,805.18)
Series B Lessor Notes
Beginning Balance	128,317,711	103,876,243	30,580,134	30,580,134	4,019,338	5,359,117	6,698,896	9,425,751	16,520,379	16,520,379	15,723,017		309,431,571	58,189,526	367,621,097
Pay to B PTC	0	0	27,713	27,713	198,774	265,032	331,290	542,334	916,260	916,260	903,218		850,522	3,278,072	4,128,594
Base Interest Component	5,854,496	4,739,354	1,395,219	1,395,219	183,382	244,510	305,637	430,050	753,742	753,742	717,363		14,117,815	2,654,897	16,772,713
Default Interest	0	0	0	0	152	203	254	1,112	1,609	1,609	1,840		610	6,170	6,780
Interest Component	5,854,496	4,739,354	1,395,219	1,395,219	183,535	244,713	305,891	431,162	755,351	755,351	719,203		14,118,425	2,661,067	16,779,492
Principal Component	(5,854,496)	(4,739,354)	(1,367,506)	(1,367,506)	15,240	20,319	25,399	111,173	160,909	160,909	184,016		(13,267,903)	617,005	(12,650,898)
Ending Balance	134,172,207	108,615,596	31,947,640	31,947,640	4,004,098	5,338,797	6,673,497	9,314,579	16,359,470	16,359,470	15,539,001		322,699,474	57,572,521	380,271,995
Originally Scheduled Balance	139,061,676	112,573,737	31,947,640	31,947,640	4,004,098	5,338,797	6,673,497	9,314,579	16,359,470	16,359,470	15,539,001		331,547,085	57,572,520	389,119,605
(Deficiency)/Surplus	4,889,469	3,958,141	0	0	(0)	(0)	0	0	(0)	(0)	(0)		8,847,611	(1)	8,847,610

Series C Lessor Notes
Beginning Balance	98,939,250	80,093,679	26,206,863	26,206,863	20,601,432	27,468,576	34,335,719	0	0	0	0		313,852,382	0	313,852,382
Pay to C PTC	0	0	516,847	516,847	1,397,448	1,863,264	2,329,080	0	0	0	0		6,623,485	0	6,623,485
Base Interest Component	4,976,644	4,028,712	1,318,205	1,318,205	1,036,252	1,381,669	1,727,087	0	0	0	0		15,786,775	0	15,786,775
Default Interest	0	0	0	0	3,576	4,768	5,960	0	0	0	0		14,305	0	14,305
Interest Component	4,976,644	4,028,712	1,318,205	1,318,205	1,039,828	1,386,438	1,733,047	0	0	0	0		15,801,080	0	15,801,080
Principal Component	(4,976,644)	(4,028,712)	(801,358)	(801,358)	357,620	476,826	596,033	0	0	0	0		(9,177,594)	0	(9,177,594)
Ending Balance	103,915,894	84,122,391	27,008,222	27,008,222	20,243,812	26,991,749	33,739,687	0	0	0	0		323,029,977	0	323,029,977
Originally Scheduled Balance	105,771,992	85,624,946	27,008,222	27,008,222	20,243,812	26,991,749	33,739,686	—	—	—	—		326,388,629	0	326,388,629
(Deficiency)/Surplus	1,856,098	1,502,555	0	0	0	(0)	(1)	—	—	—	—		3,358,652	0	3,358,652

Aggregate Lessor Notes												#
Aggregate Paid to PTC	15,906,432	12,876,635	617,826	617,826	1,880,458	2,507,277	3,134,097	9,177,813	1,218,817	1,218,817	2,112,123		37,540,550	13,727,568	51,268,119
Aggregate Base Interest Component	12,290,384	9,949,359	3,367,426	3,367,426	1,497,405	1,996,540	2,495,675	6,885,353	941,679	941,679	1,618,190		34,964,214	10,386,901	45,351,115
Aggregate Default Interest Component	209,672	169,735	0	0	3,729	4,971	6,214	18,843	2,477	2,477	4,338		394,321	28,134	422,455
Aggregate Interest Component	12,500,057	10,119,094	3,367,426	3,367,426	1,501,133	2,001,511	2,501,889	6,904,195	944,156	944,156	1,622,527		35,358,535	10,415,035	45,773,570
Aggregate Principal Component	3,406,375	2,757,542	(2,749,600)	(2,749,600)	379,325	505,766	632,208	2,273,617	274,661	274,661	489,595		2,182,015	3,312,534	5,494,548

Cash to OL for Return Maintenance	0	0	4,041,362	4,041,362	52,635	70,179	87,725	1	(0)	(0)	43,819	#	8,293,263	43,819	8,337,083

Distribution to Pass-Through Trust Certificates:

	A PTC 8.625%	B PTC 9.625%	C PTC 10.06%
Original Principal Face Amount	454,000,000	435,000,000	335,000,000
Beginning Princ. Out. (excl. unpaid int.)	296,617,461	367,621,097	313,852,382
Interest Due (this period)	13,192,998	16,779,492	15,801,080
Principal Paid	27,323,040	(12,650,898)	(9,177,594)
Ending Princ. Out. (excl. unpaid int.)	269,294,421	380,271,995	323,029,977
Originally Scheduled Ending Balance	257,043,852	389,119,605	326,388,629
(Deficiency)/Surplus	(12,250,569)	8,847,610	3,358,652

Distribution Date:  6/30/2006

	Morgantown								Dickerson				Consolidated Totals
	OL1	OL2	OL3	OL4	OL5	OL6	OL7		OL1	OL2	OL3	OL4	Morgantown	Dickerson	Total
Allocation Among Lessor Notes:

Funds Available for Allocation
Orig. Rent to be Paid (Incl. Equity)	12,260,399	9,925,085	10,547,573	10,547,573	1,486,448	1,981,931	2,477,414		7,193,166	1,066,775	1,066,775	1,654,854	49,226,424	10,981,572	60,207,995
IT Fee Repayment	0	0	0	0	0	0	0		0	0	0	0	0	0	0
Indemnity Payment	74,891	59,891	(0)	(0)	0	(0)	(0	)#	(0)	(0)	(0)	0	134,783	(0)	134,783
Indemnity Payment for Default Interest	67,701	54,805	0	0	(0)	0	0		0	0	0	(0)	122,506	0	122,506
Total Indemnity Payment	142,592	114,697	0	0	0	0	0		0	0	0	0	257,288	0	257,288
Total Cash to be Allocated	12,402,991	10,039,782	10,547,573	10,547,573	1,486,448	1,981,931	2,477,414	#	7,193,166	1,066,775	1,066,775	1,654,854	49,483,712	10,981,572	60,465,284

Series A Lessor Notes
Beginning Balance	19,600,047	15,866,705	15,745,995	15,745,995	6,434,591	8,579,454	10,724,318		147,525,737	4,244,206	4,244,206	20,583,167	92,697,105	176,597,316	269,294,421
Pay to A PTC	7,725,089	6,253,644	6,444,258	6,444,258	285,498	380,664	475,830		6,768,189	211,179	211,179	945,887	28,009,241	8,136,435	36,145,675
Base Interest Component	845,252	684,252	679,046	679,046	277,492	369,989	462,486	#	6,362,047	183,031	183,031	887,649	3,997,563	7,615,759	11,613,322
Default Interest	67,701	54,805	0	0	(0)	0	0	#	0	0	0	(0)	122,506	0	122,506
Interest Component	912,953	739,057	679,046	679,046	277,492	369,989	462,486		6,362,047	183,031	183,031	887,649	4,120,068	7,615,759	11,735,828
Principal Component	6,812,137	5,514,587	5,765,212	5,765,212	8,006	10,675	13,343		406,141	28,148	28,148	58,238	23,889,172	520,675	24,409,848
Ending Balance	12,787,910	10,352,118	9,980,783	9,980,783	6,426,585	8,568,780	10,710,975		147,119,596	4,216,058	4,216,058	20,524,928	68,807,933	176,076,641	244,884,573
Originally Scheduled Balance	12,787,910	10,352,118	9,980,783	9,980,783	6,426,585	8,568,780	10,710,975		147,119,596	4,216,058	4,216,058	20,524,928	68,807,933	176,076,641	244,884,573
(Deficiency)/Surplus	—	—	—	—	—	—	—		—	—	—	—	0	0	0

Series B Lessor Notes
Beginning Balance	134,172,207	108,615,596	31,947,640	31,947,640	4,004,098	5,338,797	6,673,497		9,314,579	16,359,470	16,359,470	15,539,001	322,699,474	57,572,521	380,271,995
Pay to B PTC	1,232,138	997,445	1,457,611	1,457,611	182,687	243,583	304,478		424,978	746,401	746,401	708,967	5,875,553	2,626,746	8,502,300
Interest Component	6,121,607	4,955,587	1,457,611	1,457,611	182,687	243,583	304,478		424,978	746,401	746,401	708,967	14,723,164	2,626,746	17,349,910
Principal Component	(4,889,469)	(3,958,141)	0	0	0	0	0		0	0	0	0	(8,847,610)	0	(8,847,610)
Ending Balance	139,061,676	112,573,737	31,947,640	31,947,640	4,004,098	5,338,797	6,673,497		9,314,579	16,359,470	16,359,470	15,539,001	331,547,084	57,572,521	389,119,605
Originally Scheduled Balance	139,061,676	112,573,737	31,947,640	31,947,640	4,004,098	5,338,797	6,673,497		9,314,579	16,359,470	16,359,470	15,539,001	331,547,084	57,572,521	389,119,605
(Deficiency)/Surplus	—	—	—	—	—	—	—		—	—	—	—	0	0	0

Series C Lessor Notes
Beginning Balance	103,915,894	84,122,391	27,008,222	27,008,222	20,243,812	26,991,749	33,739,687		0	0	0	0	323,029,977	0	323,029,977
Pay to C PTC	3,370,872	2,728,801	1,358,514	1,358,514	1,018,264	1,357,685	1,697,106		0	0	0	0	12,889,756	0	12,889,756
Interest Component	5,226,969	4,231,356	1,358,514	1,358,514	1,018,264	1,357,685	1,697,106		0	0	0	0	16,248,408	0	16,248,408
Principal Component	(1,856,097)	(1,502,555)	0	0	0	0	0		0	0	0	0	(3,358,652)	0	(3,358,652)
Ending Balance	105,771,992	85,624,946	27,008,222	27,008,222	20,243,812	26,991,749	33,739,687		0	0	0	0	326,388,629	0	326,388,629
Originally Scheduled Balance	105,771,992	85,624,946	27,008,222	27,008,222	20,243,812	26,991,749	33,739,687		—	—	—	—	326,388,629	0	326,388,629
(Deficiency)/Surplus	—	—	—	—	—	—	—		—	—	—	—	0	0	0

Aggregate Lessor Notes
Aggregate Paid to PTC	12,328,100	9,979,890	9,260,383	9,260,383	1,486,448	1,981,931	2,477,414		7,193,166	957,580	957,580	1,654,854	46,774,550	10,763,181	57,537,731
Aggregate Interest Component	12,261,529	9,926,000	3,495,171	3,495,171	1,478,442	1,971,257	2,464,071		6,787,025	929,432	929,432	1,596,616	35,091,640	10,242,506	45,334,145
Aggregate Principal Component	66,571	53,891	5,765,212	5,765,212	8,006	10,675	13,343		406,141	28,148	28,148	58,238	11,682,910	520,675	12,203,585

Cash to OL for Return Maintenance	74,891	59,891	1,287,190	1,287,190	0	0	(0)		0	109,195	109,195	(0)#	2,709,162	218,391	2,927,553

Distribution to Pass-Through Trust Certificates:

	A PTC 8.625%	B PTC 9.625%	C PTC 10.06%
Original Principal Face Amount	454,000,000	435,000,000	335,000,000
Beginning Princ. Out. (excl. unpaid int.)	269,294,421	380,271,995	323,029,977
Interest Due (this period)	11,735,828	17,349,910	16,248,408
Principal Paid	24,409,848	(8,847,610)	(3,358,652)
Ending Princ. Out. (excl. unpaid int.)	244,884,573	389,119,605	326,388,629
Originally Scheduled Ending Balance	244,884,573	389,119,605	326,388,629
(Deficiency)/Surplus	—	—	—

Exhibit Two

Mirant Mid-Atlantic

FIXED CHARGE COVERAGE RATIO CALCULATION

For Most Recently Ended Period of Four Fiscal Quarters

($’s in 000’s)

	Actual						Projected
	06/30/04	09/30/04	12/31/04	03/31/05	06/30/05	09/30/05	12/31/05	03/31/06	06/30/06	09/30/06	12/31/06	12/31/07

Consolidated Net Income (loss) before interest and taxes	(438,298)	(447,161)	106,011	47,146	123,574	(50,955)	(44,240)	99,232	77,191	364,594	351,621	402,249
ADD: Deprecation and Amortization	61,071	61,717	62,121	62,047	62,131	62,375	63,243	64,123	65,022	66,121	66,687	67,285

ADD: Other Non-Cash Charges
MTM (Gains) / Losses - Reversal of Actual	77,938	96,090	74,963	98,357	(972)	243,307	247,579	189,446	254,025	(26,436)	(8,794)	14,879
Goodwill Impairment	499,178	499,178	—	—	—	—	—	—	—	—	—	—
MINUS:
Extraordinary gains (losses)	—	240	240	240	240	—	—	—	—	—	—	—
Non-cash revenue	—	—	—	—	—	—	—	—	—	—	—	—
Restructuring charges or other non-recurring items (expenses)	5,888	8,202	2,899	3,015	2,812	872	1,834	2,118	1,535	1,161	970	—
ADD: LEASE PAYMENTS INCLUDED IN NET INCOME (GAAP) Based on Filing with SEC Resumes and 50 basis point adder removed 8/1/05 (1)	96,534	102,083	103,326	104,569	105,811	100,537	100,505	99,257	98,010	97,730	96,514	96,514
Consolidated EBITDA (2)	302,311	320,349	349,560	315,374	293,596	356,136	368,921	454,177	495,783	503,169	506,998	580,926

LESS: Capital Expenditures (other than expenditures relating to the construction of new fixed assets) (3)	(103,149)	(25,243)	(42,109)	(56,260)	(73,268)	(78,381)	(66,439)	(82,064)	(107,338)	(136,852)	(151,544)	(131,384)

ADD: Capital Expenditures paid with proceeds of Consolidated EBITDA from an earlier period to the extent the amount was reserved in cash during an earlier period and was treated as being made during that period (3)	—	3,972	31,316	48,762	73,268	69,296	41,952	24,506	—	—	—	—
ADD: Capital Expenditures financed with the proceeds of Subordinated Indebtedness, contributions to the equity of the Facility Lessee or its Subsidiaries, Restricted Payments, the proceeds of Permitted Indebtedness described in clause (a) of the definition (4)	—	—	—	—	—	6,602	15,619	38,109	64,572	84,880	97,158	97,635
CASH FLOW AVAILABLE FOR FIXED CHARGES	199,162	299,078	338,767	307,876	293,596	353,653	360,052	434,728	453,017	451,196	452,613	547,177
Interest Expense with respect to Indebtedness excluding Intercompany Loans and Subordinated Indebtedness, but including (a) the net costs under interest rate hedging agreements, (b) capitalized interest, and (c) the interest portion of deferred payment obligations	—	—	—	—	—	—	—	—	—	—	—	—
ADD: Mandatory scheduled payments and sinking fund payments on any Indebtedness (other than Intercompany Loans and Subordinated Indebtedness)	—	—	—	—	—	—	—	—	—	—	—	—
ADD: Lease Payment Obligations which are Scheduled To Be Paid (i.e.: Cash Payment Amount - includes 50 basis point adder related to period MIRMA was not a registered company.):
Reporting Cessation 50 basis point adder	4,305	5,074	5,033	5,002	4,972	4,003	2,759	1,517	275	—	—	—
Lease Payment Obligations (excluding Reporting Cessation 50 basis point adder)	122,574	122,037	121,500	119,223	116,945	116,475	116,005	111,108	106,210	105,940	105,671	112,348
TOTAL FIXED CHARGES	126,879	127,111	126,533	124,225	121,917	120,478	118,765	112,625	106,485	105,940	105,671	112,348

FIXED CHARGES COVERAGE RATIO	1.57	2.35	2.68	2.48	2.41	2.94	3.03	3.86	4.25	4.26	4.28	4.87

(1)   The Reporting Cessation 50 basis point adder was first accrued and booked in September 2004 and included a ‘catch-up’ amount for prior periods.

(2)   Non-cash revenues and expenses including mark-to-market (“MTM”) and, post emergence, non-cash revenues and expenses associated with fresh-start accounting are excluded from Cash Available for Fixed Charges.

(3)   During the four quarter period ended 06/30/05, MIRMA incurred $73,268 of Capital Expenditures ($3,972 in the quarter ended 09/30/04; $27,344 in the quarter ended 12/31/04; $17,446 in the quarter ended 03/31/05; and $24,506 in the quarter ended 06/30/05), which amount was paid with cash generated and retained by MIRMA between the Petition Date (07/14/03) and 06/30/04. The amount of $73,268, along with the amount of Capital Expenditures incurred during the four quarter period ended 06/30/04 ($73,268 + $29,881 = $103,149), is included in the amount of Capital Expenditures subtracted from Consolidated EBITDA during the four quarter period ended 06/30/04.  A portion of the $73,268 is then added back during the ensuing quarters four quarter look-back period as the added back amount builds to $73,268 and then rolls off.

(4)   Amounts reflect Restricted Payments associated with Morgantown and Dickerson Capital Expenditures.  Line item amounts to include commitments, and funding from MAI Preferred Shares, not otherwise accounted for as a Restricted Payment.

Note: FCCRs based on actual results through 8/31/05 and estimated results for the month of 9/05.  Projections begin as of 10/05 and are based on 6/30/05 curves and include the effects of a partial shutdown of Potomac River.  Projections exclude the effects of 4Q05 Morgantown outage.

Exhibit Three

I. Information to be provided quarterly:

1)                                      Balance sheet, income statement and cash flow statement for MIRMA (unconsolidated), Chalk Point, and Potomac River prepared in accordance with U.S. GAAP.  Statements are to reflect both quarterly and cumulative year-to-date amounts.

2)                                      A summary of capital expenditures broken down into categories (e.g.: environmental, maintenance, construction, other) for the MIRMA power plants as well as on the Facilities (i.e., the Dickerson and Morgantown leased assets).

3)                                      Operating statistics for each Facility by unit (e.g., availability, capacity, power production {MW-hr}, heat rate, average prices per MW-hr).

4)                                      Balance sheet and Income statement for MIRMA consolidated.

The information to be provided quarterly as described above shall be provided within 45 days after the close of the preceding quarter.

II. Information to be provided annually:

1)                                      Projected 3-year income statement, balance sheet and cash flow statement for MIRMA, Chalk Point, and Potomac River.

The projections are to summarize capital expenditures into categories (e.g.: environmental, maintenance, construction, other) for the MIRMA power plants as well as on the Facilities (i.e., the Dickerson and Morgantown leased assets).

The projections are to summarize the projected energy prices, operating statistics (eg, capacity, availability, power production) assumptions.

The projections are to describe projected information on a month by month basis for at least the first calendar year of the three-year plan.

The projection information is for supplemental purposes only and is not being provided as part of or in connection with the FCCR calculations.

2)                                      The projections are to be delivered to the Owner Lessors within 30 days of the date that they are finalized and approved by Mirant including, if required, approval from Mirant’s Board of Directors.

This Exhibit is not intended to diminish the informational requirements currently in the Operative Documents.

Exhibit Four

Additional Cure Obligations

1.                                       Alternative Rent (as defined in the Leases), due and owing pursuant to Section 3.4 of the Facility Leases due to a Reporting Cessation by MIRMA.  The amount of such outstanding obligation includes the Alternative Rent for the period from July 1, 2005 through July 25, 2005 (total of $332,231.98).  Such amounts remain subject to final resolution by the parties or the Bankruptcy Court.

2.                                       Interest, at the Overdue Rate, on unpaid Alternative Rent due and owing as of December 30, 2003 and June 30, 2004, which were not delivered to the Trustee until December 29, 2004 (total of $363,835.02).  Such amounts remain subject to final resolution by the parties or the Bankruptcy Court.

3.                                       A reinstatement of Letters of Credit to cure breach of requirement to provide “Qualifying Credit Support” pursuant to §17(d) of the Leases and §5.13 of the Participation Agreement. The Indenture Trustee shall return to MIRMA any and all cash collateral held upon reinstatement of the Letters of Credit.

4.                                       Officer’s Certificate stating that insurance policies required to be maintained under section 11.4 of the Leases and Section 5.12 of the Participation Agreements have been maintained.

5.                                       Officer’s Certificate as required by §5.2 of the Participation Agreement that there are no other existing defaults, upon assumption of the MIRMA Leases in accordance herewith.

Exhibit “2”

Existing Security Interests, Liens, Charges, Claims, Encumbrances and Interests to be Discharged Pursuant to the Confirmation Order

Mirant Kendall, LLC

1.               Notice of Contract in favor of United Steel Structures, Inc., dated January 11, 2002, recorded January 11, 2002 as Instrument 1109 at Book 34552, Page 367, with the Middlesex South (Massachusetts) District Registry of Deeds.

2.               Notice of Contract in favor of Brand Scaffold Rental & Erection, Inc., with respect to a written contract dated May 20, 2002, recorded May 30, 2002 at Book 35566, Page 368, with the Middlesex South (Massachusetts) District Registry of Deeds.

3.               Notice of Contract in favor of Brand Scaffold Rental & Erection, Inc., with respect to a written contract dated February 15, 2002, recorded May 30, 2002 at Book 35566, Page 369, with the Middlesex South (Massachusetts) District Registry of Deeds.

4.               Notice of Contract in favor of Brand Scaffold Rental & Erection, Inc., with respect to a written contract dated January 3, 2002, recorded December 2, 2002 at Book 37212, Page 488, with the Middlesex South (Massachusetts) District Registry of Deeds.

5.               Notice of Contract in favor of Harding and Smith, with respect to a contract dated October 10, 2000, recorded June 19, 2002 at Book 35708, Page 578, as affected by Statement of Account, recorded September 17, 2002 at Book 36426, Page 504, as affected by notice of a complaint, brought by St. Paul Mercury Insurance Company, as subrogee and assignee against Mirant Kendall, LLC, among others, Middlesex Superior Court CA No. 02-5195, recorded at Book 37534, Page 192 with the Middlesex South (Massachusetts) District Registry of Deeds.

6.               Notice of Contract in favor of Mass. Electric Construction Company, with respect to a written contract dated November 5, 2000, recorded November 15, 2002 at Book 37050, Page 198.

Mirant Texas, L.P.

1.               Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated November 5, 2003, by Mirant Texas, LP, a Delaware limited partnership (f/k/a SEI Texas, L.P.), as trustor to Fidelity National Title Insurance Company, as trustee, securing the payment of one note in the principal sum of $500,000,000.00 as therein described in favor of General Electric Capital Corporation; said Deed of Trust is filed for record in Volume 549, Page 316, Official Public Records of Bosque County, Texas.

2.               Affidavit of Claim of Mechanic’s and Materialman’s Lien dated June 3, 2004 by David A. White, Claimant, on behalf of Sempco Surveying, Inc. for non-payment of survey, recorded in Volume 566, Page 655, Official Public Records of Bosque County, Texas.

Mirant Potrero, LLC

1.                                                                       APN:  Lot 1, Block 4232
Default No. / Date:  04-2890 / 6/30/04
Amt. to redeem:  $5,974.05 (10/31), $6,048.11 (11/30)

2.                                                                       APN:  Lot 7, Block 4232
Default No. / Date:  04-28292 / 6/30/04
Amt. to redeem:  $28,180.62 (10/31), $28,529.97 (11/30)

3.                                                                       APN:  Lot 8, Block 4232
Default No. / Date:  04-2893 / 6/30/04
Amt. to redeem:  $28,200.55 (10/31), $28,550.14 (11/30)

4.                                                                       APN:  Lot 9, Block 4232
Default No. / Date:  04-02894 / 6/30/04
Amt. to redeem:  $28,215.68 (10/31), $28,566.47 (11/30)

5.                                                                       APN:  Lot 1, Block 4240
Default No. / Date:  04-2896 / 6/30/04
Amt. to redeem:  $6,124.51 (10/31), $6,200.44 (11/30)

6.                                                                       APN:  Lot 1, Block 4239
Default No. / Date:  04-02895 / 6/30/04
Amt. to redeem:  $6,124.51 (10/31), $6,200.44 (11/30)

7.                                                                       APN:  Lot 2, Block 4175
Default No. / Date:  04-02888 / 6/30/04
Amt. to redeem:  $11,194.90 (10/31), $11,333.68 (11/30)

Mirant Zeeland, LLC

1.               Mortgage for $56,200,000 dated November 5, 2003 in favor of General Electric Capital Corporation by Mirant Zeeland, LLC (f/k/a SE1 Michigan, LLC) recorded November 7, 2003 in the Official Public Record of Ottawa County, Michigan under Liber 4329, Page 776.

Mirant Delta, LLC

1.               Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated November 5, 2003 by Mirant Delta, LLC, a Delaware limited liability company (f/k/a Southern Energy Delta, LLC), as trustor to Fidelity National Title Insurance Company, as trustee, securing the payment of one note in the

2

principal sum of $500,000,000.00 as therein described in favor of General Electric Capital Corporation; said Deed of Trust is filed for record in the Official Records of Contra Costa County, California, Instrument No. 2003-561017

3

Exhibit “3”

MIRMA Lease Plan Treatment

Dated November 30, 2005

On September 30, 2005, after notice and hearing, the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, issued an order pursuant to section 1125 of the Bankruptcy Code approving the Second Amended Disclosure Statement (the “Disclosure Statement”) relating to the Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) of Mirant Corporation (“Mirant”) and its affiliated debtors and debtors-in-possession (together with Mirant, the “Debtors”).  Capitalized terms used but not defined herein shall have the meanings provided for in the Plan.

As a result of negotiations among the Debtors, the MIRMA Owner/Lessors and the MIRMA Indenture Trustee, the Debtors have proposed an alternate treatment (“Proposed Treatment”) for the MIRMA Leases that the Debtors believe is more favorable to the MIRMA Owner/Lessors and the holders of the Pass-Through Certificates (as defined in the Disclosure Statement) than the treatment contained in Section 14.6 of the Plan.

Interpretations;

Acknowledgements:

The Debtors contend that certain contractual provisions contained in the Operative Documents (as defined in the MIRMA Leases) are subject to uncertain meaning or are otherwise in dispute. To avoid the costs and uncertainty of continued perpetuation of such situation, including in regards to potential litigation regarding the appropriate interpretation of such contractual provisions, it is intended that the Bankruptcy Court will confirm, in connection with the assumption of the MIRMA Leases, that the interpretation and meaning of such provisions are as set forth below.

Exhibit One sets forth the interpretations to specified provisions of the Operative Documents. Exhibit Two (which will be submitted to the Bankruptcy Court in connection with approval of the terms hereof) sets forth the Fixed Charge Coverage Ratio calculations as of June 30, 2005, incorporating the interpretations set forth in Exhibit One. Conforming clarification to Exhibit GG to the Participation Agreement (and elsewhere as appropriate) will be ordered to be made to the extent appropriate to give effect to Exhibit One and the other terms of this Agreement.

Consent
Decree:	The Owner Lessors shall not oppose a Consent Decree that is consistent with the definition thereof set forth below:

For purposes hereof, the “Consent Decree” shall mean an agreement or settlement with the DOJ, the EPA, and the environmental agencies of the respective states of Virginia and Maryland with respect to NOx emissions, either in the form of a consent decree or otherwise, the terms of which shall include (i) representations that MIRMA wholly owns Mirant Chalk Point LLC, and the real estate on which the Morgantown and Dickerson facilities are located, and occupies and operates the Morgantown and Dickerson facilities pursuant to facility lease agreements, dated December 19, 2000, with a consortium of owner/lessors; (ii) with respect to the Morgantown and Dickerson leased facilities, NOx emissions rate and NOx tonnage limits and other terms and conditions that affect the operation or ownership of the leased facilities that are no more restrictive than those contained in the Consent Decree dated September 24, 2004; (iii) combined NOx emissions limitations for the MIRMA facilities permitting the operation of such facilities consistent with the historical operations after taking into account planned and other commercially reasonable capital expenditures and the installation of two SCRs at Morgantown on or before May 1, 2007 and May 1, 2008, respectively, with equipment specifications and warranties as previously disclosed to the Owner Lessors; (iv) that, in the event of a separation from the other MIRMA facilities, the Morgantown and Dickerson leased facilities together or individually shall have NOx emissions limitations permitting the operation of such facilities at commercially desirable outputs after taking into account market conditions, planned and other commercially reasonable capital expenditures and, in the event of an individual separation, Morgantown, for the period covered by the current NOx emissions allocations, would not be required to purchase NOx emissions credits in excess of the NOx emissions allocations for such facility existing on the date hereof, and (v) in the event of a separation from the other MIRMA facilities, the loss of the ability of the operator of the Morgantown and/or Dickerson facilities to claim emissions credits shall only apply to NOx.

Restriction
On Additional
Lessor Notes:

Section 12.1(a)(viii) of the Participation Agreement(s) shall be amended to add a requirement for any Supplemental Financing (as defined in the Participation Agreement) that, in addition to the other requirements of Section 12.1, such will be permitted only if, (i) after giving effect to such Supplemental Financing, either (x) the Facility Lessee (as defined in the Participation Agreements) shall have, at such time, a credit rating of at least BBB- from S&P and Baa3 from Moody’s or (y) the Fixed Charge Coverage Ratio (as defined in the Participation Agreements) shall be at least 2.5 to 1 historically (4 quarters) and prospectively (two four quarter

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periods) and (ii) the MIRMA/Owner Lessors consent (in their sole and absolute discretion) to any Supplemental Financing.
Shared Facilities
Agreements:

Obligations under the Shared Facilities Agreement (as defined in the Participation Agreements) shall be (in addition to existing rights) secured by a lien and easement on the assets subject to the Shared Facilities Agreement. Such lien and easement shall be subject in all respects to an easement, reciprocal shared facilities agreement and springing lien each granted in favor of MIRMA providing MIRMA with all use, rights and benefits of the subject assets that exist on the date hereof in the event remedies are exercised with respect to such newly created lien. The liens and easement granted pursuant to this provision shall be at no cost to MIRMA; provided that MIRMA shall seek a waiver of any and all recording and similar taxes pursuant to section 1146(c) of the Bankruptcy Code.

Contribution of
Mirant Potomac
River and Mirant
Peaker:

Mirant Corporation shall cause Mirant Peaker and Mirant Potomac River to become wholly owned subsidiaries of Mirant Chalk Point instead of MIRMA as part of the Plan. It is expected that Mirant Peaker will merge into Mirant Chalk Point. Without limiting MIRMA’s rights under the Operative Documents, MIRMA agrees to continue to observe all corporate formalities and take other appropriate action(s) to preserve the separate legal identities of it and its subsidiaries, including Mirant Potomac River.

Contribution of
MAI Series A
Preferred Shares:

The MAI Series A Preferred Shares to be issued by MAI – to provide credit support for the installation of control technology relating to SO2 emissions – and related put rights will be issued to MIRMA directly in connection with the consummation of the Plan. The terms of the MAI Series A Preferred Shares shall be consistent with the description thereof included in the Disclosure Statement.

General

And Tax

Indemnities:

The respective general and tax indemnities provided to the MIRMA/Owner Lessors and their affiliates shall be amended (to the extent necessary) to indemnify them in connection with any of the interpretations to the lease documentation contemplated hereby other than for those claims relating to the allocation of rent or the

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treatment of or the application of rent payments to the Lessor Notes (as defined in the Participation Agreements). Without limiting the foregoing, such amendment would not expand or reduce the scope of the existing indemnities; provided, however, that the indemnities solely as they relate to the interpretations to the MIRMA Leases documentation contemplated hereby shall be based upon the law existing as at the date hereof.

Restoration and

Other Payments:

MIRMA agrees, subject to Bankruptcy Court approval as being reasonable and appropriate, to pay directly, to each of (i) the Lease Indenture Trustee for the collective benefit of the Pass Through Trust Certificate Holders provided that the Lease Indenture Trustee or the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, and (ii) collectively the MIRMA/Owner Lessors an amount equal to $6.5 million for the MIRMA/Owner Lessors and $6.5 million to the Lease Indenture Trustee. Such monies payable to the Lease Indenture Trustee for the benefit of the Pass Through Trust Certificate Holders shall be paid to the Pass Through Trust Certificate Holders, net of interest and distribution costs, pro-rata by outstanding principal balance of such certificates as of December 30, 2005.

The MIRMA/Owner Lessors contend that the post-petition application of payment to the Lessor Notes of rent payments made by MIRMA under the MIRMA Leases has resulted in damages to them, including but not limited to, delays in receiving scheduled equity payments and/or the loss of other consideration due pursuant to the terms of the MIRMA Leases. To remedy this situation, MIRMA agrees, as part of the cure provided for the assumption of the MIRMA Leases and subject to Bankruptcy Court approval as being reasonable and appropriate, to pay to the MIRMA/Owner Lessors an amount not to exceed (provided that the MIRMA Leases are assumed on or before December 30, 2005) $4.9 million (the “Restoration Payment”), subject to the MIRMA/Owner Lessors providing adequate support. To the extent that the Leases are not assumed on or before December 30, 2005, the Restoration Payment may require adjustment.

Reimbursement of

Fees and

Expenses:

MIRMA agrees, as part of its cure obligations in connection with the assumption of the MIRMA Leases, to pay, as Supplemental Lease Rent (as defined in the Participation Agreement), all reasonable and documented legal and consulting fees and related

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expenses incurred by the MIRMA/Owner Lessors and, provided that the Lease Indenture Trustee and the Pass Through Trustee do not oppose implementation of the treatment of the MIRMA transaction as set forth herein or confirmation of the Plan as modified hereby, the Lease Indenture Trustee and the Pass Through Trustee, in connection with the bankruptcy cases. As of October 31, 2005, such amounts for the MIRMA/Owner Lessors and the Pass Through Trust Certificate Holders are estimated to be approximately $10 million and $11 million, respectively. In addition, provided neither the Lease Indenture Trustee nor the Pass Through Trustee opposes implementation of the treatment of the MIRMA transactions set forth herein or confirmation of the Plan, MIRMA agrees to pay, subject to Bankruptcy Court approval, the reasonable and documented professional fees of the Ad Hoc Committee not to exceed $250,000. The fees of the Lease Indenture Trustee and the Pass Through Trustee referenced in this paragraph shall include a reserve of $250,000 to be paid to the Lease Indenture Trustee and used for its fees and expenses (including those of its agents), including but not limited to, responding to and addressing inquiries or other communications (if any) from any Pass Through Trust Certificate holder regarding the MIRMA Treatment, from and after the Effective Date. Any amounts unused by the Lease Indenture Trustee or the Pass Through Trustee shall be returned to MIRMA on December 30, 2006. MIRMA shall also reimburse, during such period, any reasonable fees and expenses incurred by the Lease Indenture Trustee or the Pass Through Trustee in excess of the reserve.

Treatment of

Payments:

All amounts paid by MIRMA with respect to Settlement Fees, Reimbursement of Fees or the Restoration Payment shall not be construed as Fixed Charges (as defined in the Participation Agreements) and shall not be considered as part of the definition of the Fixed Charge Coverage Ratio.

Additional
Information
& Reporting
Requirements:

In addition to the financial information required to be delivered by MIRMA under the terms of Section 5.1 of the Participation Agreements, on a quarterly basis MIRMA shall provide the MIRMA/Owner Lessors with operating information specified in Exhibit Three. During the continuance of a Lease Indenture Event of Default (as defined in the Participation Agreements), MIRMA shall provide such operating information to the Lease Indenture Trustee concurrently with delivery to the MIRMA/Owner Lessors (subject to appropriate confidentiality).

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Existing Terms

Remain

Unchanged:

Except as otherwise set forth herein and as described in Exhibit One attached hereto, upon assumption of the MIRMA Leases, all existing terms and conditions of the Operative Documents shall remain unchanged and enforceable and the existing provisions of Section 14.6 of the Plan shall be null and void except for Sections 14.6(a)(i) and 14.6(b)(i) and (ii), which shall remain.

Cures:

Subject to satisfaction of the conditions set forth in this Agreement and as otherwise set forth on the Cure Exhibit, which is annexed hereto as Exhibit Four, no other breach or default requiring cure or any other condition exists to the assumption of any of the Leases pursuant to section 365 of the Bankruptcy Code under any of the Operative Documents. As indicated on the Cure Exhibit, it is understood that certain items remain subject to final resolution by parties or the Bankruptcy Court.

PTC Rating:

MIRMA will use commercially reasonable efforts to seek to have the Certificates rated by S&P and Moody’s at the same time the notes issued by New MAG Holdco are rated and shall thereafter use commercially reasonable efforts to seek to maintain such rating by S&P and Moody’s at all times by taking appropriate measures, including paying the annual fees owed to such rating agencies.

Additional Credit

Support:

Standby Letters of Credit pursuant to Section 5.13 of the Participation Agreements shall be maintained pursuant to such Section 5.13, and at any time the Certificates are rated below investment grade by either S&P or Moody’s, such Standby Letters of Credit shall be increased to an amount of at least $75 million and shall be maintained at least at that level.

Implementation:

Implementation of the terms hereof (together with cure of defaults as set forth herein) shall constitute a settlement of all disputes between MIRMA and each of the MIRMA/Owner Lessors, the Pass Through Trustee and the Lease Indenture Trustee to the extent that each does not object to such implementation.

Implementation of the terms hereof is subject to (i) the consent of the Owner Lessors, and (ii) an order of the Bankruptcy Court ordering and approving the terms hereof and the substantial consummation of a plan of reorganization for MIRMA that is materially consistent with the Plan as modified hereby. In the event that Bankruptcy Court approval is not obtained and the Plan

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is not substantially consummated, the provisions hereof shall be null and void and the parties shall be returned to their prior positions and nothing contained herein shall constitute an admission of any of the parties.

In the event that the Lease Indenture Trustee or Pass Through Trustee objects to any provision hereof, MIRMA reserves the right to seek to implement the terms hereof pursuant to MIRMA’s plan of reorganization as set forth in the Plan and Disclosure Statement.

The Bankruptcy Court will hear the matters contained in this term sheet in connection with the assumption of the MIRMA Leases as contemplated by the Plan at the confirmation hearing on December 1, 2005. Without prejudice to any rights or defenses of the Debtors, the Bankruptcy Court will entertain an objection to approval of the provisions of this term sheet from a Pass Through Certificate Holder if such objection is filed after November 30, 2005, but before 12 noon Central Standard Time on December 8, 2005. If an objection is interposed, the Bankruptcy Court will hear such objection as early as is practicable on December 9, 2005. If no objection is filed timely, it is anticipated that the Bankruptcy Court will enter the confirmation order on December 8, 2005 and will order that the 10 day stay of the confirmation order provided by Rule 3020(e) of the Bankruptcy Rules will expire at 4:00 p.m. Central Standard Time on December 9, 2005.

The Confirmation Order as it relates to the MIRMA Leases and order approving the terms hereof shall be mutually agreeable to the parties hereto shall contain such findings of fact and conclusions of law as may be reasonably necessary to implement the terms hereof, including an order finding that (i) notice was sufficient, (ii) that existing section 365(b)(2)(A) ipso facto defaults are unenforceable, (iii) all other defaults have been cured, (iv) that rents were allocated and disbursed properly by the Lease Indenture Trustee during the chapter 11 cases, and (v) that the interpretations set forth on Exhibit One are correct constructions of the Operative Documents.

Miscellaneous:

Subject to the implementation of this Agreement, the MIRMA/Owner Lessors, Owner Participants, the Lease Indenture Trustee and the Pass Through Trustee, to the extent each does not object to the implementation of the terms hereof, shall be added to the parties receiving exculpation under Section 17.4 of the Plan.

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